As filed with the Securities and Exchange Commission on January 18, 2006
                                      An Exhibit List can be found on page II-3.
                                                     Registration No. 333-124217



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                     --------------------------------------
                               AMENDMENT NO. 7 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------



                             THOMAS EQUIPMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      3531                   58-3565680
    --------------------        ------------------       --------------------
      (State or other           (Primary Standard          (I.R.S. Employer
      Jurisdiction of               Industrial           Identification No.)
     Incorporation or             Classification
       Organization)               Code Number)

                            1818 North Farwell Avenue
                               Milwaukee, WI 53202
                                 (312) 224-8812
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 David M. Marks,
                                    Chairman
                            1818 North Farwell Avenue
                               Milwaukee, WI 53202
                                 (312) 224-8812
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     --------------------------------------
                                   Copies to:
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                     --------------------------------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed Maximum     Proposed Maximum
        Title of each class of securities           Amount to be      Offering Price Per       Aggregate          Amount of
                 to be registered                    Registered           Security(1)        Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value (2)                      1,250,000             $4.50           $  5,625,000         $   662.06
Common Stock, $.0001 par value                          4,000,000             $4.50           $ 18,000,000         $ 2,118.60
Common Stock, $.0001 par value                            167,360             $4.00           $    669,440         $    78.79
------------------------------------------------------------------------------------------------------------------------------------
Total                                                   5,417,360                             $ 24,294,440        *$ 2,859.45
====================================================================================================================================

*     $16,843.09 Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 19, 2005, which was $4.50 per share, except with respect to 167,360 shares for which the date and price are July 13, 2005, and $4.00.

(2) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase warrants.


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 18, 2006


                             Thomas Equipment, Inc.
                            Up to 5,417,360 Shares of
                                  Common Stock

      This prospectus relates to the resale by the selling stockholders of up to 5,417,360 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock that they are offering.

      We currently have 21,250,000 shares of common stock outstanding, of which 4,167,360 shares are being resold in this offering. Additionally, up to 4,895,000 additional shares are issuable upon exercise of outstanding options, none of which are being offered for sale; 6,794,395 shares are issuable upon exercise of outstanding warrants, of which 1,250,000 shares are being offered for sale; 8,333,333 shares are issuable upon conversion of our series A preferred stock, none of which are being offered for sale and 21,965,000 shares are issuable upon conversion of outstanding debt and related interest, none of which are being offered for sale.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. All costs associated with this registration will be borne by us.


      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol TEQI. As of January 17, 2006, the closing price of our common stock was $3.00.


            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 11


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                 The date of this Prospectus is JANUARY 18, 2006

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.


      As used throughout this prospectus, the terms "Thomas Equipment," "we," "us," "our", "successor", "successor business" or "successor company" refer to Thomas Equipment, Inc., a Delaware corporation. The terms "Thomas Equipment Limited", "predecessor", "predecessor business" or "predecessor company" refer to Thomas Equipment Limited, an unaffiliated company, whose business and certain assets we acquired effective October 1, 2004. The term "Pneutech" refers to Pneutech Inc. and its subsidiaries, which we acquired on February 28, 2005. The historical financial statements for the periods prior to October 1, 2004 and summaries thereof appearing in this prospectus are those of our predecessor company.

      Our functional currency is the Canadian dollar. Amounts reported throughout this prospectus in U.S. dollars are translated at various period end rates, average period rates or specific transaction rates, as appropriate. Other amounts not related to results of operations or financial condition have been translated to U.S. dollars at the September 30, 2005 rate of $0.8601 per Canadian dollar.


                             Thomas Equipment, Inc.

      We operate through two business segments, Thomas Equipment and Pneutech.


      Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to our industrial and construction products, Thomas manufactures a complete line of potato harvesting and handling equipment. Thomas Equipment also operates five retail stores - three in Atlantic Canada, one in Presque Isle, Maine, and one in Lynnwood, Illinois.


      Pneutech and its subsidiaries are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech is a strategic supplier to Thomas, as well as 15,000 other active customers. During the year ended June 30, 2005, Pneutech supplied Thomas with approximately $4 million in hydrostatic transmission equipment (8% of Pneutech's sales and 8% of Thomas' cost of sales during that period). Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components.

      Our principal executive offices are located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202. Our telephone number is (312) 224-8812.

                                  The Offering

Common stock outstanding before
the offering .....................  21,250,000 shares


Common stock offered by selling
stockholders......................  Up to 5,417,360 shares assuming exercise of 1,250,000 outstanding common stock
                                    purchase warrants (1,000,000 shares
                                    issuable at $3.00; and 250,000 shares
                                    issuable at $4.00), by the selling
                                    stockholders. This number would represent approximately 24.1% of our total outstanding stock, assuming the issuance of all such shares.

Common stock to be outstanding
after the offering................  Up to 22,500,000 shares.


Use of proceeds...................  We will not receive any proceeds from the sale of the common stock hereunder. We will, however, receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants or options. See "Use of Proceeds" for a complete description.

OTCBB Symbol......................  TEQI

                         SUMMARY OF RECENT TRANSACTIONS

Reorganization of Maxim Mortgage Corporation to Thomas Equipment, Inc.

      On October 11, 2004, Thomas Equipment, Inc., formerly Maxim Mortgage Corporation, entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc., and Thomas Ventures Inc., both of which were formed in 2004 for the purposes of the asset acquisition described below. Prior to the reorganization, Maxim Mortgage Corporation had no active business operations. Under the terms of the agreement, we acquired 100% of the common stock of Thomas Equipment 2004 and Thomas Ventures in exchange for the issuance by us of 16,945,000 common shares (approximately 94% of the outstanding shares immediately after the reorganization).

      Immediately prior to the reorganization, Thomas Equipment 2004, Inc. issued an aggregate of 12,945,000 shares of its common stock to 13 accredited investors, including certain of our officers, directors and principal stockholders, for an aggregate consideration of $129,450, and Thomas Ventures, Inc. issued an aggregate of 4,000,000 shares of its common stock to four accredited investors, including our principal stockholder, for an aggregate consideration of $2,000,000. The prices paid for shares of Thomas Equipment 2004 and Thomas Ventures were arbitrarily determined and did not bear any relationship to asset values or any other objective criteria of value. Shares of these two companies were exchanged on a one-for-one basis with shares of Thomas Equipment upon consummation of the reorganization. Current officers, directors and principal stockholders of Thomas Equipment, who beneficially own in the aggregate approximately 77% of the outstanding common stock of Thomas Equipment, owned the following shares of common stock of Thomas Equipment 2004, Inc. and Thomas Ventures, Inc.:

      Thomas Equipment 2004, Inc.
      ---------------------------------------------------------------------

      Name                                                          Shares
      ----                                                          ------

      Frank P. Crivello                                          6,746,706
      Frank P. Crivello SEP IRA                                  2,000,000
      4237901 Canada Inc. (owned by Clifford Rhee)               2,875,294
      David Marks                                                  500,000

      Thomas Ventures, Inc.
      ---------------------------------------------------------------------

      Name                                                          Shares
      ----                                                          ------

      Frank P. Crivello                                          3,740,000
      J.A.V.L. Investments (Jeffrey Araj)                          200,000
      Frank P. Crivello SEP IRA                                     10,000

Acquisition of Operating Assets from Predecessor Business - Thomas Equipment Limited


      On November 9, 2004, Thomas Equipment 2004 acquired the business, fixed assets and inventory of Thomas Equipment Limited, an unrelated company, for $37,182,000 (including transaction costs), effective as of October 1, 2004. The purchase price of the assets was funded with cash consideration totalling $18,119,000 which was sourced from loans received from Laurus Master Fund, Ltd. and cash received from our founders for common stock. The balance of the purchase price of $19,063,000 was financed with the predecessor (Thomas Equipment Limited) and its parent company (McCain Foods Limited), with a predecessor take back note of $2,260,000; capital lease financing provided by the predecessor of $5,254,000; the sale of preferred shares of our subsidiary Thomas Equipment 2004, Inc. of $8,370,000 to McCain; and the balance of $3,179,000 was a short term note payable to the predecessor due in three payments starting one month after closing and then each of the two following months, which payments have been made.

      The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between Thomas Equipment 2004 and Thomas Equipment Limited, made as of October 1, 2004. Immediately before the acquisition of Thomas Equipment 2004 and Thomas Ventures, we had minimal business operations and sought a new line of business to create value for our shareholders. Prior to November 2004, Clifford Rhee, then president of Pneutech Inc. and currently president of Thomas Equipment and Pneutech, became aware that Thomas Equipment Limited had an interest in disposing of the Thomas Equipment Limited assets. The purchase price for the assets was based upon the net book value of the assets. Mr. Rhee negotiated for the purchase of the assets by Pneutech, but funding for the acquisition by Pneutech was not available. It was determined by Mr. Rhee that funding would be more readily available if the company were publicly traded. Mr. Rhee initially considered including both Pneutech and the Thomas Equipment Limited assets in a public vehicle, but ultimately determined it would be more practical to include only the Thomas Equipment Limited assets. After a period of time operating Thomas Equipment and Pneutech as separate entities, it was determined that the entities should be combined, since Pneutech was already a supplier to Thomas Equipment.

      Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Fund, Ltd, pursuant to which we sold convertible debt, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus were:

      o A secured convertible minimum borrowing note with a principal amount of $8,000,000, which is convertible to common stock at a price of $1.50 per share;

      o A secured convertible revolving note with a principal amount not to exceed $16,000,000, including the minimum borrowing amount, which is convertible to common stock at a price of $1.50 per share;

      o A secured convertible term note with a principal amount of $6,000,000, which is convertible to common stock at a price of $1.50 per share;

      o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share; and

      o 1,980,000 shares of our common stock for a total purchase price of $19,800.

      On January 26, 2005, Thomas Equipment and Laurus amended certain terms of the original agreements to increase the maximum principal amount of the secured convertible revolving note to $20,000,000. In addition, we issued to Laurus a common stock purchase warrant exercisable to purchase 400,000 shares of our common stock for a period of seven years at a price of $2.25 per share.


      On November 16, 2005, Thomas Equipment and Laurus amended the agreements to increase the maximum principal amount of the secured convertible revolving note to $22,000,000.

Acquisition of Operating Businesses - Pneutech, Inc. and Subsidiaries

      On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. Upon the closing, Pneutech also redeemed all of its 929 preference shares and 530,000 special shares, which were owned by 3156176 Canada, Inc., for an aggregate of $508,000. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech.

Roynat Merchant Capital Inc.

      Concurrently with the acquisition of Pneutech, in order to refinance existing debt of Pneutech and to fund the acquisition by us, we entered into financing agreements with Roynat Merchant Capital Inc. Roynat Capital Inc., an affiliate of Roynat Merchant Capital, had provided financing to Pneutech which was terminated upon the closing of the acquisition. In connection therewith, on the closing the following transactions occurred:

      o Roynat Capital was paid $2,259,000 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Roynat Capital was paid $1,008,000 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;

      o Roynat Capital was paid $3,227,000 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;

      o we sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343,000; and

      o we issued warrants to Roynat Merchant Capital Inc. to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share.

      The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

Laurus Master Fund, Ltd.

      Concurrently with the acquisition of Pneutech, Laurus and Thomas Equipment amended certain terms of the original agreements, including the following:

      o we issued to Laurus an additional secured convertible term note in the principal amount of $1,900,000, which is convertible to common stock at a price of $1.50 per share;

      o we issued to Laurus a common stock purchase warrant for 150,000 shares of common stock exercisable for a period of seven years at a price of $2.25 per share; and

      o the payments on the previously issued secured convertible term note in the principal amount of $6,000,000 were delayed until July 1, 2005, at which time the initial monthly payment in the amount of $206,896 is due and is due each month thereafter until the note is paid in full.

For a complete description of each of the foregoing transactions, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

Royal Bank of Canada


      On June 15, 2005, Pneutech entered into a credit facilities agreement with the Royal Bank of Canada. Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the credit agreement. Under the terms of the credit agreement, Pneutech has been provided with a CD$15,000,000 revolving credit facility and Pneutech and its subsidiaries have also been provided an additional CD$750,000 revolving lease line of credit. The Credit Agreement became effective on August 12, 2005. The proceeds of the credit facility were used to repay Pneutech's obligations to HSBC Bank Canada and existing obligations of the subsidiaries to Royal Bank of Canada.

      Pneutech is permitted to borrow an amount based upon its eligible accounts receivable and eligible unencumbered inventory, as defined in the credit agreement. The loans will generally accrue interest at the bank's prime rate, plus 0.50%, which is payable monthly in arrears. The obligations under the credit agreement are secured by all of the assets of Pneutech and its subsidiaries, including but not limited to inventory and accounts receivable. In addition, Thomas Equipment provided a guarantee of all obligations under the credit agreement. The obligations under the credit agreement are payable in full on March 30, 2006.


Recent Events


      On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated as of November 9, 2004 between the Company and Laurus was terminated in its entirety. As a result of such agreement, we are no longer required to register all of the shares of common stock held by Laurus or underlying options, warrants and convertible debt held by them.

      Previously, we were not in compliance with our obligations to register the shares of common stock held by or issuable to Laurus. However, Laurus had previously waived, through October 31, 2005, the imposition of all penalties under the Registration Rights Agreement and its right to accelerate payment of our obligations. In consideration for this waiver, we paid Laurus a fee of $898,000, which was less than the damages we would have incurred while not in compliance through October 31, 2005. This fee was recorded in our first quarter of fiscal 2006 (quarter ended September 30, 2005). In addition, as this amount was included in an over-advance from Laurus under our revolving credit facility with them, the fee did not have a material impact on our liquidity.

      In connection with the October 28, 2005 agreement, the Company and Laurus also agreed:

o To remove from our agreements all adjustments to the interest rate payable on the convertible debt resulting from changes in the trading price of our common stock;

o To remove the requirement that the shares be registered before they can be used for repayment of the convertible debt obligations; and

o To remove from our agreements the provisions related to the convertible debt that adjust the fixed conversion price in the event that we issue common stock at a lower price than the fixed conversion price and to replace such provisions with traditional anti-dilution provisions.

      In full consideration for all amounts due or which might otherwise have become due to Laurus pursuant to the Registration Rights Agreement, we paid Laurus a fee of $600,000. We have analyzed the amendments to the Laurus debt agreements in accordance with EITF Issue 96-19. Based on this analysis, the amendments do not represent a debt extinguishment and the $600,000 fee to Laurus will be deferred and amortized over the remaining term of the loans.

      On January 9, 2006, the Company and Laurus amended certain terms of the original agreements to provide for an additional non-convertible secured term note in the principal amount of $4,640. In connection with the loan, we paid Laurus a fee of $640. The Company pledged to Laurus its interest in its wholly-owned subsidiary, Thomas Equipment Asia Co. Ltd. as additional security. In addition, entities controlled by the Company's President and Chairman pledged certain shares of the Company's common stock which they own as additional security. The term note bears interest at 10% per annum. 115% of the outstanding principal amount, together with any accrued and unpaid interest, is due and payable on the earlier of (i) July 9, 2006 or (ii) the consummation of any offering of the Company's common stock to a Person other than Laurus.


      As of January 18, 2006, we are not currently in compliance with our obligations to register the shares of common stock underlying the 1,000,000 warrants issued to Roynat Merchant Capital Inc. Under the Registration Rights Agreement with Roynat, because this registration statement was not effective by August 31, 2005, we began to incur damages of $50,000 per month. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $600,000. We are currently seeking a waiver from Roynat in order to mitigate any damages.

      As of January 18, 2006, we have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of our Series A Preferred Stock. Because that required registration statement was not filed and effective by October 19, 2005, we began, since October 20, 2005, to incur damages of 1% per month of the face amount of the preferred stock of $25,000,000. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $13,500,000. Furthermore, if the registration statement is not effective by April 19, 2006, the holders of the series A preferred stock have the option to require redemption with a 10% premium. We are currently seeking a waiver from the holders in order to mitigate any damages.






                     REMAINDER OF PAGE INTENTIONALLY BLANK

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
         (In thousands of U.S. dollars, except share and per share data)

      The following three pages contain selected financial information related to (a) the successor company Thomas Equipment (since our inception on October 1, 2004), (b) our predecessor company Thomas Equipment Limited, (c) Pneutech which we acquired on February 28, 2005, and (d) pro forma combined condensed statement of operations information as if Pneutech had been acquired as of July 1, 2004. For a more detailed discussion of the businesses and the acquisitions you should refer to the overview section in Management's Discussion and Analysis.


      The summary historical financial data of the Successor as of September 30, 2005 and for the three months ended September 30, 2005 has been derived from our unaudited consolidated financial statements.


      The summary historical financial data of the Successor as of June 30, 2005 and for the nine months ended June 30, 2005 has been derived from our audited consolidated financial statements.


      The summary historical financial data of the Predecessor as of June 30, 2004 and 2003 and for each of the years then ended and for the three months ended September 30, 2004 has been derived from the audited financial statements of our predecessor company.


      The summary historical financial data of Pneutech as of February 28, 2005 and for the four months then ended has been derived from Pneutech's unaudited consolidated interim financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for that period. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year or any future period. The summary historical financial data of Pneutech as of October 31, 2004 and 2003 and for each of the two years then ended has been derived from the audited financial statements of Pneutech.


      Our unaudited consolidated financial statements (the Successor) as of September 30, 2005 and for the three months ended September 30, 2005, our audited consolidated financial statements (the Successor) as of June 30, 2005 and for the nine months ended June 30, 2005, the audited financial statements of the Predecessor as of June 30, 2004 and for the three months ended September 30, 2004 and for each of the two years in the period ended June 30, 2004, and the audited consolidated financial statements of Pneutech as of October 31, 2004 and for each of the two years in the period then ended and the unaudited consolidated financial statements of Pneutech as of February 28, 2005 and for the four months then ended are included elsewhere in this prospectus.



      The summary pro forma combined condensed statement of operations information has been derived from the unaudited pro forma combined condensed statements of operations included elsewhere in this prospectus, which have been prepared by our management from our financial statements, from the historical financial statements of our predecessor, Thomas Equipment Limited, and the historical financial statements of Pneutech, which are also included in this prospectus. The unaudited pro forma combined condensed statements of operations reflect adjustment as if the financing required in the acquisition of certain assets of Thomas Equipment Limited and the acquisition of Pneutech, including the effects of certain financing and refinancing related to the Pneutech acquisition, had occurred on July 1, 2004. In addition, the effects of an October 28, 2005 amendment to certain finance agreements has been reflected therein. The pro forma adjustments are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The summary pro forma financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the acquisition of Pneutech actually been consummated on July 1, 2004 and do not purport to indicate results of operations as of any future date or for any future period.

      The following data should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Statement Of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of our predecessor company, the financial statements of Pneutech and our consolidated financial statements included elsewhere in this prospectus.

      Because the following is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements from which this information was derived and their explanatory notes and Management's Discussion and Analysis, before making an investment decision.




      THOMAS EQUIPMENT AND PREDECESSOR BUSINESS (THOMAS EQUIPMENT LIMITED)



                                                  Successor Business        |                     Predecessor Business
                                             ----------------------------   |    ---------------------------------------------------
                                             Three Months     Nine Months   |     Three Months
                                                 Ended           Ended      |        Ended          Year Ended         Year Ended
                                               Sept. 30,        June 30,    |      Sept. 30,          June 30,          June 30,
                                                  2005            2005      |         2004             2004               2003
                                             ------------    ------------   |    ------------       ------------       ------------
Statement of Operations Data:                                               |
   Revenues                                  $     26,115    $     60,133   |    $     13,857       $     55,705       $     49,274
   Gross profit                                     4,578          10,166   |           2,087              8,146              5,659
   Operating income (loss)                          3,661         (12,905)  |          (1,088)            (6,916)              (982)
   Net income (loss)                               15,149         (78,747)  |          (1,602)           (11,555)            (1,020)
                                                                            |
Common Share Data:                                                          |
   Net income (loss) attributable                                           |
     to common shareholders per share (1)                                   |
       Basic                                         0.70           (3.84)  |           (0.19)             (4.16)             (0.39)
       Diluted                                      (0.03)          (3.84)  |           (0.19)             (4.16)             (0.39)
                                                                            |
   Weighted average common                                                  |
     shares outstanding                                                     |
       Basic                                   21,250,000      20,555,555   |       8,643,000          2,774,507          2,643,000
       Diluted                                 53,076,373      20,555,555   |       8,643,000          2,774,507          2,643,000
                                                                            |
Balance Sheet Data:                                                         |
   Total assets                              $     95,414    $     96,048   |          52,881       $     51,186       $     51,945
   Working capital (deficit)                       17,006          22,227   |         (26,914)           (25,223)            23,202
   Stockholders' equity (deficit)                 (56,287)        (67,129)  |         (14,094)           (11,766)           (21,667)

(1) For the three months ended September 30, 2005 and the nine months ended June 30, 2005, net loss attributable to common shareholders per share is computed after deducting dividends and accretion on preferred stock of $313 and $243, respectively.

                                    PNEUTECH
--------------------------------------------------------------------------------

                                                              Unaudited
                                                             Four Months
                                                                Ended               Year Ended             Year Ended
                                                             February 28,          October 31,             October 31,
                                                                2005                   2004                  2003
                                                              --------               --------              --------
Statement of Operations Data:
   Revenues                                                   $ 16,400               $ 49,040              $ 37,971
   Gross profit                                                  3,515                 10,882                 8,197
   Operating income                                                454                  1,849                 1,144
   Net income (loss)                                            (1,171)                   192                  (328)

Common Share Data:
   Net income (loss) per share - basic and diluted              (55.23)                  6.31                (13.27)
   Common shares outstanding                                    21,202                 30,452                24,721

Balance Sheet Data:
   Total assets                                               $ 34,390               $ 35,075              $ 28,593
   Working capital                                               1,257                  1,306                 1,875
   Stockholders' equity                                          3,256                  4,381                 3,859

--------------------------------------------------------------------------------

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following information is derived from our unaudited pro forma combined condensed statements of operations, included elsewhere in this prospectus, as if the financing required in the acquisition of certain assets of Thomas Equipment Limited and the acquisition of Pneutech, including the effects of certain financing and refinancing related to the Pneutech acquisition, had occurred on July 1, 2004. In addition, the effects of an October 28, 2005 amendment to certain finance agreements has been reflected therein. Certain pro forma adjustments and eliminations have been reflected to account for the combination and are described in the notes to the unaudited pro forma combined condensed statements of operations.


                                                                       Year
                                                                      Ended
                                                                   June 30, 2005
                                                                   ------------
Statement of Operations Data:
  Revenues                                                         $     99,834
  Gross profit                                                           17,669
  Operating (loss)                                                       (7,118)
  Net (loss)                                                            (16,944)
  Net (loss) attributable to common shareholders                        (18,194)

Common Share Data:
  Net loss per share - basic and diluted                                  (0.86)
  Common shares outstanding                                          21,250,000

        Amounts reported throughout this prospectus derived from specific financial statements are translated to U.S. dollars at various period end rates or average period rates. Other amounts not related to results of operations or financial condition have been translated into U.S. dollars at the September 30, 2005 translation rate of $0.8601 U.S. dollars per Canadian dollar.


      As noted in the financial summary above, the financial statements and Management's Discussion and Analysis of Financial Condition and Results of
    Operations amounts are stated in thousands. Amounts in all other sections of this prospectus are stated in whole dollars.

RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.


      We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.


Risks Relating to Our Business

Thomas Equipment Limited, Our Predecessor, Was in Poor Financial Condition and Had a History of Operating Losses Which Raised Substantial Doubt About its Ability to Continue as a Going Concern at the Date We Acquired Their Operating Business and Certain Assets.

      As described in Thomas Equipment Limited's financial statements, Thomas Equipment Limited was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment. Thomas Equipment Limited also had a working capital deficit and shareholder's deficiency at October 1, 2004, the date we acquired their business and certain assets. For the three months ended September 30, 2004 and the year ended June 30, 2004, Thomas Equipment Limited had sales of $13,857,000 and $55,705,000, respectively and a net loss of $1,602,000 and
$11,555,000, respectively. In their report dated August 30, 2005, Thomas Equipment Limited's independent registered public accountants, PricewaterhouseCoopers LLP indicated that the financial statements were affected by conditions and events that cast substantial doubt on Thomas Equipment Limited's ability to continue as a going concern. If we are unable to overcome these financial difficulties, our success in the future may also be in jeopardy.


We Have Experienced Significant Losses since October 1, 2004, and Must Obtain Needed Capital Through Operations or Other Sources or We Will Be Required to Curtail or Cease Certain Operations

      Since our acquisition of this business on October 1, 2004 we have also experienced negative cash flows in our first 12 months of operations.


      For the three months ended December 31, 2004, we had sales of $14,416,000 and a net loss of $55,110,000, which included non-cash items totaling approximately $55,944,000 consisting primarily of stock based compensation, depreciation, amortization of debt discount related to the issuance of options and warrants, and changes in the fair value of derivative instrument liabilities related to options, warrants and derivative investments embedded in our debt instruments.


      For the three months ended March 31, 2005, we had sales of $17,036,000 and a net loss of $60,435,000, which included non-cash items totaling approximately $58,122,000 consisting primarily of depreciation, amortization of debt discount, and changes in the fair value of derivative instrument liabilities.

      For the three months ended June 30, 2005, we had sales of $28,681,000 and a net income of $36,798,000, which included non-cash gains, net of non-cash charges, totaling approximately $45,575,000 consisting primarily of unrealized gains on derivative instruments ($46,776,000), offset by depreciation, and amortization of debt discount.


      For the three months ended September 30, 2005, we had sales of $26,115,000 and net income of $15,149,000, which included non-cash gains, net of non-cash charges, totaling approximately $18,037,000 consisting primarily of unrealized gains on foreign exchange ($4,659,000) and derivative instruments ($14,293,000), offset by depreciation and amortization of debt discounts.


      As of January 12, 2006, we are not currently in compliance with our obligations to register the shares of common stock issuable to Roynat or to holders of our convertible series A preferred stock. Failure to do so may allow the holders of the preferred stock to accelerate the payment of the amounts due to them, plus repayment premiums. In addition, penalties have begun, since October 20, 2005, to accrue at a rate of approximately $300,000 per month.



      Our ability to continue as a going concern and to meet our obligations as they fall due is dependant upon timely collection of receivables, our ability to secure additional financing as required and upon attaining profitable operations. Although we believe we have sufficient funding in place to enable us to continue as a going concern for at least the next 12 months, there is no assurance that our collections will be timely or that we will have access to available borrowings if needed in the future. The failure to obtain any such needed capital could cause us to curtail or cease particular operations.

We Have in the Past and May in The Future Acquire Other Businesses Which Could be Difficult to Integrate, Thereby Reducing Our Opportunities For Success.

      During the nine months ended June 30, 2005, we completed the acquisitions of the business and certain assets of Thomas Equipment Limited and the acquisition of Pneutech. In the future, we may acquire or make strategic investments in other complementary businesses. We have limited experience in acquiring or investing in other businesses and we may not be successful in completing, financing, or integrating an acquired business into our existing operations.

      Any such acquisitions could involve the dilutive issuance of equity securities or the incurrence of debt. In addition, although we have not experienced any of these problems to date, the acquisition of businesses pose numerous additional risks, such as:

      o     unanticipated costs associated with the acquisition or investment;
      o     diversion of management time and resources;
      o problems in assimilating and integrating the new business operations;
      o     potential loss of key customers or personnel of an acquired company;
      o     increased legal and compliance costs; and
      o     unanticipated liabilities of an acquired company.

      Further, although an acquired company may have already developed and marketed products, we can not assure you that the products will continue to be successful, that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to the acquired company or its products and that could materially and adversely affect our business.

We Face Intense Competition from Multinational Manufacturers, Which Could Materially and Adversely Affect Pricing Policies and Resultant Profitability.

      Thomas Equipment's construction equipment product lines face competition in each of our markets. In general, each line competes with a small group of companies, all of which are larger than Thomas Equipment. In addition, the agriculture equipment industry has become significantly consolidated, which affects our ability to compete. The agriculture equipment markets in North America are highly competitive and require substantial capital outlays. We compete within these equipment markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Outside of the United States and Canada, certain competitors enjoy competitive advantages inherent to operating in their home countries.

      Our outlook depends on a forecast of our share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors' new machine or dealer owned rental fleets, leading to severe downward pressure on machine rental rates and/or used equipment prices. The environment also remains very competitive from a pricing standpoint. Additional price discounting would result in lower than anticipated price realization.

Our Sales Growth is Tied to Global Economic Conditions and Changes in Interest Rates and Currency Exchange Rates Could Affect Our Anticipated Revenue.

      We are exposed to market risk from changes in interest rates as well as fluctuations in currency. A worldwide economic recovery is now underway. If interest rates rise significantly, this recovery could be less robust than assumed, likely weakening our machinery sales.

      We currently do not engage in hedging transactions that would mitigate losses from changes in interest rates or currency fluctuation which could result in higher than expected costs or lower than expected sales.

We Rely Heavily on Commodities in the Manufacturing of Our Equipment and Price Fluctuations Can Have a Material and Adverse Affect on the Cost Structure of Our Business.


      We are exposed to fluctuations in market prices for commodities, especially steel. Due to increasing global demand for steel, coupled with steel supply constraints, we are unable to predict the potential impact of future increases in steel costs on the cost of our products, or our ability, if any, to increase the selling price of our products to cover such costs. We have not established arrangements to hedge commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices. As a result, the cost to manufacture our products may rise at a time when we are unable to increase the selling price of such products.


Our Business is Subject to Environmental Regulations, with Which the Failure to Comply Could Result in Substantial Penalties.

      We are regulated by various local and international environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could result in monetary or other penalties, resulting in unanticipated expenditures or restrictions on our ability to operate.

We Are Dependent on Third-Party Dealers for Much of Our Thomas Equipment Sales, Which Could Reduce Our Ability to Gain a Foothold in the Marketplace.

      We are attempting to build the Thomas brand through direct retail sales, dealer networks and major supply agreements with companies such as United Rental, the largest US equipment rental chain. Dealers carry inventories of both new and rental equipment and adjust those inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively. The current outlook assumes dealers will reduce inventories slightly in the coming year; more drastic reductions would adversely affect sales.


We Have Entered Into a Supply Agreement with Hyundai Heavy Industries Co., Ltd., the Loss of Which Would Result in Significantly Lower Sales Than Anticipated.


      In February 2005, we entered into an agreement with Hyundai Heavy Industries Co., Ltd. pursuant to which we were engaged as the sole and exclusive supplier of private label skid loaders, accessories and parts to be sold by Hyundai throughout the world. The initial term of the agreement with Hyundai is for two years and will be automatically renewed for successive terms of one year unless terminated. We anticipate sales to Hyundai to represent a substantial portion of our skid loader sales for the foreseeable future, although there is no minimum sales requirement contained in the agreement. The termination of the Hyundai agreement for any reason or a volume of sales which is materially below our anticipated levels would result in substantially lower sales revenue for Thomas Equipment overall.

Satisfaction of Substantial Additional Production Orders Will Require Additional Production Capacity, the Unavailability of Which Could Result in Lost Revenues and Liabilities to Customers.


      We anticipate a substantial increase in production capacity needs as a result of contracts with Hyundai and others. We are currently in the final stages of commencing production in a new production facility in Busan, South Korea to address these needs. Although this facility was completed in August 2005 and production commenced in October 2005, there can be no assurance that the facility will be capable of the production required for our customers. To the extent that the facility is not able to produce the products required in sufficient capacity, we may not be able to satisfy customer orders, which could result in lost revenues as well as potential liabilities to customers for failure to complete production of their orders. The construction costs of this facility were approximately $4,900,000, which were paid from the proceeds of our April 2005 offering of preferred stock.


A Disruption Or Termination Of Our Relationships With Certain Suppliers Could Have A Material Adverse Effect On Our Operations.

      Certain of the components included in our products are obtained from a limited number of suppliers, including in particular the engines used for our skid loaders. Disruption or termination of supplier relationships could have a material adverse effect on our operations. We believe that alternative sources could be obtained, if necessary, but the inability to obtain sufficient quantities of the components or the need to develop alternative sources, if and as required in the future, could result in delays or reductions in product shipments which in turn may have an adverse effect on our operating results and customer relationships.

We May Face Product Liability Claims, Which Could Result In Losses In Excess of Our Insurance Coverage or in Our Inability to Obtain Adequate Insurance Coverage in the Future.

      Like most manufacturing companies, we may be subject to significant claims for product liability and may have difficulty in obtaining product liability insurance or be forced to pay high premiums. We currently have product liability insurance and have not been subject to material claims for product liability. However, there can be no assurance that we will be able to obtain adequate insurance in the future or that our present or future insurance would prove adequate to cover potential product claims.

Our Sales Are Subject to Numerous Political Factors, Including Terrorist Attacks Which Could Cause Unanticipated Declines in Sales.

      Political factors in the United States and abroad have a major impact on global companies. Our business outlook assumes that there will be no major terrorist attacks. If there is a major terrorist attack, confidence could be undermined, causing a sharp drop in economic activities and our sales. Attacks in major developed economies would be the most disruptive.

Risks Relating to Our Current Financing Arrangements


There are a Large Number of Shares Underlying Warrants, Options and Convertible Debt and Preferred Stock that May Be Available For Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

      As of the date of this prospectus, we had 21,250,000 shares of common stock issued and outstanding and we had convertible notes which could require the issuance of 21,965,000 additional shares of common stock to Laurus Master Fund, Ltd., convertible preferred stock which is convertible into 8,333,333 shares of common stock and options and warrants which could require the issuance of 11,689,395 additional shares of common stock. Of these shares, 5,417,360, including shares issuable upon exercise of certain of our warrants, are being registered hereunder. Upon registration, such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants and Options May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to beneficially own more than 9.99% of our outstanding common stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings, selling the shares obtained and then converting the rest of their holdings. In this way, Laurus could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes to Laurus at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.


      In November 2004, February 2005 and January 2006, we entered into various agreements, as subsequently amended, with Laurus for the sale of up to $34,540,000 principal amount of secured promissory notes. The $7,900,000 of secured convertible term notes are due and payable, with interest, on a monthly basis over a three-year period, unless sooner converted into shares of our common stock. The secured convertible revolving note and secured convertible minimum borrowing note in the maximum amount of $22,000,000 are due in three years, unless sooner converted into shares of our common stock. The $4,640,000 non-convertible secured term note is due on the earlier of either July 9, 2006 or the consummation of any offering by the Company of its common stock to a person other than Laurus. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and/or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 115%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured within the specified grace period.

If We Are Required for any Reason to Redeem Our Outstanding Series A Preferred Stock at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Redeem the Series A Preferred Stock, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      On April 19, 2005, we entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years. Any event of default such as our failure to have an effective registration statement covering the resale of the common stock underlying the Series A Preferred Stock by April 19, 2006, to pay dividends when due or our failure to observe or perform any covenant, agreement or warranty could require us to redeem the Series A Preferred Stock with a 10% premium.


      As of January 18, 2006, we have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of the Series A Preferred Stock. Because that required registration statement was not filed and effective by October 19, 2005, we began, since October 20, 2005, to incur damages of 1% per month of the face amount of the preferred stock of $25,000,000. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $13,500,000. Furthermore, if the registration statement is not effective by April 19, 2006, the holders of the series A preferred stock have the option to require redemption with a 10% premium. We are currently seeking a waiver from the holders in order to mitigate any damages.


If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, the Investors Could Take Possession of all Our and Our Subsidiaries' Assets.

      In connection with the security agreement we entered into in November 2004, as subsequently amended, we executed a stock pledge agreement in favor of Laurus granting them a first priority security interest in the common stock of our subsidiaries, all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with the lenders, the lenders have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.


We Are Incurring Penalties Under Our Registration Rights Agreement With Roynat Merchant Capital Inc., Which Will Continue Unitl the Effectiveness of the Registration Statement of Which This Prospectus Forms a Part.

      We previously sold warrants to purchase 1,000,000 shares of our common stock to Roynat Merchant Capital Inc. We were obligated to register for resale by August 31, 2005 the shares issuable upon exercise of the warrants. Although we have filed the registration statement required by our Registration Rights Agreement with Roynat, the registration statement is not yet effective and we have been incurring damages of $50,000 per month. If the registration statement never becomes effective, the maximum damages we may have to pay will aggregate approximately $600,000.

If we Sell any Securities at an Effective Price below $3.00 Per Share, the Exercise Price of Our Roynat Warrants Will be Lowered, Resulting in Additional Dilution to Shareholders

      We have allocated and registered in this offering 1,000,000 shares of common stock to cover the exercise of warrants by Roynat Merchant Capital. If we engage in a lower priced transaction than $3.00 per share while the Roynat warrants are outstanding, then the exercise price of the warrants will be adjusted to account for the dilution to Roynat and we may be required to issue additional shares of common stock to Roynat. If this occurs, the number of shares which are registered pursuant to this prospectus may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

If we Sell any Securities at an Effective Price below the Conversion Price of Our Series A Preferred Stock or Exercise Price of the related Warrants, Such Conversion and Exercises Prices Will be Lowered, Resulting in Additional Dilution to Shareholders

      If we engage in a lower priced transaction than the conversion price in our Series A Preferred Stock while the Series A Preferred Stock or warrants are outstanding, then the conversion price of the Series A Preferred Stock and exercise price of the warrants will be adjusted to account for any dilution and we may be required to issue additional shares of common stock to the holders. If this occurs, shareholders may incur substantial additional dilution as a result of the issuance of additional securities without payment.


We Are Required To Redeem or Purchase Our Subsidiary's Preference Shares, Which Will Require Us to Pay $8,601,000, Which May Not be Available or Which Would Reduce Working Capital

      In connection with our acquisition of the assets of Thomas Equipment Limited, our wholly-owned subsidiary, Thomas Equipment 2004 Inc. sold Preference Shares having a value of $8,601,000 to McCain Foods Limited, the owner of Thomas Equipment Limited. We may redeem the preference shares at any time and are required to purchase them from McCain on April 26, 2006, if not previously redeemed. We may be unable to pay such amount due to unavailability of sufficient working capital. In such event, we would be required to raise additional capital which may not be available on reasonable terms or at all or we could become subject to legal suit by McCain for payment of all amounts due to them.

Our Common Stock May be Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value Of An Investment In Our Stock.


      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

      Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the option and/or warrants. We expect to use the proceeds received from the exercise of the option and/or warrants, if any, for general working capital purposes. We do not intend to use the proceeds for any payments to our officers, directors or principal stockholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol TEQI. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. All prices have been adjusted for a one-for-40 reverse stock split effected in October 2004.



                                                                2006
                                                     ---------------------------
Common Stock                                         High          Low
--------------------------------------------------------------------------------
First Quarter Through January 17, 2006               $3.85         $3.00

                                                     ---------------------------
                                                                2005
                                                     ---------------------------
Common Stock                                         High          Low
--------------------------------------------------------------------------------
Fourth Quarter Ended December 31, 2005               $4.50         $2.60
Third Quarter Ended September 30, 2005               $4.75         $3.40
Second Quarter Ended June 30, 2005                   $6.10         $3.00
First Quarter Ended March 31, 2005                   $8.00         $3.90

                                                     ---------------------------
                                                                2004
                                                     ---------------------------
Common Stock                                         High          Low
--------------------------------------------------------------------------------
Fourth Quarter Ended December 31, 2004               $5.00         $0.40
Third Quarter Ended September 30, 2004               $2.00         $1.20
Second Quarter Ended June 30, 2004                   $2.40         $1.20
First Quarter Ended March 31, 2004                   $2.40         $0.40

                                                                2003
                                                     ---------------------------
Common Stock                                         High          Low
--------------------------------------------------------------------------------
Fourth Quarter Ended December 31, 2003               $2.80         $0.80
Third Quarter Ended September 30, 2003               $2.40         $1.20
Second Quarter Ended June 30, 2003                   $8.00         $1.60
First Quarter Ended March 31, 2003                   $3.20         $0.40



      As of December 1, 2005, there were 291 stockholders of record of our common stock. Our registrar and transfer agent is Interwest Stock Transfer, Inc.

                                DIVIDEND POLICY

      We have not adopted any policy regarding the payment of dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. All cash resources are expected to be invested in developing our business. We are not permitted to pay dividends on our common stock except with the prior consent of Laurus.

                             SELECTED FINANCIAL DATA
                      (in thousands, except per share data)

In order to understand the factors that may affect the comparability of the financial data presented below, the information set forth below should be read in conjunction with the "Summary of Recent Transactions", the "Summary Historical and Pro Forma Financial Data, the "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our audited financial statements and the audited financial statements of our predecessor, Thomas Equipment Limited, which are included elsewhere in this prospectus. The information below is not necessarily indicative of results of future operations.


The information for the three months ended September 30, 2005 is derived from our unaudited financial statements as of September 30, 2005, which are included elsewhere in this prospectus. The information for the nine months ended June 30, 2005 is derived from our audited financial statements as of June 30, 2005, which are included elsewhere in this prospectus. The information for the three months ended September 30, 2004 and for the years ended June 30, 2004 and 2003 is derived from the audited financial statements of our predecessor, Thomas Equipment Limited for those periods, which are also included elsewhere in this prospectus. The information for the year ended June 30, 2002 is derived from the audited financial statements of our predecessor, Thomas Equipment Limited for that period, which audited financial statements are not included in this prospectus. Financial data for our predecessor business for the year ended June 30, 2001 is not included below. As a wholly-owned subsidiary of McCain Foods Limited, our predecessor did not prepare stand-alone financial statements in accordance with accounting principles generally accepted in the United States of America and it is not practical for us to obtain such 2001 information at this time without unreasonable effort and expense.


                                                               Successor Business
                                                          -----------------------------
                                                             Three            Nine
                                                          Months Ended     Months Ended
                                                          September 30       June 30
                                                              2005            2005
                                                          ------------     ------------
Sales                                                     $     26,115     $     60,133
Cost of sales                                                   21,537           49,967
                                                          ------------     ------------
                                                                 4,578           10,166
                                                          ------------     ------------

SG&A expenses                                                    5,679           20,603
Provision for doubtful receivables                                  84              182
Other (income) expense                                          (4,846)           2,286
Financing expenses                                               2,805            7,836
Derivative instrument (income) expense                         (14,293)          57,854
                                                          ------------     ------------
                                                                10,571           88,761
                                                          ------------     ------------

Income (loss) before taxes                                      15,149          (78,595)
Provision for income taxes                                          --              152
                                                          ------------     ------------
Net income (loss)                                               15,149          (78,747)
Dividends and accretion on preferred stock                         313              243
                                                          ------------     ------------
Net income (loss) attributable to common shareholders     $     14,836     $    (78,990)
                                                          ============     ============
Weighted average number of common shares outstanding -
  Basic                                                     21,250,000       20,555,555
  Diluted                                                   53,076,373       20,555,555

Net income (loss) per common share -
  Basic                                                   $       0.70     $      (3.84)
  Diluted                                                        (0.03)           (3.84)

Cash dividends per common share                                   0.00             0.00

At period end:
Total assets                                                    95,414           96,048
Working capital (deficit)                                       17,006           22,227
Long-term debt obligations                                      10,947           10,608
Long-term derivative instrument obligations                     92,448          106,921

                                                                             Predecessor Business
                                                         ------------------------------------------------------------
                                                         Three Months         Year            Year           Year
                                                             Ended           Ended           Ended           Ended
                                                         September 30       June 30         June 30         June 30
                                                             2004             2004            2003            2002
                                                         ------------     -----------     -----------     -----------
Sales                                                     $    13,857     $    55,705     $    49,274     $    54,218
Cost of sales                                                  11,770          47,559          43,615          44,615
                                                          -----------     -----------     -----------     -----------
                                                                2,087           8,146           5,659           9,603
                                                          -----------     -----------     -----------     -----------

SG&A expenses                                                   4,018          12,703           9,495           8,563
Provision for doubtful receivables                                 41           1,657             197             358
Other (income) expense                                           (884)            702          (3,051)          1,552
Financing expenses                                                499           4,574             (34)            965
                                                          -----------     -----------     -----------     -----------
                                                                3,674          19,636           6,607          11,438
                                                          -----------     -----------     -----------     -----------

Income (loss) before taxes                                     (1,587)        (11,490)           (948)         (1,835)
Provision for income taxes                                         15              65              72              67
                                                          -----------     -----------     -----------     -----------
Net income (loss) attributable to common shareholders     $    (1,602)    $   (11,555)    $    (1,020)    $    (1,902)
                                                          ===========     ===========     ===========     ===========

Weighted average number of common shares outstanding -
  Basic and diluted                                         8,643,000       2,774,507       2,643,000       2,560,808

Income (loss) per common share - basic and diluted        $     (0.19)    $     (4.16)    $     (0.39)    $     (0.74)

Cash dividends per common share                                  0.00            0.00            0.00            0.00

At period end:
Total assets                                                   52,881          51,186          51,945          48,894
Working capital (deficit)                                     (26,914)        (25,223)         23,202          25,602
Long-term obligations                                              --              --          55,659          49,403

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of the financial condition and results of our operations relates to the successor company Thomas Equipment, Inc. since our inception on October 1, 2004, and to our predecessor company Thomas Equipment Limited and therefore covers periods prior and subsequent to our acquisition of the business and assets of the predecessor company. We acquired Pneutech on February 28, 2005 and its results of operations from that date are included in our operating results.


      The financial statements underlying the discussion that follows are those of the Predecessor as of June 30, 2004 and 2003 and for the three months ended September 30, 2004 and for each of the two years in the period ended June 30, 2004, the consolidated financial statements of the Successor as of September 30, 2005 and for the three months ended September 30, 2005, and as of June 30, 2005 and for the nine months ended June 30, 2005 and the consolidated financial statements of Pneutech as of October 31, 2004 and for each of the two years in the period then ended, which are included elsewhere in this prospectus. The discussion should be read in conjunction with those financial statements and the notes thereto.

      Amounts reported throughout this discussion derived from specific financial statements are translated at various period end rates, average period rates or specific transaction rates, as appropriate. Other amounts not related to results of operations or financial condition have been translated to U.S. dollars at the September 30, 2005 rate of $0.8601 per Canadian dollar.


      This discussion contains forward-looking statements that involve risks and uncertainties. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In many cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from those projected in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

           UNLESS OTHERWISE MARKED, ALL AMOUNTS ARE IN U.S. DOLLARS IN
                   THOUSANDS, EXCEPT SHARE AND PER SHARE DATA


Overview

--------------------------------------------------------------------------------

      Thomas Equipment, Inc., the successor business, has two business segments, Thomas Equipment and Pneutech.


      Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to industrial and construction products, Thomas Equipment manufactures a complete line of potato harvesting and handling equipment, and also operates five retail stores - three in Atlantic Canada, one in Presque Isle, Maine, and one in Lynnwood, Illinois. Thomas Equipment Limited originated in 1943 as a manufacturer of farm equipment and in 1964, was acquired by McCain Foods Limited. In 1969, Thomas Equipment Limited further diversified its product line with the development of the world's first hydrostatic drive skid steer loader. Today, this business manufactures a full line of skid steer loaders, attachments, screening plants, excavators, and other agricultural and industrial equipment as noted above.

      Pneutech, established in 1973, and its subsidiaries are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech is a strategic supplier to Thomas Equipment, as well as 15,000 other active customers. During the year ended June 30, 2005, Pneutech supplied Thomas with approximately $4 million in hydrostatic transmission equipment (8% of Pneutech's sales and 8% of Thomas' cost of sales during that period). Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components.

      Although a significant portion of our sales are transacted in the U.S., Korea and Europe, most of our assets and operations are in Canada and, as a result, our functional currency for recording transactions is the Canadian dollar, which is then translated into U.S. dollars for reporting purposes.


      Segment and geographic information on our revenues and property, plant and equipment is included in Note 15 to our consolidated financial statements for the three months ended September 30, 2005 and in Note 20 to our consolidated financial statements for the nine months ended June 30, 2005, included elsewhere in this prospectus.


Reorganization of Maxim Mortgage Corporation to Thomas Equipment, Inc.

      On October 11, 2004, Thomas Equipment, Inc., formerly Maxim Mortgage Corporation, entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. and Thomas Ventures Inc., both of which were formed in 2004 for the purposes of the asset acquisition described below. Prior to the reorganization:

      Maxim Mortgage Corporation had no active business operations;

      Clifford Rhee, our president and a principal stockholder, was the sole officer and director of Thomas Equipment 2004, Inc.; and

      David Marks, our Chairman and a principal stockholder, was the sole officer and director of Thomas Ventures, Inc.

      Immediately before the acquisition of Thomas Equipment 2004 and Thomas Ventures, we had minimal business operations and sought a new line of business to create value for our shareholders. Prior to November 2004, Clifford Rhee, then president of Pneutech Inc. and currently president of Thomas Equipment and Pneutech became aware that Thomas Equipment Limited had an interest in disposing of the Thomas Equipment Limited assets. The purchase price for the assets was based upon the net book value of the assets. Mr. Rhee negotiated for the purchase of the assets by Pneutech, but funding for the acquisition by Pneutech was not available. It was determined by Mr. Rhee that funding would be more readily available if the company were publicly traded. Mr. Rhee initially considered including both Pneutech and the Thomas Equipment Limited assets in a public vehicle, but ultimately determined it would be more practical to include only the Thomas Equipment Limited assets. After a period of time operating Thomas Equipment and Pneutech as separate entities, it was determined that the entities should be combined, since Pneutech was already a supplier to Thomas Equipment.

      Under the terms of the agreement, we acquired 100% of the common stock of Thomas Equipment 2004 and Thomas Ventures in exchange for the issuance by us of 16,945,000 common shares (approximately 94% of the outstanding shares immediately after the reorganization). The average share price paid for the 16,945,000 shares of Thomas Equipment 2004 and Thomas Ventures exchanged for shares of Thomas Equipment stock was $.0775. Current officers, directors and principal stockholders of Thomas Equipment, who beneficially own in the aggregate approximately 77% of the outstanding common stock of Thomas Equipment, owned the following aggregate shares of common stock of Thomas Equipment 2004, Inc. and Thomas Ventures, Inc.:

Name                                            Shares       Average Price Paid
--------------------------------------------------------------------------------
Frank P. Crivello                           10,336,706                   $.1874
Frank P. Crivello SEP IRA                    2,010,000                   $.0124
4237901 Canada Inc.
(owned by Clifford Rhee)                     2,875,294                   $  .01
David Marks                                    500,000                   $  .01

      Although we were the legal acquirer, Thomas Equipment 2004 has been identified as the accounting acquirer and as such the acquisition has been accounted for as a recapitalization. The officers and directors of Thomas Equipment 2004 and Thomas Ventures assumed similar positions with us. As a result, our consolidated financial statements represent the results of operations and cash flows of the accounting acquirer from the date of its inception, October 1, 2004.

      Immediately prior to the reorganization:


      Thomas Equipment 2004, Inc. issued an aggregate of 12,945,000 shares of its common stock to 13 accredited investors for an aggregate consideration of $129. Of such shares, 8,746,706 shares were purchased for $87 by Frank Crivello, a principal stockholder, 100,000 shares were purchased by Frank Crivello's spouse for $1, 500,000 shares were purchased for $5 by David Marks, our Chairman and a principal stockholder, and 2,875,294 shares were purchased for $28 by a corporation controlled by Clifford Rhee, our President and a principal stockholder.


      Thomas Ventures, Inc. issued an aggregate of 4,000,000 shares of its common stock to four accredited investors, for an aggregate consideration of $2,000. Of such shares, 160,000 shares were purchased by the Frank Crivello SEP IRA, and 3,590,000 shares were purchased by Frank Crivello.

      The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. The difference between the consideration received and the fair value resulted in an immediate expense of $5,520.

Acquisition of Operating Assets from Predecessor Business - Thomas Equipment Limited

      On November 9, 2004, Thomas Equipment 2004 acquired, effective as of October 1, 2004, the business, fixed assets and inventory of Thomas Equipment Limited, a wholly-owned subsidiary of McCain Foods Limited, an unrelated company, for $37,182. Thomas Equipment Limited is considered to be a predecessor business of ours. As a result, we have included discussions of its results of operations for the periods prior to the acquisition.

      Prior to acquisition, Thomas Equipment Limited was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment, and also had a working capital deficit and shareholder's deficit at the date acquired. We have obtained a flexible borrowing base in connection with the acquisition of Thomas Equipment Limited's business and certain of its assets to fund our operations which we believe will provide us with sufficient resources to operate for the next twelve months (see discussion of Liquidity and Capital Resources below).

      The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between Thomas Equipment 2004 and Thomas Equipment Limited, made as of October 1, 2004. The purchase price paid was $37,182, paid as follows:

      o $200 was paid upon execution of the acquisition agreement on October 11, 2004;

      o     $16,267 was paid in cash upon the closing of the acquisition;

      o $2,260 is payable in two equal, annual payments (commencing one year after the closing), pursuant to a promissory note which bears interest at 4% per annum;

      o $8,370 received for 1,000 Thomas Equipment 2004 preference shares that were sold on closing to McCain Foods Limited, the parent of Thomas Equipment Limited;

      o $3,179 was due in installments for inventory at October 1, 2004 in excess of $20.2 million. These installments have been paid.

      o $5,254 in capital lease obligations were entered into with Thomas Equipment Limited.

      o     $1,652 was paid for transaction costs related to the acquisition.

      In connection with the foregoing, the following agreements were also entered into:

      o Customary non-competition, non-solicitation and confidentiality agreements were granted by Thomas Equipment Limited and McCain Foods.

      o Thomas Equipment and Thomas Equipment 2004 entered into two two-year lease agreements with Thomas Equipment Limited, pursuant to which we leased three properties from Thomas Equipment Limited in Centreville, Florenceville and Grand Falls, New Brunswick and a property in Presque Isle, Maine.


      o Thomas Equipment 2004 sold to McCain 1,000 preference shares for a price of $8,370. The holder of the preference shares is entitled to receive dividends at the rate of 8% per annum, payable annually on a cumulative basis. The preference shares are redeemable at the option of Thomas Equipment 2004 or the holder, for CD$10,000 ($8,601 at September 30, 2005), plus accrued and unpaid dividends. We are required to purchase the shares from McCain on April 26, 2006, if not earlier redeemed.


      o A corporation controlled by Clifford Rhee, our new President, together with Igor Kent, Mr. Rhee's business partner, have jointly agreed to guarantee the obligations of Thomas Equipment 2004 to redeem McCain's preference shares in Thomas Equipment 2004.

In connection with the foregoing, the Company has also agreed with McCain, for certain periods of time:

      o to retain Clifford Rhee as President and Chief Executive Officer of the Company; and

      o not to reorganize, dissolve, make a voluntary assignment for the benefit of creditors or otherwise take action to seek protection from creditors.

      Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Fund, Ltd, a Cayman Islands corporation, pursuant to which we sold convertible notes, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933. The securities sold to Laurus were:

      o A secured convertible minimum borrowing note with a principal amount of $8,000, which is convertible to common stock at a price of $1.50 per share;

      o A secured convertible revolving note with a principal amount not to exceed $16,000, including the minimum borrowing amount, which is convertible to common stock at a price of $1.50 per share;

      o A secured convertible term note with a principal amount of $6,000, which is convertible to common stock at a price of $1.50 per share;

      o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share; and

      o 1,980,000 shares of our common stock for a total purchase price of $20.


      We are permitted to borrow an amount based upon eligible accounts receivable, inventory and fixed assets, as defined in the agreements with Laurus. We must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. Our obligations under the notes are secured by all of our assets. The notes mature on November 9, 2007. Annual interest on the notes is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 3.0%, provided that such annual rate of interest may not be less than 7.5%.

      The $6,000 principal amount of the secured convertible term note is repayable at the rate of $207 per month together with accrued but unpaid interest, commencing on July 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 3% premium (though no premium is charged if the payments are added to the revolving credit facility); or (ii) in shares of common stock. If paid in shares of common stock, the number of shares to be issued shall equal the total amount due, divided by $1.50. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the secured convertible term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The term note may be redeemed by us in cash by paying the holder 105% of the principal amount, plus accrued interest. The holder of the secured convertible term note may require us to convert all or a portion of the secured convertible term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.


      The $8,000 principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on November 9, 2007. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 105% of the principal amount, plus accrued interest. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

      The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. 115% of the full principal amount of the secured convertible notes are due upon default under the terms of the secured convertible notes.


      Laurus has contractually agreed to restrict its ability to convert the secured convertible notes if such conversion would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of our outstanding shares of common stock.


      On January 26, 2005, Thomas Equipment and Laurus amended certain terms of the original agreements to increase the maximum principal amount of the secured convertible revolving note to $20,000. In addition, we issued Laurus a common stock purchase warrant exercisable to purchase 400,000 shares of our common stock for a period of seven years at a price of $2.25 per share. On November 16, 2005, the agreements were further amended to increase the maximum principal amount of the secured convertible revolving note to $22,000.


      The current status of our agreements with Laurus is discussed below under the heading "Laurus Master Fund, Ltd."

Acquisition of Operating Businesses - Pneutech, Inc. and Subsidiaries

      On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. Based on the market price of our common stock when the terms of the Pneutech acquisition were agreed and announced, the common stock was valued at $3,470. The warrants were valued at $388 using the Black-Scholes option pricing model, based on the value of our common stock when the acquisition terms were agreed and announced. An additional 167,360 shares of common stock were issued as of the closing in exchange for the cancellation of approximately $494 of debt owed by Pneutech. We also paid $6,494 to repay certain Pneutech debt and preferred stock and to redeem outstanding stock warrants.

      Upon the closing, Pneutech also redeemed all of its 929 preference shares and 530,000 special shares, which were owned by 3156176 Canada, Inc., for an aggregate of $508. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech. Neither Mr. Rhee nor any other officer, director or principal stockholder of Thomas received any benefits or other consideration in connection with the acquisition of Pneutech, except as disclosed above. Since the closing of the acquisition, Mr. Rhee continues to serve as President of both the Company and Pneutech. Clifford Rhee, David Marks, Kenneth Shirley and James Patty, the members of our Board of Directors, were appointed as members of the Pneutech board upon the closing. Mr. Rhee generally negotiated on behalf of Pneutech, in concert with the other principal stockholder of Pneutech, while David Marks, chairman of Thomas, negotiated on behalf of Thomas. Mr. Rhee's conflict of interest was disclosed to the shareholders of Pneutech.

Roynat Merchant Capital Inc.

      Concurrently with the acquisition of Pneutech, in order to refinance existing debt of Pneutech and to fund the acquisition by us, we entered into financing agreements with Roynat Merchant Capital Inc. Roynat Capital Inc., an affiliate of Roynat Merchant Capital, had provided financing to Pneutech which was terminated upon the closing of the acquisition. In connection therewith, on the closing the following transactions occurred:

      o Roynat Capital was paid $2,259 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Roynat Capital was paid $1,008 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;

      o Roynat Capital was paid $3,227 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;

      o we sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343; and

      o we issued warrants to Roynat Merchant Capital Inc. to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share.


      The subordinated debenture sold to Roynat Merchant Capital Inc. was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. We repaid the debenture in full in April 2005.


      As of January 12, 2006, we are not currently in compliance with our obligations to register the shares of common stock underlying the 1,000,000 warrants issued to Roynat Merchant Capital Inc. Under the Registration Rights Agreement with Roynat, because this registration statement was not effective by August 31, 2005, we began to incur damages of $50,000 per month. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $600,000. We are currently seeking a waiver from Roynat in order to mitigate any damages.



Laurus Master Fund, Ltd.

      Concurrently with the acquisition of Pneutech, we amended certain terms of the original agreements with Laurus, as follows:

      o we issued to Laurus an additional secured convertible term note in the principal amount of $1,900, which is convertible to common stock at a price of $1.50 per share;

      o we issued to Laurus a common stock purchase warrant for 150,000 shares of common stock exercisable for a period of seven years at a price of $2.25 per share; and

      o the payments on the previously issued secured convertible term note in the principal amount of $6,000 were delayed until July 1, 2005, at which time the initial monthly payment in the amount of $207 is due and shall be due each month thereafter until the note is paid in full.


      The $1,900 principal amount of the secured convertible term note is repayable at the rate of $66 per month together with accrued but unpaid interest, commencing on July 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 3% premium (though no premium is charged if the payments are added to the revolving credit facility with Laurus); or (ii) in shares of common stock. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $1.50. If the average closing price of our common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the secured convertible term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The secured convertible term note may be redeemed by us in cash by paying the holder 105% of the principal amount, plus accrued interest. The holder of the term note may require us to convert all or a portion of the secured convertible term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

      The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.


      Laurus has contractually agreed to restrict its ability to convert all convertible notes if such conversion would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of our outstanding shares of common stock.


      On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated as of November 9, 2004 between the Company and Laurus was terminated in its entirety. As a result of such agreement, we are no longer required to register all of the shares of common stock held by Laurus or underlying options, warrants and convertible debt held by them.

      Previously, we were not in compliance with our obligations to register the shares of common stock held by or issuable to Laurus. However, Laurus had previously waived, through October 31, 2005, the imposition of all penalties under the Registration Rights Agreement and its right to accelerate payment of our obligations. In consideration for this waiver, we paid Laurus a fee of $898, which was less than the damages we would have incurred while not in compliance through October 31, 2005. This fee was recorded in our first quarter of fiscal 2006 (quarter ended September 30, 2005). In addition, as this amount was included in an over-advance from Laurus under our revolving credit facility with them, the fee did not have a material impact on our liquidity.

      In connection with the October 28, 2005 agreement, the Company and Laurus also agreed:

o To remove from our agreements all adjustments to the interest rate payable on the convertible debt resulting from changes in the trading price of our common stock;

o To remove the requirement that the shares be registered before they can be used for repayment of the convertible debt obligations; and

o To remove from our agreements the provisions related to the convertible debt that adjust the fixed conversion price in the event that we issue common stock at a lower price than the fixed conversion price and to replace such provisions with traditional anti-dilution provisions.

      In full consideration for all amounts due or which might otherwise have become due to Laurus pursuant to the Registration Rights Agreement, we paid Laurus a fee of $600. We have analyzed the amendments to the Laurus debt agreements in accordance with EITF Issue 96-19. Based on this analysis, the amendments do not represent a debt extinguishment and the $600 fee to Laurus will be deferred and amortized over the remaining term of the loans.


      On November 16, 2005, the Company and Laurus amended the agreements to increase the maximum principal amount of the secured convertible revolving note to $22,000. We paid Laurus a fee of $78.

      On January 9, 2006, the Company and Laurus amended certain terms of the original agreements to provide for an additional non-convertible secured term note in the principal amount of $4,640. In connection with the loan, we paid Laurus a fee of $640. The Company pledged to Laurus its interest in its wholly-owned subsidiary, Thomas Equipment Asia Co. Ltd. as additional security. In addition, entities controlled by the Company's President and Chairman pledged certain shares of the Company's common stock which they own as additional security. The term note bears interest at 10% per annum. 115% of the outstanding principal amount, together with any accrued and unpaid interest, is due and payable on the earlier of (i) July 9, 2006 or (ii) the consummation of any offering of the Company's common stock to a Person other than Laurus.



Series A preferred stock

      On April 19, 2005, we entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock (the "Preferred Stock"), and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years (the "Warrants"). The securities were sold for an aggregate cash consideration of $25,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. We also agreed to cause a resale registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants to be effective within six months of the closing date.

      The Preferred Stock is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The Preferred Stock may be converted at any time upon five days notice by the Preferred Stockholders. We can require the holders to convert up to 20% of their Preferred Stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from the closing date, we can redeem the Preferred Stock. If the redemption occurs in the fourth year after issuance, the redemption amount shall be 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount shall be 225% of the stated value. The holder can require us to redeem the Preferred Stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:

            o     failure to deliver common stock when required;

            o     failure to effect registration of the common stock; or

            o     a bankruptcy event.

      We paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years.

      From the net cash proceeds of approximately $23,500 from this offering, approximately $5,300 was used to repay a debenture held by Roynat Merchant Capital; approximately $4,900 was used to finance the construction of our facility in Busan, South Korea; and the balance was used to reduce our vendor payables and provide additional working capital.



      As of January 12, 2006, we have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of the Preferred Stock. Because that required registration statement was not filed and effective by October 19, 2005, we began, since October 20, 2005, to incur penalties of 1% per month of the face amount of the Preferred Stock of $25,000. If the registration statement never becomes effective, the maximum penalties we may have to pay aggregate approximately $13,500.

RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

      Although the revenue generating activities of Thomas Equipment Limited, the predecessor business, remained significantly intact after the acquisition, there have been changes in our distribution strategy, cost structure, and financing activities. Additionally, unlike the predecessor business, we do not currently engage in hedging transactions although we may do so in the future. As a result, we believe that the expenses of the predecessor business are not representative of our current business, financial condition or results of operations. Accordingly, where practicable we have included various forward looking statements regarding effects of our new operating structure.


      Segment and geographic information on our revenues and property, plant and equipment is included in Note 15 to our consolidated financial statements for the three months ended September 30, 2005 and in Note 20 to our consolidated financial statements for the nine months ended June 30, 2005, included elsewhere in this prospectus.



The discussion that follows is in the following sections:

      o Results of operations for the three months ended September 30, 2005 (successor);


      o     Results of operations for the nine months ended June 30, 2005
            (successor);

      o Results of operations for the three months ended September 30, 2004 and for the two years ended June 30, 2004 (predecessor);


       RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005

The information contained in this section is that of the successor Thomas Equipment, Inc. for the three months ended September 30, 2005 (unaudited).

-------------------------------------------------------------------
Revenues                                        $ 26,115    100.0%
  Cost of Sales                                   21,537     82.5%
Gross Profit                                       4,578     17.5%
  Selling Expenses                                 2,280      8.7%
  G&A Expenses                                     3,399     13.0%
  Provision for Doubtful Accounts                     84      0.3%
  Other (Income)                                  (4,846)   (18.6)%
Operating Income                                   3,661     14.0%
  Net Financial Expense                            2,805     10.7%
  Derivative Instruments (Income), net           (14,293)   (54.7)%
  Provision for Income Taxes                          --       --
Net Income                                        15,149     58.0%
-------------------------------------------------------------------


Revenues

      For the three months ended September 30, 2005, revenues were $26,115 (including $14,270 for Pneutech), compared with $28,681 for the fourth quarter of fiscal 2005 ended June 30, 2005. Overall sales volumes in the quarter ended September 30, 2005 were slightly lower due to seasonality.

Cost of Sales and Gross Profit

      For the three months ended September 30, 2005 cost of sales were $21,537 and include $11,385 for Pneutech. As a percentage of sales, costs of sales were 82.5% for the three months ended September 30, 2005, compared with 80.4% for the quarter ended June 30, 2005, reflecting the effect of the lower sales on the absorption of manufacturing overheads.

      As a result of the above, gross profit margin was $4,578 or 17.5%.

Selling Expenses

      For the three months ended September 30, 2005, selling expenses were $2,280 and include $958 for Pneutech. As a percentage of sales, selling costs were 8.7% which is a decrease from 9.8% during the quarter ended June 30, 2005. This decrease resulted from reduced commission costs on the lower sales for the quarter and lower travel-related and advertising costs.

General and Administrative Expenses

      For the three months ended September 30, 2005, general and administrative expenses were $3,399 and include $1,326 for Pneutech. As a percentage of sales, general and administrative costs were 13.0% which is a decrease from 16.1% during the quarter ended June 30, 2005. This decrease is a result of a reduction in professional fees related to our SEC filing start up costs

Provision for Doubtful Accounts

      Provision for doubtful accounts expense was $84 for the quarter ended September 30, 2005. Because of our limited history, we use the historical experience of our predecessor, as well as our own experience since inception, in providing for credit losses.

Other (Income) Expense, Net

      Other (income) expense, consisting primarily of foreign currency gains of $4,659 and other miscellaneous expenses, amounted to an income of $4,846 in the quarter ended September 30, 2005.

Net Financial Expense

      Net financial expense for the quarter ended September 30,2005 was $2,805 which consisted mainly of interest on credit facilities and convertible credit facilities of $1,066, a waiver fee paid to Laurus of $898, accretion of debt premiums on Laurus borrowings of $239, amortization of deferred financing fees of $132 and dividends on subsidiary preferred stock of $166.

Derivative Instruments (Income), net

      Derivative instruments (income) of $(14,293) represents the net unrealized (non-cash) change during the quarter ended September 30, 2005 in the fair value of our derivative instrument liabilities related to certain options, warrants and embedded derivatives in our debt instruments that have been bifurcated and accounted for separately.

Provision for Income Taxes

      During the quarter ended September 30, 2005, we experienced a loss for tax purposes. As we are uncertain as to whether we will be able to utilize these tax losses before they expire, we have provided a reserve for the income tax benefits associated with our net operating losses, until such time profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such assets.

Net Income

      As a result of the above, we reported a net income of $15,149 for the quarter ended September 30, 2005. After recognizing dividends and accretion of discounts and redemption premium on our series A preferred stock of $313, the net income attributable to common shareholders was $14,836.

Comprehensive Loss

      For the quarter ended September 30, 2005, we recorded a loss for currency translation adjustments of $3,994 as a result of differences in translating our financial statements in our functional currency, the Canadian dollar, into our reporting currency, the U.S. dollar.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2005.

      The information contained in this section is that of the successor Thomas Equipment, Inc. for the nine months ended June 30, 2005, which includes the four months, since acquisition, of Pneutech, Inc.


--------------------------------------------------------------------------------
Revenues                                                   $60,133      100.0%
  Cost of Sales                                             49,967       83.1%
Gross Profit                                                10,166       16.9%
  Selling Expenses                                           5,909        9.8%
  G&A Expenses                                              14,694       24.4%
  Provision for Doubtful Accounts                              182        0.3%
  Other (Income) Expense                                     2,286        3.8%
Operating Loss                                             (12,905)     (21.5%)
  Net Financial Expense                                      7,836       13.0%
  Derivative Instruments Expense, net                       57,854       96.2%
  Provision for Income Taxes                                   152        0.3%
Net Loss                                                   (78,747)    (131.0%)
--------------------------------------------------------------------------------


Revenues

      For the nine months ended June 30, 2005, revenues were $60,133 and include $18,854 for the four months of Pneutech since its acquisition. Excluding Pneutech, overall sales volumes in the quarters ended June 30, 2005, March 31, 2005 and December 31, 2004 remained relatively unchanged.

Cost of Sales and Gross Profit

      For the nine months ended June 30, 2005 cost of sales was $49,967 and include $14,974 for the four months of Pneutech since its acquisition. As a percentage of sales, cost of sales was 83.1%.

      As a result of the above, gross profit margin was $10,166 or 16.9%.

Selling Expenses


      For the nine months ended June 30, 2005, selling expenses were $5,909 and include $1,286 for the four months of Pneutech since its acquisition. As a percentage of sales, selling costs were 9.8%.


General and Administrative Expenses


      For the nine months ended June 30, 2005, general and administrative expenses were $14,694 and include $2,470 for the four months of Pneutech since its acquisition, and $6,431 related to stock-based compensation.

      At our inception and during the quarter ended December 31, 2004, we issued 16,945,000 shares to our founders for $2,451 or an average of $0.14 per share and sold 1,980,000 shares to Laurus for $20. The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. We have recorded $6,431 as an immediate expense for the difference in the values.


Provision for Doubtful Accounts

      Provision for doubtful accounts expense was $182 for the nine months ended June 30, 2005. Because of our limited history, we use the historical experience of our predecessor, as well as our own experience since inception, in providing for credit losses.

Other (Income) Expense, Net

      Other (income) expense for the nine months ended June 30, 2005 amounted to an expense of $2,286, consisting primarily of foreign currency losses of $1,557, a signing bonus/guarantee fee and directors fees of $556, and other miscellaneous items aggregating $173.

Net Financial Expense

      Net financial expense was $7,836 for the nine months ended June 30, 2005 and consisted primarily of amortization of deferred financing costs of $563, interest on capital leases of $279, interest, premiums and amortization of debt discounts related to options, warrants and derivative instruments embedded in our debt instruments of $6,119, dividends on our subsidiary's preferred shares of approximately $420 and interest charges on our subsidiaries' credit facilities of approximately $260.

Derivative Instruments Expense, net

      Derivative instruments expense of $57,854 represents the net unrealized (non-cash) change during the nine months ended June 30, 2005 in the fair value of our derivative instrument liabilities related to certain options, warrants and embedded derivatives in our debt instruments that have been bifurcated and accounted for separately.


Provision for Income Taxes

      During the nine months ended June 30, 2005, we experienced a loss for tax purposes. Our predecessor had historically experienced operating losses and management is uncertain as to whether we will be able to utilize these tax losses before they expire. As a result, we have provided a reserve for the income tax benefits associated with our net operating losses, until such time as profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such assets.

      Because certain of our subsidiaries are taxed on a stand-alone basis, had permanent timing differences and do not receive the benefits of our consolidated loss, we incurred a tax expense if $152.

Net Loss


      As a result of the above, we reported a net loss of $78,747 for the nine months ended June 30, 2005. After recognizing dividends and accretion of discounts and redemption premium on our series A preferred stock of $243, the net loss attributable to common shareholders was $78,990.


Comprehensive Loss


      For the nine months ended June 30, 2005, we recorded a loss for currency translation adjustments of $651, as a result of differences in translating our financial statements in our functional currency, the Canadian dollar, into our reporting currency, the U.S. dollar.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND FOR THE YEARS ENDED JUNE 30, 2004 and 2003.

The information contained in this section is that of the predecessor Thomas Equipment Limited for the three months ended September 30, 2004 and for the years ended June 30, 2004 and 2003.

-------------------------------------------------------------------------------------------------------------------------------
                                               Three Months
                                             Ended September                 Year Ended                   Year Ended
                                                 30, 2004                  June 30, 2004                June 30, 2003
                                             ----------------              -------------                -------------
Revenues                                          $13,857       100.0%         $55,705       100.0%         $49,274     100.0%
  Cost of Sales                                    11,770        84.9%          47,559        85.4%          43,615      88.5%
Gross Profit                                        2,087        15.1%           8,146        14.6%           5,659      11.5%
  Selling Expenses                                  1,797        13.0%           6,179        11.1%           5,810      11.8%
  G&A Expenses                                      2,221        16.0%           6,524        11.7%           3,685       7.5%
  Provision for Doubtful Accounts                      41         0.3%           1,657         2.9%             197       0.4%
  Other (Income) Expense                             (884)       (6.4%)            702         1.3%          (3,051)     (6.2%)
Operating Loss                                     (1,088)       (7.8%)         (6,916)      (12.4%)           (982)     (2.0%)
  Net Financial (Income) Expense                      499         3.6%           4,574         8.2%             (34)     (0.1%)
  Provision for Income Taxes                           15         0.1%              65         0.1%              72       0.1%
Net Loss                                           (1,602)      (11.5%)        (11,555)      (20.7%)         (1,020)     (2.0%)
-------------------------------------------------------------------------------------------------------------------------------

        The information contained in this section, "Results of Operations for the three months ended September 30 2004 and for the years ended
        June 30, 2004 and 2003" is related to our predecessor and is the only section in this MD&A that has been reviewed with management of that predecessor business, Thomas Equipment Limited, a wholly-owned subsidiary of McCain Foods Limited.

Going Concern

      The financial statements of the predecessor business, Thomas Equipment Limited, have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. This company was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment, and also had a working capital deficit and shareholder's deficiency at the date the business was acquired by Thomas Equipment.

      These conditions cast substantial doubt upon the validity of the going concern assumption. Thomas Equipment Limited's parent, McCain Foods Limited, has committed to provide financial support to ensure Thomas Equipment Limited is able to settle its obligations after the sale of its business, fixed assets and inventory to Thomas Equipment. However, this commitment is limited to Thomas Equipment Limited's remaining obligations as they become due and does not involve any continued financial support of the business now operated by Thomas Equipment.

      As a result, the ability of Thomas Equipment to continue as a going concern and to meet its obligations as they fall due is dependant upon our ability to secure additional financing as required and upon attaining profitable operations (see Liquidity and Capital Resources section below for further discussion on this matter).

Market Conditions and Company Developments in 2004

      In 2004, Thomas Equipment Limited continued to operate under challenging market conditions. The weakness of the U.S. dollar negatively impacted Thomas Equipment Limited's financial performance, as the majority of Thomas Equipment Limited's costs and expenses were incurred in Canadian dollars. In addition, escalating raw material costs, particularly steel (the world steel price index rose approximately 125% between June 2003 and June 2004) put pressure on gross margins and the uncertainty of raw material costs is expected to continue to remain a challenge for Thomas Equipment in the future.

      Thomas Equipment Limited's market share in the Canadian loader market for 2004 was approximately 3.76% compared to approximately 3.50% in 2003, based on information obtained from the Association of Equipment Manufacturers.

      2004 represented a vital year for Thomas Equipment Limited in terms of innovation. The new to market T900 Screen, which is less expensive and more mobile compared to a competitor's similar product, was developed to meet the needs and wants of customers. Product lines were also expanded to include a variety of loaders and mini skids (T320, T205, T250/ T255, 35DT).

Revenues

      For the three months ended September 30, 2004, Thomas Equipment Limited's revenues were $13,857, which on an annualized basis is similar to fiscal year 2004. Revenues increased by 13% to $55,705 for the year ended June 30, 2004 compared to $49,274 for fiscal 2003. Overall sales volumes in 2004 remained relatively unchanged from 2003, although the product mix changed due to a decision in fiscal 2004 to reduce the number of loaders being sold through the auction channel, and focus on enhancing stronger dealer relationships to allow Thomas Equipment Limited to increase its overall profitability on its sales. By the end of fiscal 2004, Thomas Equipment Limited had entirely exited the sale of loaders through the auction channel.

      The primary reasons for the increase in revenues in fiscal year 2004 compared with fiscal year 2003 relates to selling price increases to compensate for escalating raw material increases (price increases ranged between 3% - 5% depending on geographical location and product line), coupled with the weakening of the U.S. dollar, as approximately 35% of Thomas Equipment Limited sales were denominated in non-US dollar currencies (primarily the Euro and Canadian dollar) whose relative value increased in fiscal 2004 compared with fiscal 2003.

Cost of Sales and Gross Profit

      For the three months ended September 30, 2004, Thomas Equipment Limited's cost of sales was $11,770. As a percentage of sales, costs of sales were 84.9% for the three months ended September 30, 2004. This percentage is similar to that of Thomas Equipment Limited's fiscal year ended June 30, 2004. Cost of sales increased by 9% to $47,559 for the year ended June 30, 2004 compared to $43,615 for fiscal 2003 mainly due to a 40% increase in Thomas Equipment Limited's cost of steel (which accounts for approximately 10% of Thomas Equipment Limited's cost of sales) coupled with the weakening of the U.S. dollar which increased manufacturing costs, as those costs are primarily incurred in Canadian dollars.

      As a result of the above, gross profits increased by 43.9% between fiscal 2003 and fiscal 2004 to $8,146 and then remained stable (on an annualized basis) in the three months ended September 30, 2004.

Selling Expenses

      For the three months ended September 30, 2004, Thomas Equipment Limited's selling expenses were $1,797. As a percentage of revenues, selling costs were 13.0% which is an increase from fiscal year ended June 30, 2004 and was due to additional expenditures resulting from Thomas Equipment Limited's decision to exit the auction sales business and focus on increasing dealer sales. Selling expenses increased by 6.4% to $6,179 for the year ended June 30, 2004 compared to $5,810 for fiscal 2003. As a percentage of revenues, selling costs decreased from 11.8% in 2003 to 11.1% in 2004.

General and Administrative Expenses

      For the three months ended September 30, 2004, Thomas Equipment Limited's general and administrative expenses were $2,221 or 16.0% of revenues. As a percentage, this is a significant increase from their fiscal year ended June 30, 2004 and is primarily related to higher product liability insurance premiums and deductible costs, higher legal fees resulting from marketing the company for sale, and higher employee benefit costs due to the curtailment losses recognized in the period resulting from the July 2004 restructuring and subsequent sale of the business. General and administrative expenses, which consist of administrative expenses, insurance, legal and other non-manufacturing related expenses, increased by 77%, or $2,839 to $6,524 in fiscal 2004 compared to $3,685 for fiscal 2003. The increase in these costs is due in part to the weakening of the U.S. dollar as the majority of these costs are incurred in Canadian dollars. This was coupled with higher product liability insurance premiums and deductible costs, higher legal fees resulting from marketing the company for sale, completion of an environmental audit and more aggressive attempts to collect delinquent accounts, and higher employee benefit costs due to the reduction in the discount rate used to determine the annual benefit cost.

Provision for Doubtful Accounts

      Provision for doubtful accounts expense for Thomas Equipment Limited was $41 for the three months ended September 30, 2004, as determined by the predecessor's management review during this period. Thomas Equipment Limited's provision for doubtful accounts expense increased by $1,460, or 741% to $1,657 in fiscal 2004 from $197 in fiscal 2003. The terms of Thomas Equipment Limited's trade and financing receivables extend for periods of between 6 - 18 months before they start to become due for payment. During the first quarter of fiscal 2004 (September 30, 2003), the number and magnitude of overdue accounts started to increase relating to sales from as early as mid 2002, when the U.S. economy, and to a certain extent the world, was in an economic recession. As a result, during the second quarter of 2004, management performed a detailed review and investigation of their aged receivables and determined that an increase in the provision was required to reserve for the accounts that were becoming overdue. This was continually monitored throughout the year and collection efforts were stepped up in an attempt to collect these overdue accounts. See Critical Accounting Policies and Estimates below for a description of the policy and the risk of actual results being different from estimates used in determining a provision for doubtful accounts.

Other (Income) Expense, Net

      Other (income) expense consists primarily of foreign exchange gains and losses and restructuring charges, and amounted to a net income of $884, a net expense of $702, and a net income of $3,051 for the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003, respectively. Foreign exchange gains arose in fiscal 2003 and the three months ended September 30, 2004 due to a weakening of the U.S. dollar against the Canadian dollar during these periods, creating fair value gains for Thomas Equipment Limited's foreign exchange contracts. In fiscal 2004, many of the contracts with positive fair values matured, resulting in a relatively small foreign exchange loss in that period. The restructuring charges in fiscal 2004 and the three months ended September 30, 2004 relate to severance and special termination expenses respectively, associated with the group of employees whose positions were terminated in July 2004.

Net Financial (Income) Expense

      Net financial (income) expense for the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003 amounted to a net expense of $499, a net expense of $4,574 and a net income of $34, respectively. Most of Thomas Equipment Limited's financial support during these periods came from the McCain group in the form of preferred shares until June 2004, when they were redeemed and replaced with interest bearing debt. Dividends paid on the preferred shares were recorded as dividends in the consolidated statement of stockholder's deficit in fiscal 2003, but were recorded as interest paid in fiscal 2004 as they were paid after it became certain that the shares were to be redeemed in accordance with SFAS 150. These dividends amounted to $4,565 in fiscal 2004 and accounted for the majority of the net financial expense in that period. The interest expense in the three months ended September 30, 2004 primarily relates to interest on the intercompany debt that replaced the preferred shares. Other interest amounts recorded in these periods, which were not significant, primarily relate to late payment interest received, financing and notional interest charged on financing receivables and bank charges.

Provision for Income Taxes

      Thomas Equipment Limited has historically experienced operating losses, and as Thomas Equipment Limited's management were uncertain as to whether Thomas Equipment Limited would be able to utilize these tax losses before they expire, they provided a reserve for the income tax benefits associated with Thomas Equipment Limited's net future tax assets which primarily relate to its cumulative net operating losses. The amounts recorded as an income tax expense related to large corporation taxes and income taxes incurred by its European subsidiary, Thomas Europe NV.

Net Loss

      As a result of the above, Thomas Equipment Limited reported net losses of $1,602, $11,555 and $1,020 for the three months ended September 30, 2004 and the fiscal years ended June 30, 2004 and 2003, respectively.

Comprehensive Loss

      For the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003, Thomas Equipment Limited recorded a loss for currency translation adjustments of $726, $165 and $2,369, respectively, as a result of differences in translating its financial statements in its functional currency, the Canadian dollar, into its reporting currency, the U.S. dollar.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

FISCAL 2006 FORWARD LOOKING OUTLOOK

Revenues

      On a pro forma basis, our revenues for the year ended June 30, 2005 were $99,834. For fiscal 2006, we have not significantly altered the revenue generating activities as a result of our acquisition of Thomas Equipment Limited's operations and our acquisition of Pneutech. Our primary focus will be to increase revenues through the expansion of our dealer network and entrance into new markets. In addition, we will be changing our relationships with our dealers whereby each dealer will be required to purchase and hold a minimum level of inventory, which will be higher than the current inventory level held by the average dealer. This in turn should reduce Thomas' inventory level and reduce our interest expenses.

Cost of Sales and Gross Profit

      On a pro forma basis, our cost of sales and gross profit for the year ended June 30, 2005 were $82,165 and $17,669, respectively, reflecting a gross margin of 17.7%. We do not expect any significant changes to our gross margin in 2006.

Selling Expenses


      On a pro forma basis, our selling expenses for the year ended June 30, 2005 were $9,416 or 9.4% of revenues. We expect our selling expenses to remain relatively consistent, as a percentage of revenues, in the future but they may increase slightly as we spend more resources in developing new markets.


General and Administrative Expenses



      On a pro forma basis, our general and administrative expenses for the year ended June 30, 2005 were $13,969. Upon the acquisition of Thomas Equipment Limited's business, we discontinued the use of a defined benefit plan, and are now utilizing a defined contribution (matching) pension plan which will fix the expected fiscal 2006 contributions at approximately $150, based on current employee participation (under Thomas Equipment Limited's defined benefit plan, its costs were affected by variables such as plan earnings, actuarial gains and losses, and assumptions over discount rates). Insurance premiums and deductible expenses will continue to be a significant expense and may increase slightly as we receive new ratings after our disassociation from Thomas Equipment Limited's parent. Other expense items will remain stable except that we will continue to have additional expenses associated with being a public company.



Research and Development Costs

      Research and development expenses are expected to remain relatively unchanged at approximately $1,000 in fiscal 2006.


Net Financial (Income) Expense


      We anticipate the use of short-term debt financing will decrease this fiscal year but, until that occurs, we will have significant interest and financing expenses associated with borrowings that were required to acquire the assets from Thomas Equipment Limited and to acquire Pneutech.

Critical Accounting Policies and Estimates
--------------------------------------------------------------------------------

      The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

      Our critical accounting policies are those where we have made the most difficult, subjective or complex judgments in making estimates, and/or where these estimates can significantly impact our financial results under different assumptions and conditions. Our critical accounting policies are:

      o     Revenue Recognition

      o     Allowance for Doubtful Accounts

      o     Warranty Obligations

      o     Inventory Obsolescence


      o     Derivative Instruments


      Revenue recognition

      In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured. It is the fourth criteria that requires us to make significant estimates. In those cases where all four criteria are not met, we defer recognition of revenue until the period these criteria are satisfied. In some cases where collectibility is an issue, we defer revenue recognition until the cash is actually received.

      Allowance for doubtful accounts

      The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience. For the current period, we used the historical loss experience of the predecessor company, as well as our own experience since inception. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received.

      Product warranties

      At the time a sale to a dealer is recognized, we record the estimated future warranty costs. These costs are estimated based on historical warranty claims. For the current period, we used the historical warranty experience of the predecessor company. Warranty provisions are included as a component of cost of sales.

      Inventory obsolescence

      We evaluate our inventory for excess and obsolescence on a quarterly basis. In preparing our evaluation, we look at the expected demand for our products for the next six to twelve months in order to determine whether or not such raw materials, WIP and finished goods require a change in the inventory reserve in order to record the inventory at net realizable value. After discussions with the senior management team, a reserve is established so that inventory is appropriately stated at the lower of cost or net realizable value.

      Derivative instruments

      In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.


      The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. Because of the limited trading history for our common stock, we have estimated the future volatility of our common stock price based on not only the history of our stock price but also the experience of other entities considered comparable to us. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.


Recent Accounting Pronouncements
--------------------------------------------------------------------------------

New pronouncements

SFAS 154 'Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3'

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement No. 154. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for, and reporting of, a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. It will only affect our financial statements if we change any of our accounting principles. At this time, no such changes are contemplated or anticipated.


Recently Adopted Accounting Standards

SFAS 153 'Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement did not have a material impact on our financial statements.


SFAS 152 'Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67'

Issued by the FASB in December 2004, this Statement amends SFAS 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends SFAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. This statement did not have any affect on our financial statements.


SFAS 151 'Inventory Costs--an amendment of ARB No. 43, Chapter 4'


Issued by the FASB in November 2004, this Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for inventory costs incurred during fiscal periods beginning after June 15, 2005. The adoption of this statement did not have a material impact on our financial statements.


FIN 47 "Accounting for Conditional Asset Retirement Obligations -- an interpretation of FASB Statement No. 143"

FASB Interpretation No. 47, issued in March 2005, clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal condition to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.


This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (our fiscal year ending June 30, 2006). Adoption of this Interpretation did not have any material impact on our financial statements.


FIN 46(R) "Consolidation of Variable Interest Entities--an interpretation of ARB No. 51"

      In December 2003, FASB Interpretation No. 46(R) was issued. This Interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, which replaces FIN 46, Consolidation of Variable Interest Entities, addresses consolidation by business enterprises of variable interest entities, which have one or more of the following characteristics:

1. The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders.

2. The equity investors lack one or more of the following essential characteristics of a controlling financial interest:

      a. The direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights

      b.    The obligation to absorb the expected losses of the entity

      c.    The right to receive the expected residual returns of the entity.

3. The equity investors have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest.

      The adoption of FIN 46(R) had no effect on our financial statements.

SFAS 132 'Employers' Disclosures about Pensions and Other Postretirement
Benefits'

In December 2003, SFAS 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The application of Statement 132 had no effect on our financial statements. The predecessor's disclosure in Note 28 to the consolidated financial statements as of June 30, 2004, included elsewhere in this prospectus, incorporates the requirements of SFAS 132 (revised).

SFAS 123(R) 'Share-Based Payments'

In December 2004, the FASB issued Statement No. 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. The adoption of FAS 123 (R) did not have a material impact on our financial statements.

Liquidity and Capital Resources
--------------------------------------------------------------------------------



      Prior to our acquisition of the operations and certain assets of Thomas Equipment Limited, they were not generating sufficient cash flows to cover their operating costs and to fund investments in working capital and additions to property, plant and equipment. Thomas Equipment Limited also had a working capital deficit and stockholder's deficit at the date we acquired their business and certain assets.


We have outstanding convertible debt, together with a common stock option and warrants, held by Laurus. We were previously not in compliance with the obligations imposed by our Registration Rights Agreement with Laurus to register the shares of common stock issuable to Laurus on conversion of the debt or exercise of the option or warrants. However, as of October 28, 2005, the Registration Rights Agreement was terminated in its entirety. Previously, our failure to comply with the Laurus registration obligations after October 31, 2005 would have constituted an event of default which would entitle Laurus, in its sole discretion, to demand payment in full of all obligations due to them, together with a 15% premium on the principal amount of notes then outstanding.


We have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of our convertible Series A preferred stock. Because that required registration statement was not filed and effective by October 19, 2005, we began, since October 20, 2005, to incur penalties of 1% per month of the face amount of the preferred stock of $25,000 ($250 per month). Furthermore, if the registration statement is not effective by April 19, 2006, the holders of the series A preferred stock have the option to require redemption with a 10% premium.


We do not currently have the ability to pay the preferred stock in the event of a demand by the holders. Furthermore, we granted a security interest to Laurus in substantially all of our assets and, accordingly, in the event of any default under our agreements with Laurus, they could conceivably attempt to foreclose on our assets which could cause us to curtail our operations.


Our immediate plans include continuing efforts to finalize the registration of the common stock covered by this prospectus. We filed our first registration statement on April 21, 2005 and, through six subsequent amendments, have responded to numerous comments from the SEC Staff. As soon as the registration statement, of which this prospectus is a part, is declared effective, we intend to devote our resources to registering the common stock issuable on conversion of the preferred stock so as to minimize any penalties and/or ability of the preferred stockholders to demand redemption.


In addition to the above, we believe that our operating results will improve dramatically during the fiscal year ending June 30, 2006. A significant portion of our fiscal 2005 net loss arose from non-cash items related primarily to stock-based compensation, amortization of debt discounts and adverse changes in the fair value of our derivative instrument liabilities related to certain options and warrants and our Laurus debt and series A preferred stock, amounting to approximately $65,800. In addition, we experienced a number of non-recurring expenses associated with our SEC filings and organizational start-up of approximately $2,000. Finally, we have already been successful in positively impacting our liquidity and operations as evidenced by the following:


      o We have started to increase utilization of a new supplier for a major product component used by our Thomas Equipment division, which will save us approximately $2,000 during the next 12 months,

      o We have recently increased our pricing by an average of approximately 4.5% while other supplier costs have increased only 2%, which will result in additional profits of approximately $1,500,

      o We have orders for new sales of approximately $30,000 which will be assembled in our new facility in Korea, where our costs are lower, providing additional gross profit of approximately $6,000 and operating income of approximately $4,000.


We may also elect to convert certain Laurus debt to common stock, and/or refinance the indebtedness.

For all the reasons mentioned above, we believe that we have adequate short term borrowing capability, and that we will be able to sustain our operations and continue as a going concern for a reasonable period of time.

THREE MONTHS ENDED SEPTEMBER 30, 2005


During the three months ended September 30, 2005, we had a net income of $15,149 which included non-cash gains, net of non-cash charges items totaling approximately $18,037, consisting primarily of depreciation, amortization of debt discount related to the issuance of warrants, unrealized foreign exchange gains and derivative instrument income. As a result, net cash used in operating activities during the three months ended September 30 was $1,744.


Changes in demand for our products and currency exchange rates will affect the amount of cash we realize on sales and the costs of our operations thereby affecting our cash provided by or (used in) operating activities. Similarly, as substantially all of our debt has variable interest rates, a change in interest rates will affect our cash flows from operations.

Net cash used in investing activities was $1,377, all of which was used for the purchase of new machinery and equipment.

Net cash used by financing activities was $691 consisting primarily of payments on our debt and capital lease obligations, offset by $1,020 in net borrowings under our debt and credit facilities. At September 30, 2005, the significant portion of our debt and redeemable preferred stock have terms of 7 to 26 months with interest rates ranging from 4% to 9.75%. Except for the redeemable preferred stock of our subsidiary ($8,601), which is due on April 26, 2006, $6,493 of debt at September 30, 2005 is convertible into shares of our common stock at $1.50 per share. Upon conversion, the lender may not own more than 9.99% of our common shares outstanding. Our Series A preferred stock, which had a carrying value at September 30, 2005 of $1, but which has a face value of $25,000, is convertible into shares of our common stock at $3.00 per share.

As our debt is substantially payable in U.S. dollars and our functional currency is the Canadian dollar, changes in exchange rates between the two currencies could have a positive or negative impact on the amount and our ability to repay such debt. In addition, our convertible debts have prepayment penalties of 5% for early payment or 3% for payments in cash (as the lender wishes to be paid through conversion to common shares).

In connection with the acquisition of Thomas Equipment Limited's assets, we entered into two two-year capital leases for the purchase of land and buildings from Thomas Equipment Limited. The terms of the capital leases require minimum annual payments of $516 plus taxes, maintenance and certain other expenses. We have the right at any time prior to the expiration of the leases to purchase the properties for $5,183. Similarly, Thomas Equipment Limited has the right to require us to purchase the properties subject to certain provisions such as a favorable environmental study.

At November 30, 2005 we had approximately $1,000 cash on hand and an availability of approximately $1,500 under our credit facilities. Coupled with receivables of approximately $23,800 at November 30, 2005, we believe we have sufficient resources to fund our operations for at least the next 12 months. As such, and assuming the imposition of minimal registration rights penalties, we do not believe we will have the same difficulties and concerns about our ability to continue as a going concern as our predecessor.

NINE MONTHS ENDED JUNE 30, 2005

      Our predecessor historically experienced losses and for the nine months ended June 30, 2005 (since our inception on October 1, 2004) we experienced a net loss of $78,747. Included in this loss are non-cash items, primarily stock based compensation, depreciation, changes in the fair value of derivative intrument liabilities related to options, warrants and derivative instruments embedded in our debt instruments and amortization of debt discounts, amounting to approximately $70,498, and accruals in the aggregate of approximately $1,100 for bad debts, warranties and inventory obsolescence. In addition, we have experienced a number of non-recurring expenses associated with our SEC filings and organizational start-up of approximately $2,000. We acquired only inventory and property, plant and equipment along with Thomas Equipment Limited's business and did not acquire receivables. Accordingly, we initially relied on our borrowings to fund the payment of our operating expenses until the credit terms offered to customers on sales since our inception started to come due. We initially continued the credit terms that had historically been extended by our predecessor. At March 31, 2005, our receivables were approximately $25,300, which includes receivables assumed in the acquisition of Pneutech of approximately $12,000, and at June 30, 2005, our receivables were approximately $24,400. At June 30, 2005, accounts receivable include $3,513 covered by insurance provided by Export Development Canada (EDC), a Canadian federal government crown corporation whose mandate is to assist Canadian exporters of products and services in expanding their export sales, including providing accounts receivable insurance. Premiums are based on a country risk factor provided by EDC. Claims are subject to a $50 annual deductible and claim payments cover 90% of the eligible receivables. At August 31, 2005, as a result of improvements in our credit terms and collections, receivables had been reduced to approximately $23,000. Excluding receivables covered by EDC insurance, this level of receivables represents slightly over two months revenue on an annualized basis. Offsetting a portion of the low level of cash received during the nine months ended June 30, 2005 was an increase in trade payables and other accrued liabilities of $6,934. As a result, net cash used in operating activities during the nine months ended June 30 was $17,832.

      Net cash used in investing activities was $24,905 of which $2,941 was used for the purchase of new machinery and equipment, while $18,119 was used in the acquisition of assets from Thomas Equipment Limited and $3,845 was used in the acquisition of Pneutech.

      Net cash provided by financing activities was $46,629 consisting primarily of $2,149 in proceeds from the sale of our common stock principally to founders and $46,346 in net borrowings under our debt and credit facilities and from the sale of preferred stock, which was used primarily to fund the acquisition of assets from Thomas Equipment Limited and the acquisition of Pneutech. At June 30, 2005, the significant portion of our debt and redeemable preferred stock have terms of 10 to 29 months with interest rates ranging from 4% to 9.0%. Except for the redeemable preferred stock of our subsidiary ($8,142), which is due on April 26, 2006, $6,375 of debt at June 30, 2005 is convertible into shares of our common stock at $1.50 per share. Upon conversion, the lender may not own more than 9.99% of our common shares outstanding. Our Series A preferred stock, which had a carrying value at June 30, 2005 of $1, but which has a face value of $25,000, is convertible into shares of our common stock at $3.00 per share.

      On June 15, 2005, Pneutech entered into a credit facilities agreement with the Royal Bank of Canada. Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the credit agreement. Under the terms of the credit agreement, Pneutech has been provided with a CD$15,000 revolving credit facility and Pneutech and its subsidiaries have also been provided an additional CD$750 revolving lease line of credit. The credit facility became effective on August 12, 2005. The proceeds of the credit facility were used to repay Pneutech's obligations to HSBC Bank Canada and existing obligations of the subsidiaries to Royal Bank of Canada.

      Pneutech is permitted to borrow an amount based upon its eligible accounts receivable and eligible unencumbered inventory, as defined in the credit agreement. The loans will generally accrue interest at the bank's prime rate, plus 0.50%, which is payable monthly in arrears. The obligations under the credit agreement are secured by all of the assets of Pneutech and its subsidiaries, including but not limited to inventory and accounts receivable. In addition, Thomas Equipment provided a guarantee of all obligations under the credit agreement. The obligations under the credit agreement are payable in full on March 30, 2006.


YEAR ENDED JUNE 30, 2004 OF THE PREDECESSOR BUSINESS (THOMAS EQUIPMENT LIMITED)

      The financial statements of the predecessor business, Thomas Equipment Limited, have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. This company was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment. Thomas Equipment Limited also had a working capital deficit and shareholder's deficiency at the date the business was acquired by Thomas Equipment.

      These conditions cast substantial doubt upon the validity of the going concern assumption. Thomas Equipment Limited's parent, McCain Foods Limited has committed to provide financial support as required to ensure Thomas Equipment Limited is able to settle its remaining liabilities after the sale of its business to Thomas Equipment 2004 as they fall due. This commitment does not extend to Thomas Equipment (see above for a discussion of Liquidity and Capital Resources for Thomas Equipment since its inception and the acquisition of Thomas Equipment Limited's assets).

      On October 1, 2004, Thomas Equipment Limited sold its inventory and fixed assets to us and leased certain land and buildings to us under two-year capital leases.

      During the year ended June 30, 2004, Thomas Equipment Limited had a net loss of $11,555 which included non-cash items totaling $1,310, consisting of amortization of property, plant, equipment and other assets and a gain on sale of property, plant and equipment. Thomas Equipment Limited had a positive change in non-cash working capital items of $3,538 resulting from collection of receivables and an increase in trade payables. As a result, net cash used in operating activities during the quarter was $6,683.

      Net cash used in investing activities was $684 of which $1,759 was used for the purchase of new property plant and equipment while $471 was realized from the sale of property plant and equipment and $604 was received from a fire insurance claim.

      Net cash provided by financing activities was $8,106 consisting of repayments of $1,930 in bank advances and $10,036 of proceeds from the issuance of shares and advances, net of the redemption of preferred shares, from affiliated companies of Thomas Equipment Limited. As of June 30, 2004, the advances had interest rates ranging from 2.34% to 6.45% and were due on demand.

      Thomas Equipment Limited had certain open hedge positions that were liquidated after the sale of its business to Thomas Equipment. At June 30, 2004 the value of these positions resulted in a liability of $262.

Off-Balance Sheet Arrangements
--------------------------------------------------------------------------------

      We currently have no off balance sheet arrangements.

Inflation
--------------------------------------------------------------------------------

      Because of the relatively low levels of inflation experienced during the last three years, inflation has not had a significant effect.

Contractual Obligations
--------------------------------------------------------------------------------



      The impact that our contractual obligations as of September 30, 2005 and June 30, 2005 are expected to have on our liquidity and cash flow in future periods is as follows:



                                                         Less than                                                  More Than
September 30, 2005                     Total               1 Year           1 - 3 Years         3 - 5 Years          5 Years
-----------------------------------------------------------------------------------------------------------------------------------
Long-term debt (2)                    $64,830             $ 7,097             $57,730              $  3                $--

Capital lease obligations             $ 5,700             $   517             $ 5,183              $ --                $--

Operating lease obligations           $ 3,078             $   960             $ 1,296              $822                $--


                                                         Less than                                                  More Than
June 30, 2005                          Total               1 Year           1 - 3 Years         3 - 5 Years          5 Years
-----------------------------------------------------------------------------------------------------------------------------------
Long-term debt (1)                    $39,211              $6,919             $32,289              $  3                $--

Capital lease obligations             $ 5,516              $  488             $ 5,028              $  -                $--

Operating lease obligations           $ 3,024              $  894             $ 1,232              $872                $26



(1) Amounts represent the expected principal cash payments of our long-term debt and subsidiary's preferred stock.


(2) Amounts represent the expected principal cash payments of our long term debt, subsidiary's preferred stock and redeemable convertible preferred stock. The redeemable convertible preferred has been included as a result of the company being in default with the associated registration rights at October 19, 2005.


Qualitative and Quantitative Disclosures about Market Risk
--------------------------------------------------------------------------------

      We are exposed to certain market risks which exist as part of our ongoing business operations. We currently do not engage in derivative and hedging transactions to mitigate the affects of the risks below. In the future, we may enter into foreign currency forward contracts to manage foreign currency risk. Because the operating structure of our business is different from that of our predecessor, Thomas Equipment Limited, we have described only those risks as they apply to our current operating environment. Thomas Equipment Limited did engage in certain derivative and hedging transactions, as well as borrowing activities through its parent - all of which affected the degree to which market risks affected Thomas Equipment Limited.

Interest Rates


      Because our debt is primarily tied to borrowing rates in the United States, changes in U.S. interest rates would affect the interest paid on our borrowings and/or earned on our cash and cash equivalents. Based on our overall interest rate exposure at September 30, 2005, a near-term change in interest rates, based on historical small movements, would not materially affect our operations or the fair value of interest rate sensitive instruments. Our debt instruments have variable interest rates and terms and, therefore, a significant change in interest rates could have a material adverse effect on our financial position or results of operations if we are unable to change the prices we charge to customers for our products.

      We considered the historical volatility of short term interest rates and determined that it was reasonably possible that an adverse change of 100 basis points could be experienced in the near term. Based on our borrowings at September 30, 2005, a hypothetical 1.00% (100 basis-point) increase in interest rates would result in additional expenses of approximately $87 a quarter or an annual increase in expenses of approximately $350.


Foreign Currency Fluctuations

      Our exposure to foreign currency translation gains and losses arises from the translation of our statements from our functional currency, the Canadian dollar, into U.S. dollars for reporting purposes. To date, translation gains and losses have not been material.

      Pneutech has costs and revenues primarily denominated in Canadian dollars and the Korean WON, while Thomas Equipment has significant revenues denominated in U.S. dollars and its costs are primarily incurred in Canadian dollars and is therefore exposed to risks arising from currency fluctuations between these two currencies.

      We currently do not engage in hedging transactions to manage these risks. However, we may do so in the future.

                             DESCRIPTION OF BUSINESS

Overview

      Thomas Equipment, Inc. operates through two business segments, Thomas Equipment and Pneutech.


      Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to our industrial and construction products, Thomas also operates five retail stores - three in Atlantic Canada, one in Presque Isle, Maine, and one in Lynnwood, Illinois. Thomas Equipment Limited, our predecessor, originated in 1943 as a manufacturer of farm equipment. In 1964, Thomas Equipment Limited was acquired by McCain Foods Limited. In 1969, Thomas Equipment Limited further diversified its product line with the development of the world's first hydrostatic drive skid steer loader. We acquired the business and certain assets of Thomas Equipment Limited as of October 1, 2004, Today, we manufacture a full line of skid steer loaders, attachments, screening plants, excavators, and other agricultural and industrial equipment.


      Pneutech, established in 1973, and its subsidiaries are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech is a strategic supplier to Thomas, as well as 15,000 other active customers. During the year ended June 30, 2005, Pneutech supplied Thomas with approximately $4 million in hydrostatic transmission equipment (8% of Pneutech's sales and 8% of Thomas' cost of sales during that period). Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components. We acquired Pneutech and its subsidiaries on February 28, 2005.


      Segment and geographic information on our revenues and property, plant and equipment is included in Note 15 to our consolidated financial statements for the three months ended September 30, 2005 and in Note 20 to our consolidated financial statements the nine months ended June 30, 2005, included elsewhere in this prospectus.


Thomas Equipment Business Segment

      We manufacture a full line of skid loaders, attachments, mini skid steers, and screening plants, as well as a full line of mini excavators and equipment trailers. We also manufacture a complete line of potato harvesting and handling equipment. Thomas Equipment has approximately a 3.5% share of the worldwide mini skid market, and is considered the market leader in the U.S. with its 400 series screening plant model.

Our major product lines are:

      o Skid steer loaders - nine models. Thomas skid steers are available in many power levels and come standard with a five-year warranty, the longest in the industry. Models range from the basic 85 series with 19.8 horsepower to the T320 track loader with 87.4 horsepower turbo charged diesel engine. Base list prices range from $17,000 to $50,000.

      o Mini skid steer loaders - three models. To maximize versatility and revenue opportunities the Thomas Equipment mini skid has a wide variety of attachments such as pallet forks, tree forks, hydraulic breakers, trenchers, snow blowers, angle brooms, grapple forks, dozer blades, sod rollers, augers, earth tillers and more. Mini skid steer loaders come in two models and range in base list prices from $13,000 to $18,000.

      o Excavators - six models. Thomas Equipment mini excavators come in six models to meet our customer's needs, with power supplies ranging from the 17 hp Mitsubishi to the 58.2 horsepower Kubota diesel. Base list prices range from $25,000 to $81,000

      o Screen plants - three models. Thomas screening machines are available in three models the 300, 400, and 900. These machines enable contractors to screen topsoil; sand, loam, gravel, road base, drainage rock, mulch and other materials. Base list prices range from $28,000 to $78,000.

      Thomas Equipment products can be manufactured based on customer specific requirements and country specific standards. Most product models have multiple operating weight capacities. We also maintain inventory of used equipment that is typically acquired as a trade-in during the purchase of new equipment.

Marketing and Distribution

We sell through the following channels:

      o     Wholesale to dealers, distributors and equipment rental companies,

      o     Retail store sales to local customer base,

      o International sales to Europe, South America, Australia, Africa, the Middle East, and Asia; and

      o     OEM sales to Hyundai and Kubota


      Our sales and marketing team consists of U.S., Canadian and European field consultants. Each of the five retail branches operates with two to eight full and part-time employees.

      We operate retail stores in Florenceville, New Brunswick; Grand Falls, New Brunswick; Summerside, Prince Edward Island; Presque Isle, Maine; and Lynnwood, Illinois. Each store sells a slightly different product mix based upon the local customer demands. Store hours fluctuate between 8 and 14 hours per day, depending on the season. To supplement the Thomas Equipment product offerings, store locations also market third-party branded products. In addition, locations sell used equipment that is typically acquired through customer trade-ins.


Hyundai

      In February 2005, we entered into an agreement with Hyundai Heavy Industries Co., Ltd. pursuant to which we were engaged as the sole and exclusive supplier of private label skid loaders, accessories and parts to be sold by Hyundai throughout the world. The products will be painted and labeled pursuant to the directions of Hyundai. Hyundai reserved the right to also sell its own brand of skid steers and related products. The products will be sold to Hyundai at specified prices which are subject to increase on an annual basis. We have agreed to stock replacement parts and accessories for a period of at least 10 years. The initial term of the agreement with Hyundai is for two years and will be automatically renewed for successive terms of one year, unless either party provides a written notice of termination at least three months prior to the termination date. Shipments to Hyundai commenced prior to November 30, 2005, though as of that date, we had shipped only a small number of units.

Industry and Competition

      We compete with the following multinational equipment manufacturers:
Ingersoll-Rand, John Deere, Caterpillar, Case, New Holland, and Gehl. Each of these companies are substantially larger and better capitalized than we are; however, we believe we offer flexibility of product offerings and customization services.

      Agricultural machinery purchases are often affected by weather and climatic conditions. The agricultural machinery market is highly consolidated, with the top four companies accounting for approximately 70% of the total market value. In coming years, the agricultural equipment market is expected to grow significantly, especially the sector focused on replacement parts. We believe growth will be driven by new technologies designed to maximize harvesting speed and efficiency, while minimizing crop loss.

      The construction machinery industry is highly consolidated, with the top five companies accounting for over 60% of the market value. The growth of the earthmoving sector has been driven by innovations in compact bulldozers and equipment. The industry is affected by the level of economic activity, particularly construction trends of new homes and the level of infrastructure construction, such as roads and bridges, which has a direct impact on sales of related machinery. These activities are in turn affected by economic conditions, interest rates, and certain commodity prices (such as those applicable to pulp, paper, timber and others). Increased consumer confidence in and strengthening of the U.S. economy has caused mortgage rates to increase, a trend that will continue as long as the economy continues to improve.

Backlog


      Our approximate backlog of orders for the Thomas Equipment business segment at November 30, 2005, was approximately $50 million (an additional $20 million backlog for the Pneutech business segment is discussed below). These backlog figures are based on orders received, though those orders may be cancelled by the purchaser. Although the major portion of our products are built in advance of order and either shipped or assembled from stock, orders for specialized machinery or specific customer application are submitted with extensive lead times and are often subject to revision, deferral, cancellation or termination. We estimate that approximately 95% of the backlog will be shipped during the next twelve months. In order to accommodate the substantial increase in our backlog, we are expanding our production facilities. Production of equipment for our customers at our facility in Busan, South Korea commenced in October 2005.


Dealer and Product Financing

      Canada

      Sales to dealers are made at a standard 25% discount off the Thomas Industrial Price List. A further 5% discount is offered for full payment within 15 days of invoicing or 3% for payment within 45 days. Approximately 40% of the current dealers take advantage of one type of cash discount. Some dealers also have established their own inventory financing through outside commercial lenders. Balances carried by dealers are currently financed in-house but negotiations are underway for a third party to provide this financing. The in-house plan finances only the cost of the equipment; all taxes and freight are under standard terms. This inventory financing tool currently offers interest free financing for the first six months and will finance the product for up to eighteen months or whenever it is sold, whichever occurs sooner, with the final twelve month period being charged interest at a rate of prime plus 2.5%. To maintain the status of the floor plan, principal reductions of 5% are due and payable in months seven and twelve of the plan. Full payment, or transfer to DORY, of the floor plan is due at the end of eighteen months from the date of the original invoice.

      Although the following programs do not account for a significant portion of our receivables, dealers can also finance inventory assets utilized in rental activities through either a Dealer Own Rental Yard (DORY) or a Direct Independent Rental Yard (DIRY) arrangement. The DORY is a facility available to all dealers. At any time during or at the end of a standard floor plan arrangement, the dealer can move to a DORY. The standard finance term under a DORY is to extend the total term to thirty six months. Interest rates of prime plus 1% are fixed at each twelve month anniversary and monthly payments are calculated to retire the obligation over a maximum of thirty six months. DORY transactions can also be entered into at the time the equipment is received from the factory. Cash transactions, paid in advance, result in a 34% discount and financed purchases carry the same 25% from list discount as the standard floor plan. DORY financing from the time of order is financed over thirty six months at interest rates of prime less 1%. As with the standard floor plan, the total obligation is due if the equipment is sold during the DORY financed period.

      The DIRY program is similar to the DORY. It offers a cash discount of 29% off list and the same 25% off list for financed purchases. This program offers interest free financing for the first twelve months and then prime plus 2% for the next two years (36 month plan) or prime plus 2.5% for the next three years (48 month plan). The maximum financing term under this program is 48 months.

      Both the DORY and DIRY programs were previously in-house but, as of June 2005, they are provided by a third party finance company.

      United States

      The in house floor plan conditions and terms are the same with the exception that the interest rate after six months is prime plus 2.25% and there is no 5% principal reduction at seven months only the 5% at twelve months. An agreement is in place with Northstar Trade Finance to provide, as dealers and distributors are approved, floor plan financing going forward. The Northstar program calls for interest free terms for the first six months and the next six months at prime plus 2.25% with full payment required at time of sale or twelve months whichever occurs sooner. The in house DORY financing is prime less 0.75% if established at the time of the order and at prime plus 1.25% if as a result of a transfer from a floor plan. The in house DIRY program offers interest free financing for the first 12 months and prime plus 2.25% for the next two years or prime plus 3.25% for the next three years. Both DORY and DIRY structured finance to dealers and rental houses was previously provided in-house but, as of March 2005, is provided by a third party finance company.

      There is no floor plan, DORY or DIRY facilities in place for sales made outside North America.

Manufacturing

      Component parts needed in the manufacture of our equipment are primarily produced by us. We obtain raw materials (principally steel), component parts that we do not manufacture (mostly engines and hydraulics) and supplies from third party suppliers. Substantially all such materials and components used are available from a number of sources. We are not dependent on any supplier that cannot be replaced and have not experienced difficulty in obtaining necessary materials.

Research and Development

      We attempt to maintain and strengthen our market position through internal development of new products that meet specific customer needs and incremental improvements to existing products. Our research and development includes the designing and testing of new and improved products as well as the development of prototypes. For the year ended June 30, 2005, we expended approximately $944,000 for research and development activities.

Trademarks

      We possess rights under a number of Canadian trademarks relating to our products and business as well as certain trademark rights in the United States. While we consider the trademarks and service marks important in the operation of our business, including the Thomas and Thomas Equipment name, our business is not dependent, in any material respect, on any single patent or trademark or group of patents or trademarks.

Employees


      As of November 30, 2005, we had 323 employees, of which 217 were hourly employees and 106 were salaried employees. None of our employees are represented by unions. We believe relations with our employees are good.

Description of Property


      Thomas Equipment operates five retail stores - two in New Brunswick, Canada, one in Prince Edward Island, Canada, and two in the United States. Our primary manufacturing facility comprising approximately 137,000 square feet is located in New Brunswick, Canada, where we also have an executive office. We also share a manufacturing facility in Busan, South Korea with Pneutech. This facility was expanded in 2005 and production of Thomas equipment commenced in October 2005.

      In connection with the purchase of assets from Thomas Equipment Limited as of October 1, 2004, we entered into a two-year lease agreement with Thomas Equipment Limited, pursuant to which we leased three properties located in Centreville, Florenceville and Grand Falls, New Brunswick. The annual lease payment for all three properties is $485,000, payable at the rate of $40,400 per month. Pursuant to the lease, we have a right at any time prior to the expiration of the lease term to purchase the leased properties. In addition, Thomas Equipment Limited has a right to require us to purchase the leased properties at the expiration of the lease. The purchase price for the properties will be $5,075,000.

      We also entered into a two-year lease agreement with Thomas Equipment Limited, pursuant to which we leased a property located in Presque Isle, Maine. The annual lease payment for the property is $31,000, payable at the rate of $2,580 per month. Pursuant to the lease, we have a right at any time prior to the expiration of the lease term to purchase the leased property. In addition, Thomas Equipment Limited has a right to require us to purchase the leased property at the expiration of the lease. The purchase price for the property will be $108,400.


Pneutech Business Segment

      Pneutech manufactures and distributes a full line of pneumatic and hydraulic components and systems for the industrial and mobile market and also manufactures hydraulic cylinders and metal gaskets for the industrial market. Pneutech has three wholly-owned subsidiaries, Hydramen Fluid Power, Ltd., Rousseau Controls, Inc., and Samsung Industry Co., Ltd. Pneutech has over thirty years of experience in the field of fluid power and specializes in the design, engineering, manufacture and distribution of pneumatic and hydraulic systems and components for all automation and motion control applications.

      Pneutech's manufacturing and distribution facilities are located in Montreal, Toronto, Quebec City, Chicoutimi, Trois Rivieres and British Columbia. Pneutech has provided customers with turnkey solutions to realize the most complex motion and control applications, while supplying value-added services since 1973.

Distribution

      Pneutech is a full-line stocking distributor of Parker Hannifin, Schrader Bellows, Ingersoll-Rand, Aro, Piab, Humphrey, Staubli and other leading brand pneumatic and hydraulic components. Each Pneutech location has on-line, real-time access to every warehouse providing an integrated distribution network to assure customers dependable and expedient service with just-in-time delivery.

Manufacturing

      Backed by an experienced team of engineers and technical representatives, we manufacture products for the aluminum, automotive, hydro-electric, pulp and paper, steel foundries, and other manufacturing industries in domestic and global markets. We have the ability to custom design and engineer to meet customers' industrial specifications and application needs.

Customer Service

      Pneutech's primary goal is to provide its customers with quality service, systems and components. In working closely with its customers, Pneutech strives to accommodate all their technical needs and industrial requirements. This fundamental goal of customer service, as a priority, is achieved through the internal corporate culture at Pneutech of training all employees in the areas of product knowledge, technical assistance, customer service and support. Externally, Pneutech continues to avail itself of technical training from its suppliers to ensure a thorough understanding of the products it represents.

      Pneutech regularly sends its team of engineers to specialized technical programs abroad in order for them to hone their skills and enhance their expertise to become proficient in the latest technology available. It is the application of technological knowledge gained that permits Pneutech to maintain its leadership position in the field of fluid power and motion control.

Hydramen Fluid Power, Ltd.

      Since 1986, Hydramen Fluid Power has been designing and manufacturing welded hydraulic cylinders. The welded cylinders are widely used on mobile hydraulics such as dump trucks, telescoping applications on utility vehicles and recycling trucks to name a few. Hydramen is engaged in full aftermarket sales and service of its products as well as other makes and models.

Rousseau Controls, Inc.

      Rousseau Controls was formed in 1948 to serve a growing need for fluid power components in the Montreal area. Once the company was established and a complete line of components obtained for representation, it became apparent that customers also required application engineering assistance. A further need was for the assembly of these components into customer-engineered systems to interface with customers' requirements. Thus, the manufacturing department, including an engineering group, was formed.

      Rousseau Controls specializes in the design and fabrication of hydraulic and pneumatic equipment as well as electrically-operated and/or electronically controlled systems. These projects are usually produced for a customer's specific needs. Normally we do not perform the function of a general contractor and usually, when involved in new construction, act as a sub-contractor. Rousseau provides engineering assistance to its customers in their applications and will undertake consulting engineering services when requested.

Samsung Industry Co. Ltd.

      Samsung Industry Co. Ltd., located in Busan, South Korea, is one of Asia's premier manufacturers of spiral wound metal gaskets and gland packing. Since 1985, the company has been engaged in sales and service of sealing products to various oil & gas refineries and petrochemical plants. The company has long-term supply contracts with major corporations such as Daiwoo Heavy Industries and Hyundai HHI-Ship Building Division.

Marketing and Distribution

      Pneutech has manufacturing facilities in Mississauga (30,000 square feet), Barrie, Ontario (10,000 square feet), Montreal, Quebec (49,000 square feet), and Busan South Korea (70,000 square feet); with sales and service offices in Windsor, Ontario; Kitimat, British Columbia; Quebec City, Chicoutimi and Trois Rivieres, Quebec; and Moncton, New Brunswick.

      Pneutech is Parker Hannifin's largest Canadian hydraulics distributor and their sixth largest North American hydraulics distributors. Pneutech is one of only two accredited full line hydraulics and pneumatic technology centers in Canada which provides Pneutech with the capacity to design, engineer and assemble the entire range of hydraulic systems and achieve significant purchasing leverage.

Customers

      Pneutech's active customers are in excess of 15,000 with the top five customers accounting for approximately 18% of Pneutech's business. Customers are generally in Canada and primarily in the automotive, oil and gas, heavy equipment, hydraulics, injection molding and power generation industries.

Backlog


As of November 30, 2005, Pneutech had a backlog of orders of approximately $20 million (an additional $50 million backlog for the Thomas business segment is discussed above). These backlog figures are based on orders received, though those orders may be cancelled by the purchaser.


Research and Development

      Since our acquisition of Pneutech on February 28, 2005, the amount spent on research and development has not been significant.

Trademarks

      We possess rights under a number of Canadian trademarks relating to our products and business. Although we consider the trademarks and service marks important in the operation of our business, our business is not dependent, in any material respect, on any single patent or trademark or group of patents or trademarks.

Employees


      As of November 30, 2005, Pneutech had 225 employees, of which 123 worked in manufacturing and distribution, 65 worked in sales and service, 17 worked in finance and administration and 20 worked in management. None of our employees are represented by unions. We believe relations with our employees are good.


Description of Property

      Pneutech has manufacturing facilities in Mississauga (30,000 square feet - monthly rent of $17,000), Barrie, Ontario (10,000 square feet - monthly rent of $7,500), Montreal, Quebec (49,000 square feet - monthly rent of $25,000), and Busan, South Korea (70,000 square feet - owned); with sales and service offices in Windsor, Ontario (monthly rent of $1,000); Kitimat, British Columbia (owned); Quebec City (owned), Chicoutimi (owned) and Trois Rivieres, Quebec (monthly rent of $1,000) and Moncton, New Brunswick (monthly rent of $1,000).

                                LEGAL PROCEEDINGS

      We are a defendant from time to time in actions for product liability and other matters arising out of our ordinary business operations. We believe that these actions will not have a material adverse effect on our consolidated financial position or results of operations.

                                   MANAGEMENT

Directors and Officers

      Our current directors and officers are as follows:

                                      Age      Position
                                      ---      --------
Name (1) (2)
------------
Clifford Rhee                         43       President, Secretary and Director
David M. Marks                        37       Chairman of the Board
Luigi Lo Basso                        52       Chief Financial Officer
Kenneth Shirley                       52       Director
James E. Patty                        50       Director
Michael W. Woods                      37       Director

      (1)   We have the following committees of the Board of Directors:

                  Audit Committee

                        Michael W. Woods, Chairman
                        James E. Patty, Member
                        Kenneth Shirley, Member

                  Compensation Committee

                        James E. Patty, Chairman
                        Kenneth Shirley, Member
                        Michael W. Woods, Member

                  Nominating Committee

                        James E. Patty, Chairman
                        Kenneth Shirley, Member
                        Michael W. Woods, Member

      (2) Our executive officers hold office until their successors are elected and qualified, or until their death, resignation or removal.

            The background and principal occupations of each director and executive officer are as follows:

Clifford Rhee

      Mr. Rhee has been our President, Secretary and a director since November 2004. From 1994 through the present, Mr. Rhee has served as President & Chief Executive Officer of Pneutech Rousseau Group, a leading fluid power company. Prior to that, Mr. Rhee worked for Honeywell Corporation (formerly AlliedSignal Aerospace Corporation) from 1987 through 1994, first as a Manager of Sales and Marketing and then as General Manager of the Atlantic Support Division. Mr. Rhee received a B.S. in Mechanical Engineering from McGill University in 1986 and his Certified Management Accounting degree from McGill in 1988. He is a member of the Canadian Professional Engineers and a Board member of Distribution Advisory Council (Parker Hannifin Corporation).

David M. Marks

      Mr. Marks has been our Chairman since November 2004. Since 1994, he has served as the Trustee of the Irrevocable Children's Trust, Irrevocable Children's Trust No.2 and Phoenix Business Trust, where he oversees all trust investments. The Trusts currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has responsibilities for strategic planning and management that begin pre-acquisition and extend through ownership and disposition. Since April 2005, Mr. Marks has served as managing member of Farwell Equity Partners, LLC, a company with the sole purpose of holding securities of Thomas Equipment. Mr. Marks has been a board member of Ventures-National, Inc. (d/b/a Titan General Holdings, Inc.) since 2000 and has been chairman since May 2005. Mr. Marks previously served as chairman of Ventures-National from August 2002 through May 2003. Mr. Marks received a B.S. in economics from the University of Wisconsin in 1990.

Luigi Lo Basso

      Mr. Lo Basso has been our Chief Financial Officer since November 2004. From April 2004 through the present, Mr. Lo Basso has been Chief Financial Officer of Pneutech Rousseau Group. From 1998 through 2003, Mr. Lo Basso served as Deputy Chief Financial Officer for Bell Canada International, Canada's largest telecommunications company. Mr. Lo Basso was responsible for developing, implementing and controlling all budgets and business plans and was actively involved in all financial, administrative and operational decisions. From 1994 through 1998, he served as General Manager for Bell Sygma International, a premier provider of telecommunications operating and management solutions worldwide, in Uruguay. From 1974-1994 he also served in various senior financial positions for Bell Canada International. Mr. Lo Basso received a B.S. in Mathematics from Concordia University in 1974 and his master of Business Administration from Concordia in 1981.

Kenneth Shirley

      Mr. Shirley has been a director of Thomas since November 2004. Mr. Shirley served as the President, CEO, and Director of Titan General Holdings, Inc. from December 2003 until December 16, 2004. In 2000, Mr. Shirley formed his own management and consulting business, Pyxis Partnership, through which he has assisted in the operations of a number of companies. Prior to forming Pyxis, Mr. Shirley held management positions in several companies - General Electric, AT&T/ Lucent, Multi Circuits and Hadco. Mr. Shirley completed a two year Manufacturing Management Program with General Electric Company which is their equivalent to a business degree while working in the Mobile Radio Division in 1974.

James E. Patty

      Mr. Patty has been a director of Thomas since November 2004. Mr. Patty is also the CEO and Founder of Global Business Solutions Inc., an International investment, management and outsourcing firm based in Campbell, California. From May 1999 to June 2001, Mr. Patty was President and Chief Executive Officer of VPNet Technologies (Milpitas, CA). From March 1998 to May 1999, Mr. Patty was Vice President of GET Manufacturing, an electronic manufacturing services company headquartered in China. From March 1996 to February, 1998 Mr. Patty was Chief Operating Officer and Senior Vice President of Alphasource Manufacturing Services, an international EMS company headquartered in Bangkok, Thailand. Mr. Patty has had additional International Executive level management and engineering experience with ATI, Maxtor, Motorola, and Four Phase Systems.

Michael W. Woods


      Mr. Woods has been Controller of Newgen Technologies, Inc., a publicly traded company engaged in the development of alternative fuels, since July 2005. Prior to joining Newgen, Mr. Woods has worked with several entrepreneurial companies in the mortgage lending and medical imaging fields. Mr. Woods' business career began as a CPA with Coopers & Lybrand but the bulk of his experience was gained with Ernst & Young from 1993 to 1998. Mr. Woods was Director of Corporate Assurance (Internal Audit) and Mergers & Acquisitions Supervisor for Century Business Services from 1998 to 1999. Mr. Woods' next assignment was with TMG Development & Sitco, Inc., where he was VP Finance. He left this assignment in 2002, and was most recently Treasurer and Co-Owner of Woods Mortgage Group. Mr. Woods has his BS in Business Administration from The Ohio State University.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ended June 30, 2005, 2004, 2003 and 2002.

                                                     Executive Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Annual Compensation                 Long-Term Compensation
                                       -----------------------------------   ------------------------------------
                                                                                         Awards        |Payouts
                                                                             --------------------------|---------
                                                                                          Securities   |
                                                                             Restricted   Underlying   |
                                                                             Stock        Options /    |LTIP        All Other
Name & Principal Position     Year     Salary     Bonus        Other         Awards       SARs (#)     |Payouts     Compensation
-----------------------------------------------------------------------------------------------------------------------------------
Clifford Rhee, President (1)  2005     $168,000   $600,000(3)  $4,400(4)     $0           0             $0          $0
                              2004     $0         $0           $0            $0           0             $0          $0

Joel Arberman, Former CEO (2) 2004     $0         $0           $0            $0           0             $0          $0
                              2003     $104,475   $0           $0            $0           0             $0          $0
                              2002     $110,600   $0           $0            $0           0             $0          $0

(1) Mr. Rhee did not become president until November 2004. Mr. Rhee's employment agreement is described below.

(2) The year ends for Mr. Arberman's compensation were December 31, 2004, 2003 and 2002, as reported in our annual reports filed for those years, which would have approximated his salary for the years ended June 30, 2004, 2003 and 2002.

(3) Of this amount, $300,000 is deemed to be a retention bonus which Mr. Rhee is obligated to repay on a pro-rata basis if he terminates the employment agreement prior to the expiration of his employment agreement.

(4)   Auto allowance.

      Personal benefits received by our executive officers are valued below the levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.

      We do not currently provide any contingent or deferred forms of compensation arrangements, annuities, pension or retirement benefits to our directors, officers or employees.

Director Compensation

      Members of our Board of Directors who are not otherwise employed by us will receive a fee of $1,000 per month. In addition, they will annually receive options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the stock at the time of grant. Our Chairman of the Board will receive a fee of $5,000 per month, together with annual options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of stock at the time of the grant.

Options Grants

      We made no grants of stock options during the fiscal years ended June 30, 2005 and 2004 to any of the named executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      There were no stock options exercised during the fiscal years ended June 30, 2005 and 2004, or held at the end of such fiscal year, by the named executive officers.

Executive Employment Agreements

      We have an employment agreement with our President, Clifford Rhee. Pursuant to the agreement effective October 1, 2004, Mr. Rhee is employed as our President for a term of three years, although his employment by Thomas may be terminated at any time. Mr. Rhee is entitled to receive an annual base salary of $228,000, as well as customary benefits and reimbursements. In consideration for services provided by Mr. Rhee in connection with the acquisition of our assets from Thomas Equipment Limited, including Mr. Rhee's personal guarantee and pledge of assets in support of various obligations we made to Thomas Equipment Limited, Mr. Rhee received a one-time payment of $600,000. Of this amount $300,000 is deemed to be a retention bonus which Mr. Rhee is obligated to repay on a pro-rata basis if he terminates the employment agreement prior to the expiration of the three year term. Mr. Rhee provided a personal guarantee in the amount of $246,600 to the Minister of Business of New Brunswick, in support of the Minister of Business New Brunswick's loan guarantee provided for the benefit of Thomas. In addition, a company controlled by Mr. Rhee pledged its ownership in Pneutech, which has since been converted into 467,767 shares of common stock of Thomas, to McCain Foods Limited. This pledge supports a guarantee of all obligations of Thomas and Thomas Equipment 2004 to redeem or purchase the 1,000 preference shares of Thomas Equipment 2004 issued to McCain. Mr. Rhee was instrumental in identifying the Thomas Equipment Limited assets as a business opportunity and negotiating for their purchase by Thomas.

Benefit Plans

Employee Stock Incentive Plan

      The 2005 Stock Option Plan was adopted by the board of directors in March 2005. The Plan provides for the issuance of up to 1,500,000 options.

      Under the plan, options may be granted which are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or which are not intended to qualify as incentive stock options thereunder, or Non-ISOs. The 2005 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The 2005 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

      The primary purpose of the 2005 Stock Option Plan is to attract and retain the best available personnel for us in order to promote the success of our business and to facilitate the ownership of our stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which we operate.

Administration

      The 2005 Stock Option Plan is administered by our board of directors, as the board of directors may be composed from time to time. All questions of interpretation of the 2005 Stock Option Plan are determined by the board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors.

      Notwithstanding the foregoing, the board of directors may at any time, or from time to time, appoint a committee of at least two members of the board of directors, and delegate to the committee the authority of the board of directors to administer the plan. Upon such appointment and delegation, the committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the plan, subject to certain limitations.

      Members of the board of directors who are eligible employees are permitted to participate in the 2005 Stock Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2005 Stock Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2005 Stock Option Plan. In the event that any member of the board of directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the plan shall not be administered by the board of directors, and may only by administered by a committee, all the members of which are disinterested persons, as so defined.

Eligibility

      Under the 2005 Stock Option Plan, options may be granted to key employees, officers, directors or consultants of ours, as provided in the 2005 Stock Option Plan.

Terms of Options

      The term of each option granted under the plan shall be contained in a stock option agreement between us and the optionee and such terms shall be determined by the board of directors consistent with the provisions of the plan, including the following:

      (a) Purchase Price. The purchase price of the common shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a principal stockholder, not less than 110% of fair market value of such common shares at the time such option is granted. The purchase price of the common shares subject to each Non-ISO shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such common shares at the time such option is granted.

      (b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the board of directors, in its discretion, at the time such option is granted.

      (c) Expiration. The expiration of each option shall be fixed by the board of directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the board of directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 2005 Stock Option Plan or as determined by the board of directors, in its discretion, at the time such option is granted.

      (d) Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by them. No option granted under the plan shall be subject to execution, attachment or other process.

      (e) Option Adjustments. The aggregate number and class of shares as to which options may be granted under the plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued common shares resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

      Except as otherwise provided in the 2005 Stock Option Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of us. However, the optionee shall have the right immediately prior to any such transaction to exercise the option in whole or in part notwithstanding any otherwise applicable vesting requirements.

      (f) Termination, Modification and Amendment. The 2005 Stock Option Plan (but not options previously granted under the plan) shall terminate ten (10) years from the earlier of the date of its adoption by the board of directors or the date on which the plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the plan. Subject to certain restrictions, the plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-end Option
Values

      There were no option exercises in the last fiscal year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of November 30, 2005 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.



                                                   Percentage of   Percentage of
                                     Common         Common Stock   Common Stock
                                     Stock           Ownership       Ownership
                                  Beneficially         Before         After
Name of Beneficial Owner (1)         Owned            Offering       Offering
--------------------------------------------------------------------------------
Clifford Rhee                     2,383,683(2)         11.2%           10.6%
David M. Marks                   10,996,706(3)(4)      51.7%           48.8%
Kenneth Shirley                      10,000(3)             *               *
James E. Patty                       10,000(3)             *               *
Michael Woods                            --              --              --
Farwell Equity Partners, LLC     10,986,706(4)         51.7%           48.8%
4237901 Canada Inc.               1,915,916             9.0%            8.5%
Laurus Master Fund, Ltd.          2,334,905(5)          9.9%            9.9%
Frank Crivello                    2,010,000(4)          9.5%            8.9%
Igor Kent                         1,247,900             5.9%            5.5%
--------------------------------------------------------------------------------
All officers and directors
  as a group (4 persons)                               58.4%           55.1%



      *     Less than 1%.

      (1) Except as otherwise indicated, the address of each beneficial owner is c/o Thomas Equipment, Inc., 1818 North Farwell Avenue, Milwaukee, WI 53202.

      (2) Includes 1,915,916 shares owned by 4237901 Canada Inc., a corporation controlled by Clifford Rhee.

      (3) Includes 10,000 shares issuable upon exercise of currently exercisable options

      (4) David Marks is the managing member of Farwell Equity Partners, LLC, and has sole investment and dispositive power with respect to all shares owned by such entity. Frank Crivello, who contributed 10,486,706 shares of common stock to Farwell Equity Partners, LLC, is the majority owner of the membership interests of such entity. Mr. Crivello, through the Frank Crivello SEP IRA is also the owner of 2,010,000 shares of common stock representing approximately 9.5% of the outstanding stock of Thomas Equipment.

      (5) Does not include 2,750,000 shares issuable upon exercise of warrants exercisable at a price of $2.25 per share, 4,020,000 shares issuable upon exercise of an option exercisable at an aggregate exercise price equal to the par value of such shares, or up to 21,965,000 shares issuable upon conversion of the maximum convertible debt and related interest which may be outstanding to Laurus. Laurus has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended June 30, 2005.

                                                                                                       Number of securities
                                            Number of securities                                       remaining available for
                                            to be issued upon            Weighted average              future issuance under
                                            exercise of                  exercise price of             equity compensation plans
                                            outstanding options,         outstanding options,          (excluding securities
Plan category                               warrants and rights          warrants and rights           reflected in column (a)
-----------------------------------------------------------------------------------------------------------------------------------
                                            (a)                          (b)                           (c)
Equity compensation plans approved by
security Holders                            -0-                          -0-                           N/A

Equity compensation plans not approved
by security Holders                         -0-                          -0-                           N/A

Total

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On October 11, 2004, Thomas Equipment, Inc., formerly Maxim Mortgage Corporation, entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. and Thomas Ventures Inc., both of which were formed in 2004 for the purposes of the asset acquisition described below. Prior to the reorganization:

      Maxim Mortgage Corporation had no active business operations;

      Clifford Rhee, our president and a principal stockholder, was the sole officer and director of Thomas Equipment 2004, Inc.; and

      David Marks, our Chairman and a principal stockholder, was the sole officer and director of Thomas Ventures, Inc.

      Under the terms of the agreement, we acquired 100% of the common stock of Thomas Equipment 2004 and Thomas Ventures in exchange for the issuance by us of 16,945,000 common shares (approximately 94% of the outstanding shares immediately after the reorganization). The average share price paid for the 16,945,000 shares of Thomas Equipment 2004 and Thomas Ventures exchanged for shares of Thomas Equipment stock was $.0775. Current officers, directors and principal stockholders of Thomas Equipment, who beneficially own in the aggregate approximately 77% of the outstanding common stock of Thomas Equipment, owned the following aggregate shares of common stock of Thomas Equipment 2004, Inc. and Thomas Ventures, Inc.:

Name                                               Shares     Average Price Paid
--------------------------------------------------------------------------------
Frank P. Crivello                              10,336,706                 $.1874
Frank P. Crivello SEP IRA                       2,010,000                 $.0124
4237901 Canada Inc. (owned by Clifford Rhee)    2,875,294                 $.01
David Marks                                       500,000                 $.01

      On December 22, 2004, we entered into an Agreement and Plan of Amalgamation with 4274458 Canada, Inc., a corporation wholly-owned by us, and Pneutech, Inc., as amended effective February 28, 2005. Under the terms of the agreement which closed on February 28, 2005, we acquired 100% of the common stock of Pneutech in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of our common stock, exercisable at $3.00 per share. An additional 167,360 shares of common stock were issued as of the closing in exchange for the cancellation of approximately $494,000 of debt owed by Pneutech to unaffiliated third parties. Upon the closing, Pneutech also redeemed all of its outstanding 929 preference shares and 530,000 special shares, all of which were owned by 3156176 Canada, Inc. for an aggregate of $508,000, which was the aggregate stated redemption value of such securities. Clifford Rhee, our President and a member of our Board of Directors is the beneficial owner of 32.6% of the equity interests of 3156176 Canada, Inc. and is deemed to control such entity by virtue of his positions as an officer and director of such entity. 3156176 Canada, Inc. was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee loaned $508,000 to 3156176 Canada, Inc. to fund the purchase of the preference shares and special shares, and is entitled to be repaid such amount, together with the dividends paid on such shares in the amount of $6,000. Such amounts have not been paid to Mr. Rhee from 3156176 Canada, Inc. to date. Neither Mr. Rhee nor any other officer, director or principal stockholder of Thomas received any benefits or other consideration in connection with the acquisition of Pneutech, except as disclosed above. In the aggregate Mr. Rhee is entitled to receive $514,000 from 3156176 Canada, Inc. for the loans he made to fund the acquisition of the preference and special shares. He also received 467,767 shares of our common stock in exchange for his common shares in Pneutech. Mr. Rhee did not receive any other payments of cash nor did he receive any warrants, option or other securities in connection with the acquisition of Pneutech. Mr. Rhee was the President and a member of the Board of Directors of both Thomas Equipment and Pneutech prior to the acquisition of Pneutech by Thomas Equipment. Mr. Rhee generally negotiated on behalf of Pneutech, in concert with the other principal stockholder of Pneutech, while David Marks, chairman of Thomas, negotiated on behalf of Thomas. Mr. Rhee's conflict of interest was disclosed to the shareholders of Pneutech as well as the Board of Directors of Thomas Equipment.

      On November 1, 2004, we entered into a consulting agreement with Frank Crivello to act as a non-exclusive consultant to us in the areas of mergers and acquisitions, business development and capital needs for a period of one year. Mr. Crivello is paid a fee of $10,000 per month for such services. Mr. Crivello is a member of Farwell Equity Partners, LLC, a principal stockholder of Thomas Equipment.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Bylaws provide that Thomas shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of Thomas, any subsidiary of Thomas or of any other corporation for which any and all persons who acted as officer or director at the request of Thomas.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

Capital Structure

      Our authorized capital consists of 200,000,000 shares of common stock, par value $.0001 per share and 5,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, we had 21,250,000 shares of common stock outstanding and 25,000 shares of preferred stock outstanding.


      In connection with the acquisition of assets from Thomas Equipment Limited, our subsidiary, Thomas Equipment 2004 Inc. issued 1,000 shares of its preferred shares. The shares are redeemable for CD$10,000,000 ($8,601,000 at September 30, 2005) plus accrued but unpaid dividends at our option at any time or by the holder on or after April 26, 2006. We are required to purchase the shares from the holder on April 26, 2006, if not earlier redeemed. The preferred shares carry a cumulative dividend of 8% per annum increasing to 12% after eighteen months from the date of acquisition. The holder of these shares has the right to be an observer at our board meetings.


Common Stock

      Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

Preferred Stock

      Our Articles of Incorporation authorize 5,000,000 shares of preferred stock, $.0001 par value per share. Our Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of our Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of our common stock.

      On April 15, 2005, our Board of Directors approved a Certificate of Designation for 30,000 shares of series A preferred stock, of which 25,000 were issued on April 19, 2005. The series A preferred stock issued is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The series A preferred stock may be converted at anytime upon five days notice by the preferred stockholders. We can require the holders to convert up to 20% of their series A preferred stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from April 19, 2005, we can redeem the series A preferred stock. If the redemption occurs in the fourth year after issuance, the redemption amount shall be 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount shall be 225% of the stated value. The holder can require us to redeem the series A preferred stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:

      o     failure to deliver common stock when required;

      o     failure to effect registration of the common stock; or

      o     a bankruptcy event.

Transfer Agent

      Interwest Transfer Co., Inc. 1981 E. 4800 South, Suite 100, Salt Lake City Utah 84117, is the transfer agent and registrar for our securities.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

                              SELLING STOCKHOLDERS

      The following table sets forth the common stock ownership of the selling stockholders as of December 1, 2005, including the number of shares of common stock issuable to the selling stockholders upon the conversion of convertible notes or exercise of options or warrants held by the selling stockholders. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.


-----------------------------------------------------------------------------------------------------------------------------------
                                       Total
                                     Shares of
                                      Common
                                    Stock, and
                                       those        Total
                                     Issuable     Percentage
                                       Upon       of Common                                Percentage
                                    Conversion      Stock,      Shares of                   of Common                  Percentage
                                        or         Assuming       Common      Beneficial      Stock      Beneficial    of Common
                                     Exercise        Full         Stock       Ownership       Owned      Ownership    Stock Owned
                                        of        Conversion   Included in    Before the     Before      After the       After
Name                                Securities   and Exercise   Prospectus     Offering     Offering      Offering      Offering
-----------------------------------------------------------------------------------------------------------------------------------
Roynat Merchant Capital Inc.(1)      1,000,000       4.5%       1,000,000     1,000,000       4.5%           --            --
-----------------------------------------------------------------------------------------------------------------------------------
Farwell Equity Partners, LLC (2)    10,986,706      51.7%       1,690,000     10,986,706      51.7%      9,296,706       43.7%
-----------------------------------------------------------------------------------------------------------------------------------
JAVL Investments, LLC(3)              200,000         *          200,000       200,000          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Lloyd R. Milliken                     50,000          *           50,000        50,000          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Frank Crivello, SEP IRA              2,010,000       9.5%       2,010,000     2,010,000       9.5%           --
-----------------------------------------------------------------------------------------------------------------------------------
Redwood Consultants, LLC(4)(5)        135,000         *          135,000       135,000          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Lucci Financial Group, LLC(5)(6)      50,000          *           50,000        50,000          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Maureen Simon(5)                      12,500          *           12,500        12,500          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Angela Williams(5)                     2,500          *           2,500         2,500           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Jimmy A. Perez(5)                     25,000          *           25,000        25,000          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Richard Tessi(5)                      12,500          *           12,500        12,500          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Richard Pissano(5)                    12,500          *           12,500        12,500          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Guy Crawford                          50,000          *           50,000        50,000          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Manny Touaty                          74,480          *           74,480        74,480          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Denise Touaty                         24,239          *           24,239        24,239          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Ron Touaty                            12,425          *           12,425        12,425          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Varda Touaty                          12,425          *           12,425        12,425          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Annat Touaty                          12,425          *           12,425        12,425          *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Daniel Maurice                         6,120          *           6,120         6,120           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Joanne Maurice                         2,244          *           2,244         2,244           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Gary Bisson                            1,597          *           1,597         1,597           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Denis Brousseau                        1,034          *           1,034         1,035           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Phat Minh Mai                          7,926          *           7,926         7,926           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Lisa Ptack                             6,223          *           6,223         6,223           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Allan Ptack                            6,222          *           6,222         6,222           *            --            --
-----------------------------------------------------------------------------------------------------------------------------------

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

*     Less than 1%.


      (1) All of such shares are issuable upon exercise of currently exercisable warrants. Roynat is owned by The Bank of Nova Scotia.

      (2) David Marks has sole investment and dispositive power with respect to the shares owned by Farwell Equity Partners, LLC.

      (3) Jeffrey Araj is the control person of such entity through his control of investment and disposition decision rights.

      (4) Jens Dalsgaard is the control person of such entity through his control of investment and disposition decision rights.

      (5) All of such shares are issuable upon exercise of warrants with an exercise price of $4.00 per share. Such warrants were issued in consideration of services provided to Thomas Equipment by Redwood Consultants, LLC.

      (6) Michael Lucci is the control person of such entity through his control of investment and disposition decision rights.


                      REMAINDER OF PAGE INTENTIONALLY BLANK

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.

      Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     settlement of short sales;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Penny Stock Rule

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements of Thomas Equipment Limited as of June 30, 2004 and for the three months ended September 30, 2004 and each of the two years in the period ended June 30, 2004 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


      The consolidated financial statements of Thomas Equipment Inc. as of June 30, 2005 and for the nine months then ended and the consolidated financial statements of Pneutech, Inc. as of October 31, 2004 and 2003, and for the years ended October 31, 2004 and 2003 included in this Prospectus have been so included in reliance on the report of Kingery & Crouse, P.A., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On December 6, 2004, we re-engaged Kingery & Crouse, P.A. as our principal independent accountants. Our board of directors has approved the appointment of Kingery & Crouse, P.A. as our new principal independent accountants.

      Prior to engaging Kingery & Crouse, P.A. we did not consult with them regarding either:

      1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Kingery & Crouse, P.A. concluded was an important factor considered by our company in reaching a decision as to our accounting, auditing or financial reporting issue; or

      2. any matter that was either the subject of disagreement or an event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-K.

      On November 9, 2004, as a result of the acquisition of Thomas, we dismissed Kingery & Crouse, P.A. as our principal independent accountants. From the date of Kingery & Crouse, P.A.'s appointment through the date of their dismissal on November 9, 2004, there were no disagreements between our company and Kingery & Crouse, P.A. on any matter listed under Item 304 Section (a)(1)(v) A to D of Regulation S-K, including accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Kingery & Crouse, P.A. would have caused them to make reference to the matter in its reports on our financial statements.

      We provided Kingery & Crouse, P.A. with a copy of the Current Report on Form 8-K disclosing this matter on November 9, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agreed with the statements made in the Current Report on Form 8-K, and if not, stating the aspects with which they agreed. A copy of the letter provided by Kingery & Crouse, P.A., dated November 12, 2004, is included as an exhibit to the registration statement of which this prospectus forms a part.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Thomas Equipment, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                        INDEX TO FINANCIAL STATEMENTS

================================================================================

                                                                     Page
                                                                     ----


Unaudited Condensed Consolidated Financial Statements of Thomas      F-2
Equipment, Inc. (Successor) For The Three Months Ended
September 30, 2005 And of Thomas Equipment Limited (Predecessor)
For The Three Months Ended September 30, 2004

Audited Consolidated Financial Statements of Thomas Equipment,       F-22
Inc. (Successor) For The Nine Months Ended June 30, 2005 And of Thomas Equipment Limited (Predecessor) For The Three Months
Ended September 30, 2004 And For The Years Ended June 30, 2004
and 2003

Audited Consolidated Financial Statements of Pneutech, Inc.          F-82
For the Years Ended October 31, 2004 and 2003 and Unaudited
Consolidated Financial Statements of Pneutech, Inc. For the
Four Months Ended February 28, 2005 and Six Months Ended April
30, 2004

Unaudited Pro Forma Combined Condensed Statement of Operations       F-103
For the Year Ended June 30, 2005


================================================================================

THOMAS EQUIPMENT, INC.

Condensed Consolidated Financial Statements

September 30, 2005

TABLE OF CONTENTS

================================================================================

                                                                     Page
                                                                     ----

Condensed Consolidated Balance Sheet as of September 30,
2005 and June 30, 2005                                               F-3

Consolidated Statement of Operations for the Three Months
Ended September 30, 2005 (Successor) and the Three Months
Ended September 30, 2004 (Predecessor)                               F-4

Consolidated Statement of Stockholders' Equity (Deficit)
for the Three Months Ended September 30, 2005 (Successor)            F-5

Consolidated Statement of Cash Flows for the Three Months
Ended September 30, 2005 (Successor) and the Three Months
Ended September 30, 2004 (Predecessor)                               F-6

Notes to Condensed Consolidated Financial Statements                 F-7

================================================================================

                             THOMAS EQUIPMENT, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                  (Unaudited - in thousands, except share data)



                                                                                 September 30,    June 30,
                                                                                      2005          2005
                                                                                 -------------    --------
                                                                                 (as restated)  (as restated)
ASSETS

Current assets:
  Cash                                                                           $       3,499    $  3,800
  Accounts receivable, net of allowance for doubtful accounts of $342 and $235          22,863      24,426
  Inventories (Note 6)                                                                  35,647      35,574
  Prepaid expenses and other assets                                                      2,918       3,709
                                                                                 -------------    --------
      Total current assets                                                              64,927      67,509

Property, plant and equipment, net                                                      22,977      21,504
Deferred finance costs and other assets                                                  1,933       1,734
Goodwill                                                                                 5,577       5,301
                                                                                 -------------    --------
      Total assets                                                               $      95,414    $ 96,048
                                                                                 =============    ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Revolving credit facilities (Note 7)                                           $      11,043    $ 10,813
  Convertible credit facility (Note 8)                                                      --          --
  Trade payables                                                                        16,425      14,490
  Warranty liability (Note 4)                                                            1,350       1,280
  Other payables and accrued liabilities                                                 5,073       4,279
  Current portion of long term obligations (Note 9)                                      1,675       3,794
  Current portion of convertible long term debt (Note 8)                                 2,484       2,484
  Derivative financial instruments (Note 11)                                             1,270          --
  Redeemable preferred stock of subsidiary (Note 10)                                     8,601       8,142
                                                                                 -------------    --------
      Total current liabilities                                                         47,921      45,282

Convertible minimum borrowing note (Note 8)                                              3,662       3,387
Long term obligations (Note 9)                                                           6,937       6,716
Convertible long term debt (Note 8)                                                        347         504
Deferred taxes                                                                             385         366
Derivative financial instruments (Note 11)                                              92,448     106,921
                                                                                 -------------    --------
                                                                                       151,700     163,176
                                                                                 -------------    --------
Redeemable convertible preferred stock, Series A (Note 12)                                   1           1
                                                                                 -------------    --------

Stockholders' Equity (Deficit)
  Common stock (Note 12)                                                                     2           2
  Additional paid in capital                                                            11,954      12,267
  Accumulated deficit                                                                  (63,598)    (78,747)
  Accumulated other comprehensive income (loss)                                         (4,645)       (651)
                                                                                 -------------    --------
      Total stockholders' equity (deficit)                                             (56,287)    (67,129)
                                                                                 -------------    --------

Total liabilities and stockholders' equity (deficit)                             $      95,414    $ 96,048
                                                                                 =============    ========


See accompanying notes to condensed consolidated financial statements

                             THOMAS EQUIPMENT, INC.

      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                  (Unaudited - in thousands, except share data)


                                                                    Successor    |  Predecessor
                                                                     Business    |    Business
                                                                   ------------  |  ------------
                                                                      Three      |  Three Months
                                                                   Months Ended  |     Ended
                                                                   September 30, |  September 30,
                                                                       2005      |      2004
                                                                   ------------  |  ------------
                                                                   (as restated)
Sales                                                              $     26,115  |  $     13,857
Cost of sales                                                            21,537  |        11,770
                                                                   ------------  |  ------------
Gross profit                                                              4,578  |         2,087
                                                                   ------------  |  ------------
                                                                                 |
Operating expenses:                                                              |
  Selling                                                                 2,280  |         1,797
  General and administrative                                              3,399  |         2,221
  Provision for doubtful receivables                                         84  |            41
  Other (income)                                                         (4,846) |          (884)
                                                                   ------------  |  ------------
                                                                            917  |         3,175
                                                                   ------------  |  ------------
                                                                                 |
Operating income (loss)                                                   3,661  |        (1,088)
                                                                                 |
  Net financial expense                                                   2,805  |           499
  Derivative instrument (income), net                                   (14,293) |            --
                                                                   ------------  |  ------------
                                                                                 |
Net income (loss) before income taxes                                    15,149  |        (1,587)
                                                                                 |
Provision for income taxes                                                   --  |            15
                                                                   ------------  |  ------------
                                                                                 |
Net income (loss)                                                  $     15,149  |  $     (1,602)
Dividends and accretion on series A preferred stock                         313  |            --
                                                                   ------------  |  ------------
Net income (loss) attributable to common shareholders              $     14,836  |  $     (1,602)
                                                                   ============  |  ============
                                                                                 |
Weighted average shares outstanding, basic                           21,250,000  |     8,643,000
                                                                   ------------  |  ------------
Weighted average shares outstanding, diluted                         53,076,373  |     8,643,000
                                                                   ------------  |  ------------
                                                                                 |
Basic income (loss) per share                                      $       0.70  |  $      (0.19)
                                                                   ============  |  ============
Diluted income (loss) per share                                    $      (0.03)   $       (0.19)
                                                                   ============  |  ============
                                                                                 |
Reconciliation of Comprehensive Income (Loss):                                   |
Net income (loss)                                                  $     15,149  |  $     (1,602)
Other comprehensive income (loss) - foreign currency translation         (3,994) |          (726)
                                                                   ------------  |  ------------
Total comprehensive income (loss)                                  $     11,155  |  $     (2,328)
                                                                   ============  |  ============


See accompanying notes to condensed consolidated financial statements

                             THOMAS EQUIPMENT, INC.

                               Successor Business

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               (Unaudited - in thousands, except number of shares)


                                               Common Stock      Additional                       Other
                                          --------------------    Paid-In      Accumulated    Comprehensive
                                            Shares     Amount     Capital        Deficit          Loss          Total
                                          ----------   -------   ----------    -----------    -------------    --------
Balances, July 1, 2005, as restated       21,250,000   $     2   $   12,267    $   (78,747)   $        (651)   $(67,129)

Accretion of discount on series A
  preferred stock and premium
  payable on redemption                           --        --           (1)            --               --          (1)

Dividends on series A preferred stock             --        --         (312)            --               --        (312)

Currency translation adjustment                   --        --           --             --           (3,994)     (3,994)

Net income for the period                         --        --           --         15,149               --      15,149
                                          ----------   -------   ----------    -----------    -------------    --------
Balances, September 30, 2005,
  as restated                             21,250,000   $     2   $   11,954    $   (63,598)   $      (4,645)   $(56,287)
                                          ==========   =======   ==========    ===========    =============    ========

See accompanying notes to condensed consolidated financial statements

                             THOMAS EQUIPMENT, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited - in thousands)

                                                                                Successor    |  Predecessor
                                                                                 Business    |    Business
                                                                               ------------  |  ------------
                                                                               Three Months  |  Three Months
                                                                                  Ended      |     Ended
`                                                                              September 30, |  September 30,
                                                                                   2005      |      2004
                                                                               ------------  |  ------------
                                                                               (as restated)
Cash Flows From Operating Activities:
  Net income (loss)                                                            $     15,149  |  $     (1,602)
  Adjustments to reconcile net income (loss) to net cash used in operating                   |
  activities:                                                                                |
    Amortization of debt discounts, premiums and deferred financing fees                561  |            --
    Unrealized gains on derivative instruments                                      (14,293) |            --
    Amortization of warrants issued for professional fees                               196  |            --
    Depreciation and amortization                                                       586  |           528
    Unrealized foreign exchange gain on U.S. $ denominated debt                      (4,659) |            --
    Allowance for doubtful accounts                                                      84  |            --
  Net change in working capital items                                                 4,120  |        (1,103)
                                                                               ------------  |  ------------
Net Cash Provided By (Used In) Operating Activities                                   1,744  |        (2,177)
                                                                               ------------  |  ------------
                                                                                             |
Cash Flows From Investing Activities:                                                        |
  Purchase of property, plant and equipment                                          (1,377) |          (272)
                                                                               ------------  |  ------------
Net Cash Used In Investing Activities                                                (1,377) |          (272)
                                                                               ------------  |  ------------
                                                                                             |
Cash Flows From Financing Activities:                                                        |
  Deferred financing fees                                                               (73) |            --
  Net repayments of advances from affiliated companies                                   --  |          (588)
  Increases (decreases) in credit facilities                                           (303) |            --
  Increases (decreases) in convertible credit facilities                              1,020  |            --
  Increase in bank advances                                                              --  |         2,277
  Payments on long term obligations and convertible long term debt                   (1,210) |            --
  Payments on capital lease obligations                                                (125) |            --
                                                                               ------------  |  ------------
Net Cash Provided By (Used In) Financing Activities                                    (691) |         1,689
                                                                               ------------  |  ------------
                                                                                             |
Net Increase (Decrease) in Cash                                                        (324) |          (760)
Effect of Exchange Rate Changes on Cash                                                  23  |            23
Cash, Beginning of Period                                                             3,800  |           823
                                                                               ------------  |  ------------
Cash, End of Period                                                            $      3,499  |  $         86
                                                                               ============  |  ============
                                                                                             |
Supplemental Disclosure of Cash Flow Information                                             |
  Interest paid                                                                $        842  |  $         15
                                                                               ============  |  ============

See accompanying notes to condensed consolidated financial statements

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

1.    Organization and description of the business

      On November 9, 2004, Thomas Equipment, Inc. ("we", "us", "our", "Successor" or "Successor Business") acquired the business, fixed assets and inventory of Thomas Equipment Limited ("Thomas Equipment Limited", "Predecessor" or "Predecessor Business), an unrelated company, effective as of October 1, 2004, which was our date of inception. On February 28, 2005, we acquired 100% of the common stock of Pneutech Inc. ("Pneutech").

      We have two business segments, Thomas Equipment and Pneutech.

      Thomas Equipment Inc. and its subsidiaries manufacture and distribute through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plant and mini excavators for the industrial and construction industry. Thomas Equipment also manufactures a complete line of potato harvesting and handling equipment for the agricultural industry. Thomas Equipment has manufacturing and assembly facilities in Centreville, New Brunswick, Canada and Busan, South Korea and also operates five retail stores in New Brunswick, Prince Edward Island, Maine, and Illinois.

      Pneutech and its subsidiaries (Rousseau, Hydramen and Samsung Industry), are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea.

2.    Basis of presentation

      The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Rule 210 of Regulation S-K of the Securities and Exchange Commission (the "SEC"). Accordingly, these condensed consolidated financial statements do not include all of the footnotes required by accounting principles generally accepted in the United States of America. In management's opinion, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006.

      The accompanying unaudited condensed consolidated financial statements, as of and for the three months ended September 30, 2005, are those of Thomas Equipment, Inc. the Successor. The statements of operations and of cash flows include those of Thomas Equipment Limited, our Predecessor, for the three months ended September 30, 2004.

Principles of consolidation

      The consolidated financial statements include the accounts of Thomas Equipment, Inc. and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

      In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

      Estimates that are critical to the accompanying consolidated financial statements include the identification and valuation of derivative instruments; the amortization periods for debt issuance costs and the amortization of discounts on convertible securities arising from warrants, options and bifurcated derivative instruments; estimates that arise from the provisions for doubtful accounts receivable, warranties and inventory obsolescence; contingent liabilities; the valuation of deferred income tax assets; and estimating depreciation of tangible assets. The markets for our products are characterized by intense competition and price competition, all of which could impact the future realizability of our assets. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Translation of foreign currencies

      Our functional currency is the Canadian dollar. Our foreign currency transactions and balances are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the periods presented.

      Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each period end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the period. All translation effects of exchange rate changes are included as a separate component of stockholders' equity (deficit).

Derivative financial instruments

      We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

      Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

      The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Restatement


      These financial statements, as of September 30, 2005 and June 30, 2005 and for the three months ended September 30, 2005, have been restated to record as derivative instrument liabilities options and warrants issued in connection with certain of our debt instruments and our series A preferred stock and to bifurcate and separately account for derivative instruments embedded in those debt instruments and preferred stock. As a result, the effect on our accompanying consolidated balance sheet as of September 30, 2005 and June 30, 2005 was an increase in liabilities and corresponding decrease in stockholders' equity of $29,407 and $76,885, respectively, from what was originally reported. The effect on our consolidated statement of operations for the three months ended September 30, 2005 was an increase in our net income attributable to common shareholders of $14,244. Basic income per share for the three months ended September 30, 2005 increased by $0.67 and diluted income per share for the three months ended September 30, 2005 decreased by $0.03. Because we anticipate that these derivative liabilities will be settled by issuing our common stock, we do not expect that they will impact our liquidity.



3.    Liquidity and going concern

      Our consolidated financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

      We have outstanding convertible debt, together with a common stock option and warrants, held by Laurus. We were previously not in compliance with the obligations imposed by our Registration Rights Agreement with Laurus to register the shares of common stock issuable to Laurus on conversion of the debt or exercise of the option or warrants. However, as of October 28, 2005, the Registration Rights Agreement was terminated in its entirety. Previously, our failure to comply with the Laurus registration obligations after October 31, 2005 would have constituted an event of default which would entitle Laurus, in its sole discretion, to demand payment in full of all obligations due to them, together with a 15% premium on the principal amount of notes then outstanding. As described in Note 16, on November 16, 2005 and January 9, 2006, we received additional loans from Laurus.


      As of January 18, 2006, we are not currently in compliance with our obligations to register the shares of common stock underlying the 1,000,000 warrants issued to Roynat Merchant Capital Inc. Under the Registration Rights Agreement with Roynat, because this registration statement was not effective by August 31, 2005, we began to incur damages of $50 per month. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $600.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

      We have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of our convertible Series A preferred stock. Because that required registration statement was not filed and effective by October 19, 2005, we have begun, since October 20, 2005, to incur penalties of 1% per month of the face amount of the preferred stock of $25,000. Furthermore, if the registration statement is not effective by April 19, 2006, the holders of the series A preferred stock have the option to require redemption with a 10% premium.

      We do not currently have the ability to repay the preferred stock in the event of a demand by the holders. Furthermore, we granted a security interest to Laurus in substantially all of our assets and, accordingly, in the event of any default under our agreements with Laurus, they could conceivably attempt to foreclose on our assets which could cause us to curtail our operations.


      Our immediate plans include continuing efforts to finalize the registration of certain of our outstanding common stock and the common stock underlying certain of our outstanding warrants. We filed our first registration statement on April 21, 2005 and, through six subsequent amendments, have responded to numerous comments from the SEC Staff. As soon as the registration statement is declared effective, we intend to devote our resources to registering the common stock issuable on conversion of the preferred stock so as to minimize any penalties and/or ability of the preferred stockholders to demand redemption.


      In addition to the above, we believe that our operating results will improve dramatically during the fiscal year ending June 30, 2006. A significant portion of our fiscal 2005 net loss arose from non-cash items related primarily to stock-based compensation, amortization of debt discounts and changes in the fair value of derivative liabilities related to outstanding options and warrants. In addition, we experienced a number of non-recurring expenses associated with our SEC filings and organizational start-up of approximately $2,000. Finally, we have already been successful in positively impacting our liquidity and operations as evidenced by the following:

      o We have started to increase utilization of a new supplier for a major product component used by our Thomas Equipment division, which will save us approximately $2,000 during the next twelve months,

      o We have recently increased our pricing by an average of approximately 4.5% while other supplier costs have increased only 2%, which will result in additional profits of approximately $1,500,

      o We have orders for new sales of approximately $30,000 which will be assembled in our new facility in Korea, where our costs are lower, providing additional gross profit of approximately $6,000 and operating income of approximately $4,000.

      We may also elect to convert certain Laurus debt to common stock, and/or refinance the indebtedness.

      For all the reasons mentioned above, we believe that we have adequate short term borrowing capability and that we will be able to sustain our operations and continue as a going concern for a reasonable period of time.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

4.    Product warranties

         Our products are sold with a one year comprehensive bumper to bumper warranty except for loader sales in North America and Australia, which have a three year bumper to bumper warranty, followed by a power train warranty in years four and five. We generally determine our total warranty liability by applying historical claims rate experience to the estimated amount of equipment that has been sold and is still under warranty based on dealer inventories and retail sales. The historical claims rate is primarily determined by a review of claims costs and current quality developments. Warranty provisions are included as a component of cost of sales.

A reconciliation of the changes in the warranty liability is as follows:

                                       September 30, 2005    June 30, 2005
                                       ------------------    -------------

Balance, beginning of period           $            1,280    $          --
Liabilities assumed from predecessor                   --              895
Warranty obligations honored                         (126)            (179)
Accruals for warranties                               126              562
Foreign exchange                                       70                2
                                       ------------------    -------------
                                       $            1,350    $       1,280
                                       ==================    =============


Subsequent to our acquisition of certain assets of the Predecessor, we agreed to assume responsibility for the warranty liability of the Predecessor on equipment sold prior to October 1, 2004. Based on an assessment of that warranty liability at the time we assumed it, the Predecessor paid us C$1,100 ($895) for our assumption of that liability.

5.    Net income or loss per share

      We compute net income or loss per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net income or loss per share is computed by dividing the net income or loss available to common stockholders for the period, after deducting dividends and accretion of discounts and redemption premium on our series A preferred stock, by the weighted average number of common shares outstanding during the period. Diluted net income or loss per share is computed by dividing the net income or loss for the period by the total number of common and common equivalent shares outstanding during the period. During the period when they would be anti-dilutive, common stock equivalents (which during the three months ended September 30, 2005 consisted of options to purchase 4,020,000 common shares, warrants to purchase 6,794,395 common shares, debt convertible into a maximum of up to 18,600,000 common shares and preferred stock convertible into 8,333,333 common shares) are not considered in the computations. Common stock issuable on the assumed exercise of options and warrants is computed based on the treasury stock method using the average market price for the period, which for the quarter ended September 30, 2005 was $3.95.


The following reconciles the numerator and denominator of the basic and diluted per-share computations:

                                                                      For The Three Months Ended September
                                                                                    30, 2005
                                                                  -------------------------------------------
                                                                     Income          Shares        Per-Share
                                                                   (Numerator)    (Denominator)     Amount
                                                                  -------------------------------------------
Net income                                                            $15,149
Less: Dividends and accretion on Series A preferred stock                 313
                                                                  -----------

Basic EPS
Income available to common shareholders                                14,836       21,250,000       $0.70
                                                                                               ============

Effect of Dilutive Securities
Options and warrants                                                   (3,473)       5,710,374
Convertible debt                                                      (10,425)      17,782,666
Convertible series A preferred stock                                   (2,520)       8,333,333
                                                                  ----------------------------

Diluted EPS
Income available to common shareholders and assumed conversions       $(1,582)      53,076,373      $(0.03)
                                                                  =========================================



      Under the "if converted" method, options, warrants and convertible instruments are assumed to have been converted as of the beginning of the period and any proceeds received on conversion are assumed to have been used to purchase treasury stock at the average market price for the period. Net income is adjusted to eliminate interest and dividends on preferred stock, as well as unrealized gains or losses related to derivative instruments and foreign exchange associated with the "if converted" instruments.

      Warrants to purchase 250,000 shares of common stock at $4 per share were outstanding during the quarter but were not included in the computation because the warrants' exercise price was greater than the average market price of the common shares of $3.95.



6.    Inventories

                                September 30, 2005   June 30, 2005
                                ------------------   -------------

Raw materials and spare parts   $            6,630   $       8,905
Work in process                              4,208           3,863
Finished goods - new                        22,442          20,797
Finished goods - used                        2,097           1,775
Packaging and supplies                         270             234
                                ------------------   -------------
                                $           35,647   $      35,574
                                ==================   =============

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

7.    Revolving credit facilities

      On June 15, 2005, Pneutech entered into a credit facilities agreement with the Royal Bank of Canada. Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the credit agreement. Under the terms of the credit agreement, Pneutech was provided with a CD$15,000 (U.S.$12,902 at September 30, 2005) revolving credit facility and Pneutech and its subsidiaries were also provided with an additional CD$750 (U.S.$645 at September 30, 2005) revolving lease line of credit. The credit facility became effective on August 12, 2005. The proceeds of the facility were used to repay Pneutech's obligations to HSBC Bank Canada and existing obligations of the subsidiaries to the Royal Bank of Canada.

      The credit facility permits Pneutech to borrow an amount based upon its eligible accounts receivable and eligible unencumbered inventory, as defined in the credit agreement. At September 30, 2005, the total amount available under the CD$15,000 revolving credit facility was CD$11,400 (U.S.$9,805), of which CD$800 (U.S.$688) was unused. The loans generally accrue interest at the bank's prime rate, plus 0.50%, which is payable monthly in arrears. The obligations under the credit agreement are secured by all of the assets of Pneutech and its subsidiaries, including but not limited to inventory and accounts receivable. In addition, we have provided a guarantee of all obligations under the credit agreement. The obligations under the credit agreement are payable in full on March 30, 2006.

8.    Convertible credit facility and convertible long term debt

      On November 9, 2004, concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements, as subsequently amended, with Laurus Master Fund, Ltd. ("Laurus'), a Cayman Islands corporation, pursuant to which we sold convertible notes, and options and warrants to purchase common stock, to Laurus in a private offering exempt from registration under Section 4(2) of the Securities Act of 1933. The securities sold to Laurus were:

      o     A secured convertible term note with a principal amount of $6,000;

      o A secured convertible minimum borrowing note with a principal amount of $8,000;

      o A secured convertible revolving note with a principal amount not to exceed $16,000, including the $8,000 minimum borrowing amount;

      o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable in whole or in part at any time for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share, exercisable in whole or in part at any time.

      On January 26, 2005, we and Laurus amended certain terms of the original agreements to:

      o Increase the maximum principal amount of the secured convertible revolving note to $20,000 (including the minimum borrowing note of $8,000)

      o Issue to Laurus warrants to purchase 400,000 shares of our common stock, at a price of $2.25 per share. The warrants are exercisable at any time and expire on January 26, 2012.

      On February 28, 2005, we issued to Laurus:

      o A secured convertible term note with a principal amount of $1,900 and;


      o A common stock purchase warrant to purchase 150,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable in whole or in part at any time until February 28, 2012;


      On October 28, 2005, we further amended our agreements with Laurus, as described in Note 16 "Recent events".

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

      Because the options and warrants issued to Laurus were subject to our Registration Rights Agreement with Laurus, they have been accounted for as derivative instrument liabilities (see Note 11). Also, certain derivative instruments embedded in the debt instruments, including the embedded conversion options, have been bifurcated and accounted for separately as derivative instrument liabilities (see Note 11).

      The secured convertible notes, together with any accrued but unpaid interest and fees, are convertible by the holder into common stock, at any time, in whole or in part, at a price of $1.50 per share.

      Under the revolving credit facility, we are permitted to borrow an amount based upon eligible accounts receivable, inventory and fixed assets, less any reserves, as defined in the agreements with Laurus. We must pay a fee of 0.30% per annum on the average monthly unused amount of the revolving credit facility and a 1% per month fee on any balance in excess of the borrowing limit. We must also pay a fee in the event the facility is terminated prior to expiration.


      Our obligations under the notes are secured by all of our assets. The notes mature on November 9, 2007. The interest rate on the notes is reset once each month and is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 3.0%, provided that the annual rate of interest may not be less than 7.5%. At September 30, 2005, the interest rate on the notes was 9.75%.


      The $6,000 and $1,900 secured convertible term notes and the $8,000 minimum borrowing note may be redeemed by us in cash by paying Laurus 105% of the outstanding principal amount, plus accrued interest. Upon the occurrence of certain Events of Default under the agreements (including failure to effect registration of the underlying common stock or a change in control of the Company), Laurus has the right to require us to redeem the notes, at an amount of 115% of the outstanding principal amounts, plus accrued interest.

      At September 30, 2005, the following amounts were outstanding under the secured convertible term notes. See Note 11 for information on the derivative instrument liabilities related to the options and warrants issued to Laurus and the bifurcated embedded derivative instruments related to the notes.

                                                                               September 30,          June 30,
                                                                                        2005              2005
                                                                               -------------     -------------
$6,000 term loan, bearing interest at U.S. prime plus 3% with monthly
principal repayments of $207 per month plus interest, starting July 1, 2005    $       5,379     $       6,000
Less: unamortized discount                                                            (2,548)           (3,012)
                                                                               -------------     -------------
Balance                                                                        $       2,831     $       2,988
Less: current portion                                                                 (2,484)           (2,484)
                                                                               -------------     -------------
                                                                               $         347     $         504
                                                                               =============     =============

$8,000 minimum borrowing note, bearing interest at U.S. prime plus 3% due
on November 9, 2007                                                            $       8,000     $       8,000
Less: unamortized discount                                                            (4,338)           (4,613)
                                                                               -------------     -------------
Balance                                                                        $       3,662     $       3,387
                                                                               =============     =============

$1,900 term loan, bearing interest at U.S. prime plus 3% with monthly
principal repayments of $66 per month plus interest, starting July 1, 2005     $       1,702     $       1,900
Less: unamortized discount                                                            (1,702)           (1,900)
                                                                               -------------     -------------
Balance                                                                        $           0     $           0
Less: current portion                                                                     (0)               (0)
                                                                               -------------     -------------
                                                                               $           0     $           0
                                                                               =============     =============


Revolving credit facility, bearing interest at U.S. prime plus 3%              $      10,774     $       9,684
Less: unamortized discount                                                           (10,774)           (9,684)
                                                                               -------------     -------------
Balance                                                                        $           0     $           0
                                                                               =============     =============


The revolving credit facility provides for borrowings utilizing an asset based formula, using eligible receivables, inventory and fixed assets, less any reserves. The amount of available borrowings pursuant to the
formula was as follows:                                                        $      19,760     $      17,710
                                                                               -------------     -------------

Less: amount borrowed under minimum borrowing note                                     8,000             8,000
Less: amount borrowed under revolving credit facility                                 10,774             9,684
                                                                               -------------     -------------
                                                                                      18,774            17,684
                                                                               -------------     -------------

Excess availability                                                            $         986     $          26
                                                                               =============     =============

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

9.    Long term obligations

                                                                             September 30,
                                                                                  2005
                                                                             -------------
Note payable to Predecessor, bearing interest at 4%, with two equal annual
  principal repayments plus interest, maturing on October 31, 2006                  $2,322

Capital lease obligations                                                            5,277

Private loans with interest rates ranging from 3% to 8%, with regular
  principal and interest payments                                                    1,013
                                                                             -------------
                                                                                     8,612
Less: current portion                                                               (1,675)
                                                                             -------------
                                                                             $       6,937
                                                                             =============

      We previously entered into two two-year capital lease agreements with Thomas Equipment Limited. Pursuant to the leases, we have the right at any time prior to the expiration of the leases to purchase the leased properties for $5,183 (based on the exchange rate at September 30, 2005). In addition, Thomas Equipment Limited has the right to require us to purchase the leased properties at the expiration of the leases. The leases require annual payments of $516 plus realty taxes, maintenance, heat and certain other expenses.

10.   Redeemable preferred stock of subsidiary

      In connection with the financing of the asset acquisition from the Predecessor, we issued to the parent of the Predecessor, 1,000 shares of redeemable preferred stock of our subsidiary Thomas Equipment 2004 Inc. The preferred shares carry a cumulative dividend of 8% per annum. We are required to purchase the preferred shares from the holder on April 26, 2006, if not earlier redeemed. A default rate of 12% is due if we fail to redeem by April 26, 2006. The face amount of the shares is $8,601 (translated at September 30, 2005). The shares are currently redeemable for $9,227 (their face amount of $8,601 plus $626 of accrued but unpaid dividends). The holder of these shares has the right to be an observer at our board meetings.

11.   Derivative financial instrument liabilities


      We use the Black-Scholes option pricing model to value options and warrants, and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See
Note 8 related to embedded derivative instruments that have been bifurcated from our notes payable to Laurus and Note 12 related to the embedded derivative instruments that have been bifurcated from our series A preferred stock.


      In valuing the options and warrants and the embedded conversion option components of the bifurcated embedded derivative instruments, at the time they were issued and at September 30, 2005, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the options or warrants or repayment date of the convertible debt instrument. The 4,020,000 options issued to Laurus have no stated expiration date; for the purposes of valuing these options using the Black-Scholes option pricing model, they are assumed to have an expiry date of November 9, 2011 (i.e. an initial life of seven years, the same as all warrants issued to Laurus). Because the exercise price of the options is de minimis ($0.01 per share), changing the assumed expiry date has no effect on the value of the options. All options, warrants and conversion options can be exercised by the holder at any time.


      Because of the limited historical trading period of our common stock, the expected volatility of our common stock over the remaining life of the options and warrants has been estimated at 50%, based on a review of the volatility of entities considered by management as comparable. The risk-free rates of return used ranged from 3.05% to 4.23%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the options or warrants.


      At September 30, 2005, the following derivative liabilities related to common stock options and warrants and embedded derivative instruments were outstanding:

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

                                                                                   Exercise    Value -       Value -
                                                                                   Price Per    Issue    September 30,
Issue Date      Expiry Date                     Instrument                           Share      Date         2005
----------------------------------------------------------------------------------------------------------------------
11-09-2004          N/A       4,020,000 options issued to Laurus - see Note 8         $0.01     $4,020        $15,638

11-09-2004       11-09-2011   2,200,000 warrants issued to Laurus - see Note 8         2.25        792          5,742

01-26-2005       01-26-2012   400,000 warrants issued to Laurus - see Note 8           2.25      2,424          1,052

02-28-2005       02-28-2012   150,000 warrants issued to Laurus - see Note 8           2.25        698            396

02-28-2005       08-28-2006   1,000,000 warrants issued to Roynat                      3.00      3,290          1,270

04-19-2005       04-19-2010   2,083,333 warrants issued to holders of series A
                              preferred stock - see Note 12                            3.75      4,958          3,875
                                                                                                         ------------
Fair value of freestanding derivative instrument liabilities for options and warrants                         $27,973
                                                                                                         ------------


                                                                                   Exercise    Value -       Value -
 Original        Facility                                                          Price Per    Issue    September 30,
Issue Date      Expiry Date                     Instrument                           Share      Date         2005
----------------------------------------------------------------------------------------------------------------------
11-09-2004       11-09-2007   Laurus - $6,000 term note - see Note 8                   1.50      1,124        $10,218

02-28-2005       11-09-2007   Laurus - $1,900 term note - see Note 8                   1.50      6,778          2,785

11-09-2004       11-09-2007   Laurus - $8,000 minimum borrowing note - see
                              Note 8                                                   1.50      1,648         16,628

11-09-2004       11-09-2007   Laurus - $12,000 revolving note - see Note 8             1.50      6,864         18,531

04-19-2005           N/A      Series A preferred stock - see Note 12                   3.00     22,167         17,583
                                                                                                         ------------
Fair value of bifurcated embedded derivative instrument liabilities, associated
with the above mentioned instruments                                                                          $65,745
                                                                                                         ------------


                                                                                                         ------------
Total derivative financial instruments                                                                        $93,718
                                                                                                         ============



12.   Capital stock

      At September 30, 2005, we have 200,000,000 authorized shares of common stock, par value $0.0001, 21,250,000 shares issued and outstanding.

      We have 5,000,000 shares of preferred stock authorized, $0.0001 par value. At September 30, 2005, 25,000 shares of series A preferred stock were issued and outstanding, as follows.



                                                                                   September 30,         June 30,
                                                                                        2005               2005
                                                                                   -------------      -------------

25,000 shares of Series A redeemable convertible preferred stock - stated amount   $      25,000      $      25,000

Less: unamortized discount related to warrants issued to purchasers and
bifurcated embedded derivative instruments (see Note 11)                                 (24,999)           (24,999)
                                                                                   -------------      -------------

Carrying amount at September 30, 2005                                              $           1      $           1
                                                                                   =============      =============

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

      The Series A redeemable convertible preferred stock is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The preferred stock may be converted at anytime upon five days notice by the holders. Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price will be adjusted according to a formula that is intended to maintain the holders in no better or worse position than before such issuance. The conversion price may also be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      We can require the holders to convert up to 20% of their preferred stock per month, if our common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing three years after issuance (after April 19, 2008), we can redeem the preferred stock at 200% of the stated value if the redemption occurs in the fourth year and 225% of the stated value if the redemption occurs during the fifth year. The holders can require the Company to redeem the preferred stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including failure to effect registration of the common stock.


      The fair value of the warrants issued to the purchasers and the fair value of the bifurcated embedded derivative instrument (see Note 11) initially exceeded the face amount of the preferred stock. As a result, the preferred stock was initially recorded at zero, and is being accreted, using an effective interest method, to its redemption value of $27,500 over the five year period until the holders may request redemption.


13.   Financing expense

Capital leases                               $   95
Credit facility                                 184
Amortization of discounts and interest
 on Laurus debt instruments                   1,066
Amortization of deferred financing fees         132
Debt premium                                    239
Dividends on preferred stock of subsidiary      166
Waiver fee paid to Laurus                       898
Other                                            25
                                             ------
Total                                        $2,805
                                             ======


14.   Common stock warrants issued to non-employees

      We use the Black-Scholes option pricing model to value warrants issued to non-employees, based on the market price of our common stock at the time the warrants are issued. All outstanding warrants may be exercised by the holder at any time. During the three months ended September 30, 2005 and as at that date, we had the following warrants outstanding:

                                              Exercise
                                  Number of   Price Per
Issue Date          Expiry Date   Warrants      Share                   Issued For
-----------------   -----------   ---------   ---------   ---------------------------------------
01-31-2005          01-31-2008      250,000   $    4.00   Investor relations services

02-28-2005          02-28-2010      211,062   $    3.00   Acquisition of Pneutech

04-19-2005          04-19-2010      500,000   $    3.00   Placement fee, Series A preferred stock

                                  ---------
Total outstanding                   961,062
                                  =========

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

15.   Segment information

Successor

      We determine and disclose our segments in accordance with SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" which uses a "management" approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the reportable segments. Our management reporting structure provides for the following segments:

Thomas Equipment

      Thomas Equipment manufactures a full line of skid loaders, attachments, mini skid steers, and screening plants, as well as a full line of mini excavators and equipment trailers. We also manufacture a complete line of potato harvesting and handling equipment. Thomas Equipment has approximately a 3.5% share of the worldwide mini skid market, and is considered the market leader in the U.S. with its 400 series screening plant model.

Pneutech

      Pneutech manufactures and distributes a full line of pneumatic and hydraulic components and systems for the industrial and mobile market and also manufactures hydraulic cylinders and metal gaskets for the industrial market. Pneutech has three wholly-owned subsidiaries, Hydramen Fluid Power, Ltd., Rousseau Controls, Inc., and Samsung Industry Co., Ltd. Pneutech has over thirty years of experience in the field of fluid power and specializes in the design, engineering, manufacture and distribution of pneumatic and hydraulic systems and components for all automation and motion control applications.

Hydramen

      Since 1986, Hydramen Fluid Power has been designing and manufacturing welded hydraulic cylinders. The welded cylinders are widely used on mobile hydraulics such as dump trucks, telescoping applications on utility vehicles and recycling trucks to name a few. Hydramen is engaged in full aftermarket sales and service of its products as well as other makes and models.

Rousseau

      Rousseau Controls specializes in the design and fabrication of hydraulic and pneumatic equipment as well as electrically-operated and/or electronically controlled systems. These projects are usually produced for a customer's specific needs. Normally we do not perform the function of a general contractor and usually, when involved in new construction, act as a sub-contractor. Rousseau provides engineering assistance to its customers in their applications and will undertake consulting engineering services when requested.

Samsung

      Samsung Industry Co. Ltd., located in Busan, South Korea, is one of Asia's premier manufacturers of spiral wound metal gaskets and gland packing. Since 1985, the company has been engaged in sales and service of sealing products to various oil & gas refineries and petrochemical plants. The company has long-term supply contracts with major corporations such as Daiwoo Heavy Industries and Hyundai HHI-Ship Building Division.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

      The following table presents financial information with respect to the segments that management uses to make decisions:


                                                Successor Business
                                                ------------------
                                                Three Months Ended
                                                September 30, 2005
                                                ------------------
Sales:
  Thomas                                        $           12,838
  Pneutech                                                   6,226
  Rousseau                                                   5,126
  Samsung                                                    2,764
  Hydramen                                                     430
                                                ------------------
    Subtotal                                                27,384
  Elimination of inter segment sales                        (1,269)
                                                ------------------
    Consolidated total                          $           26,115
                                                ==================

Depreciation and amortization:
  Thomas                                        $              362
  Pneutech                                                      65
  Rousseau                                                      44
  Samsung                                                      100
  Hydramen                                                      15
                                                ------------------
    Consolidated total                          $              586
                                                ==================

Net financial expense:
  Thomas                                        $            2,633
  Pneutech                                                     121
  Rousseau                                                      42
  Samsung                                                        6
  Hydramen                                                       3
                                                ------------------
    Consolidated total                          $            2,805
                                                ==================


Net income (loss):
  Thomas                                        $           (2,324)
  Pneutech                                                     869
  Rousseau                                                     115
  Samsung                                                      249
  Hydramen                                                     (20)
                                                ------------------
    Subtotal                                    $           (1,111)
  Corporate(1)                                              16,260
                                                ------------------
    Consolidated total                          $           15,149
                                                ==================


Property, plant and equipment:
  Thomas                                        $           15,576
  Pneutech                                                   1,996
  Rousseau                                                     659
  Samsung                                                    4,495
  Hydramen                                                     251
                                                ------------------
    Subtotal                                                22,977
  Eliminations                                                  --
                                                ------------------
    Consolidated total                          $           22,977
                                                ==================



(1) Corporate expenses primarily include certain stock-based compensation to our founders and derivative financial instrument expense, which we do not internally allocate to our segments because they are related to our common stock and are non-cash in nature.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

Revenues by geographic destination and product group were as follows:

                                    Successor Business
                                    ------------------
                                    Three Months Ended
                                    September 30, 2005
                                    ------------------

Canada                              $           13,477
USA                                              4,359
Europe                                           3,781
Rest of world                                    4,498
                                    ------------------
Total sales to external customers   $           26,115
                                    ==================

Industrial and construction         $           24,276
Agriculture                                      1,839
                                    ------------------
Total sales to external customers   $           26,115
                                    ==================


During the periods presented, no single customer accounted for more than 10% of our revenues.

Property, plant and equipment assets by geographical area were as follows:

                                    Successor Business
                                    ------------------
                                    September 30, 2005
                                    ------------------

Canada                              $           14,541
USA                                                 51
Korea                                            8,385
                                    ------------------
Total                               $           22,977
                                    ==================


Predecessor

      Our principal operations related to the manufacturing, sale and distribution through a worldwide network of dealers, distributors and retailers of skid steer and mini skid steer loaders, attachments, parts, mobile screening plants and mini excavators for the industrial and construction industry and potato harvesting and handling equipment for the agriculture industry. Because of the integrated nature of our manufacturing operation and common administrative and marketing support functions, the business was treated by management as a single operating segment for the purpose of making operating decisions and assessing performance. Revenues by destination and product group were as follows:

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)

                                    Three Months Ended
                                    September 30, 2004
                                    ------------------

Canada                              $            2,883
USA                                              7,177
Europe                                           2,517
Rest of world                                    1,280
                                    ------------------
Total sales to external customers   $           13,857
                                    ==================

Industrial and construction         $           12,147
Agriculture                                      1,710
                                    ------------------
Total sales to external customers   $           13,857
                                    ==================


During the periods presented, no single customer accounted for more than 10% of our revenues.

16.   Recent events

      On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated as of November 9, 2004 between the Company and Laurus was terminated in its entirety. As a result of such agreement, we are no longer required to register all of the shares of common stock held by Laurus or underlying options, warrants and convertible debt held by them.


      Previously, we were not in compliance with our obligations to register the shares of common stock held by or issuable to Laurus. However, Laurus had previously waived, through October 31, 2005, the imposition of all penalties under the Registration Rights Agreement and its right to accelerate payment of our obligations. In consideration for this waiver, we paid Laurus a fee of $898 (see Note 13), which was less than the damages we would have incurred while not in compliance through October 31, 2005. As this amount was included in an over-advance from Laurus under our revolving credit facility with them, the fee did not have a material impact on our liquidity.


      In connection with the October 28, 2005 agreement, the Company and Laurus also agreed:

o To remove from our agreements all adjustments to the interest rate payable on the convertible debt resulting from changes in the trading price of our common stock;

o To remove the requirement that the shares be registered before they can be used for repayment of the convertible debt obligations; and

o To remove from our agreements the provisions related to the convertible debt that adjust the fixed conversion price in the event that we issue common stock at a lower price than the fixed conversion price and to replace such provisions with traditional anti-dilution provisions.


      In full consideration for all amounts due or which might otherwise have become due to Laurus pursuant to the Registration Rights Agreement, we agreed to pay Laurus a fee of $600. We have analyzed the amendments to the Laurus debt agreements in accordance with EITF Issue 96-19. Based on this analysis, the amendments do not represent a debt extinguishment and the $600 fee to Laurus will be deferred and amortized over the remaining term of the loans.


      On November 16, 2005, the Company and Laurus amended the agreements to increase the maximum principal amount of the secured convertible revolving note to $22,000. We paid Laurus a fee of $78.

      On January 9, 2006, the Company and Laurus amended certain terms of the original agreements to provide for an additional non-convertible secured term note in the principal amount of $4,640. In connection with the loan, we paid Laurus a fee of $640. The Company pledged to Laurus its interest in its wholly-owned subsidiary, Thomas Equipment Asia Co. Ltd. as additional security. In addition, entities controlled by the Company's President and Chairman pledged certain shares of the Company's common stock which they own as additional security. The term note bears interest at 10% per annum. 115% of the outstanding principal amount, together with any accrued and unpaid interest, is due and payable on the earlier of (i) July 9, 2006 or (ii) the consummation of any offering of the Company's common stock to a Person other than Laurus.

Thomas Equipment, Inc
Notes to Condensed Consolidated Financial Statements
(Unaudited - in thousands except share and per share data)



      As of January 18, 2006, we are not currently in compliance with our obligations to register the shares of common stock underlying the 1,000,000 warrants issued to Roynat Merchant Capital Inc. Under the Registration Rights Agreement with Roynat, because this registration statement was not effective by August 31, 2005, we began to incur damages of $50 per month. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $600. We are currently seeking to obtain a waiver from Roynat that would mitigate these penalties.

      As of January 18, 2006, we have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of our Series A Preferred Stock. Because that required registration statement was not filed and effective by October 19, 2005, we have begun, since October 20, 2005, to incur damages of 1% per month of the face amount of the preferred stock of $25,000. If the registration statement never becomes effective, the maximum damages we may have to pay aggregate approximately $13,500. Furthermore, if the registration statement is not effective by April 19, 2006, the holders of the series A preferred stock have the option to require redemption with a 10% premium.

THOMAS EQUIPMENT, INC.

Consolidated Financial Statements

June 30, 2005

TABLE OF CONTENTS

================================================================================

                                                                       Page
                                                                       ----


Consolidated Balance Sheets as of June 30, 2005 and 2004               F-25

Consolidated Statements of Operations and Comprehensive Loss           F-28
For The Nine Months Ended June 30, 2005 (Successor) and For The
Three Months Ended September 30, 2004 and For The Years Ended
June 30, 2004 and 2003 (Predecessor)

Consolidated Statements of Stockholders' Equity (Deficit) For The      F-29
Nine Months Ended June 30, 2005 (Successor) and For The Three Months
Ended September 30, 2004 and For The Years Ended June 30, 2004 and 2003 (Predecessor)

Statements of Cash Flows For The Nine Months Ended June 30,            F-31
2005 (Succcessor) and For The Three Months Ended September 30,
2004 and For The Years Ended June 30, 2004 and 2003 (Predecessor)

Notes to Consolidated Financial Statements                             F-33


================================================================================

                        [KINGERY & CROUSE PA LETTERHEAD]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
-------------------------------------------------------

To the Board of Directors and Stockholders of Thomas Equipment, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheet of Thomas Equipment, Inc. and subsidiaries (collectively the "Company"), as of June 30, 2005, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2005, and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.


As described in the last paragraph of Note 4 to the consolidated financial statements, the Company has restated its consolidated financial statements as of June 30, 2005 and for the nine months then ended.


/s/ Kingery & Crouse, P.A.

January 3, 2006
Tampa, FL




           2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
           PHONE: 813.874.1280 | FAX: 813.874.1292 | WWW.TAMPACPA.COM

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


August 30, 2005

Auditors' Report

To the Shareholder of
Thomas Equipment Limited

We have audited the accompanying consolidated balance sheet of Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.) as of June 30, 2004 and the related consolidated statements of operations and comprehensive loss, stockholder's deficit, and cash flows for the years ended June 30, 2004 and 2003 and the three months ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2004 and the results of its operations and its cash flows for the years ended June 30, 2004 and 2003 and the three months ended September 30, 2004 in accordance with accounting principles generally accepted in the United States of America.

These financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern as described in note 2 to the consolidated financial statements.


/s/ PricewaterhouseCoopers LLP


Chartered Accountants
Saint John, New Brunswick, Canada

                             THOMAS EQUIPMENT, INC.
                             ----------------------

                           CONSOLIDATED BALANCE SHEETS
                                  AS OF JUNE 30
                        (in thousands, except share data)


                                                                                    Successor | Predecessor
                                                                                    Business  |  Business
                                                                                    --------- | -----------
                                                                                       2005   |     2004
                                                                                    --------- | -----------
                                                                                  (as restated)
                                                                                              |
ASSETS                                                                                        |
                                                                                              |
Current assets:                                                                               |
   Cash                                                                             $   3,800 | $       823
   Accounts receivable, net of allowance for doubtful accounts of $235 and $1,694      24,426 |      11,014
   Financing receivables (Note 5)                                                          -- |       2,982
   Inventories - net (Note 6)                                                          35,574 |      20,256
   Income taxes recoverable                                                                46 |          33
   Due from affiliated companies (Note 22)                                                 -- |         161
   Prepaid expenses and other assets                                                    3,663 |         436
   Foreign exchange contracts (Note 27)                                                    -- |         171
                                                                                    --------- | -----------
   Total current assets                                                                67,509 |      35,876
                                                                                              |
Financing receivables, net of current portion (Note 5)                                     -- |       3,938
                                                                                              |
Property, plant and equipment, net (Note 7)                                            21,504 |      10,805
                                                                                              |
Deferred finance costs                                                                  1,222 |          --
                                                                                              |
Other assets (Note 8)                                                                     512 |         567
                                                                                              |
Goodwill                                                                                5,301 |          --
                                                                                    --------- | -----------
Total assets                                                                        $  96,048 | $    51,186
                                                                                    ========= | ===========
                                                                                              |
-----------------------------------------------------------------------------------------------------------



See accompanying notes to consolidated financial statements.

                                                                     (continued)

                             THOMAS EQUIPMENT, INC.
                             ----------------------

                           CONSOLIDATED BALANCE SHEETS
                                  AS OF JUNE 30
                        (in thousands, except share data)
                                                                    (continued)




                                                              Successor | Predecessor
                                                              Business  |  Business
                                                              --------- | -----------
                                                                 2005   |     2004
                                                              --------- | -----------
                                                            (as restated)
                                                                        |
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                          |
                                                                        |
Liabilities                                                             |
                                                                        |
Current liabilities:                                                    |
   Credit facilities (Note 14)                                $  10,813 | $        --
   Convertible credit facility (Note 12)                             -- |          --
   Trade payables                                                14,490 |       6,869
   Warranty liability (Note 21)                                   1,280 |         924
   Severance accrual (Note 24)                                       -- |         891
   Other payables and accrued liabilities                         4,279 |       1,553
   Deferred revenue (Note 8)                                         -- |          29
   Foreign exchange contracts (Note 27)                              -- |         125
   Due to affiliated companies (Note 22)                             -- |         880
   Advances from affiliated companies (Note 9)                       -- |      49,828
   Due to predecessor business and its affiliates (Note 10)       3,043 |          --
   Current portion of long term debt (Note 11)                      606 |          --
   Current portion of convertible long term debt (Note 12)        2,484 |          --
   Current portion of capital lease obligations (Note 15)           145 |          --
   Redeemable preferred stock of subsidiary (Note 17)             8,142 |          --
                                                              --------- | -----------
   Total current liabilities                                     45,282 |      61,099
                                                                        |
Convertible minimum borrowing note (Note 12)                      3,387 |          --
Due to predecessor business and its affiliates (Note 10)          1,099 |          --
Long term debt (Note 11)                                            737 |          --
Convertible long term debt (Note 12)                                504 |          --
Capital lease obligations (Note 15)                               4,880 |          --
Deferred taxes (Note 25)                                            366 |          --
Derivative financial instruments (Note 13)                      106,921 |          --
Deferred revenue (Note 8)                                            -- |       1,213
Foreign exchange contracts (Note 27)                                 -- |         334
Employee future benefit liabilities (Note 28)                        -- |         306

                                                              --------- | -----------
                                                                163,176 |      62,952
                                                              --------- | -----------
Redeemable convertible preferred stock, Series A (Note 16)            1            --
                                                              --------- | -----------


                                                                     (continued)

                             THOMAS EQUIPMENT, INC.
                             ----------------------

                           CONSOLIDATED BALANCE SHEETS
                                  AS OF JUNE 30
                        (in thousands, except share data)
                                                                    (continued)




                                                       Successor |  Predecessor
                                                       Business  |   Business
                                                       --------- |  -----------
                                                          2005   |      2004
                                                       --------- |  -----------
                                                     (as restated)
                                                                 |
Commitments and Contingencies (Notes 2 and 21)                   |
                                                                 |
Stockholders' Equity (Deficit):                                  |
   Capital stock (Note 18)                                       |
      Preferred stock, Class A and B                          -- |        1,160
      Common stock                                             2 |       30,220
   Additional paid in capital                             12,267 |           --
   Accumulated deficit                                   (78,747)|      (40,763)
   Accumulated other comprehensive loss                     (651)|       (2,383)
                                                       --------- |  -----------
                                                         (67,129)|      (11,766)
                                                       --------- |  -----------
                                                                 |
Total liabilities and stockholders' equity (deficit)   $  96,048 |  $    51,186
                                                       ========= |  ===========
                                                                 |
--------------------------------------------------------------------------------



See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.
                             ----------------------

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                        (in thousands, except share data)


-------------------------------------------------------------------------------------------------------------------------
                                                    Successor    |
                                                    Business     |                 Predecessor Business
                                               ----------------- |  ----------------------------------------------------
                                               Nine Months Ended |  Three Months Ended     Year Ended       Year Ended
                                                 June 30, 2005   |  September 30, 2004    June 30, 2004    June 30, 2003
                                               ----------------- |  ------------------    -------------    -------------
                                                 (as restated)
Sales                                          $          60,133 |  $           13,857    $      55,705    $      49,274
                                                                 |
Cost of sales                                             49,967 |              11,770           47,559           43,615
                                               ----------------- |  ------------------    -------------    -------------
                                                                 |
Gross profit                                              10,166 |               2,087            8,146            5,659
                                               ----------------- |  ------------------    -------------    -------------
                                                                 |
Operating expenses:                                              |
Selling                                                    5,909 |               1,797            6,179            5,810
General and administrative                                14,694 |               2,221            6,524            3,685
Provision for doubtful receivables                           182 |                  41            1,657              197
Other (income) expense                                     2,286 |                (884)             702           (3,051)
                                               ----------------- |  ------------------    -------------    -------------
                                                          23,071 |               3,175           15,062            6,641
                                               ----------------- |  ------------------    -------------    -------------
                                                                 |
Operating loss                                           (12,905)|              (1,088)          (6,916)            (982)
                                                                 |
Net financial expense (income)                             7,836 |                 499            4,574              (34)
                                                                 |
Derivative expense                                        57,854 |                  --               --               --
                                               ----------------- |  ------------------    -------------    -------------
                                                                 |
Net loss before income taxes                             (78,595)|              (1,587)         (11,490)            (948)
                                                                 |
Provision for income taxes                                   152 |                  15               65               72
                                               ----------------- |  ------------------    -------------    -------------
                                                                 |
Net loss                                       $         (78,747)|  $           (1,602)   $     (11,555)   $      (1,020)
Dividends on Series A preferred stock                       (243)|                  --               --               --
                                               ----------------- |  ------------------    -------------    -------------

Net loss attributable to common shareholders   $         (78,990)|  $           (1,602)   $     (11,555)   $      (1,020)
                                               ================= |  ==================    =============    =============
                                                                 |
Weighted average shares outstanding                   20,555,555 |           8,643,000        2,774,507        2,643,000
                                               ----------------- |  ------------------    -------------    -------------
                                                                 |
Basic and diluted loss per share               $           (3.84)|  $            (0.19)   $       (4.16)   $       (0.39)
                                               ================= |  ==================    =============    =============
                                                                 |
Reconciliation of Comprehensive Loss:                            |
Net loss                                       $         (78,747)|  $           (1,602)   $     (11,555)   $      (1,020)
Other comprehensive loss -                                       |
foreign currency translation                                (651)|                (726)            (165)          (2,369)
                                               ----------------- |  ------------------    -------------    -------------
Total comprehensive loss                       $         (79,398)|  $           (2,328)   $     (11,720)   $      (3,389)
                                               ================= |  ==================    =============    =============
                                                                 |
-------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.
                             ----------------------

                CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT)
                 (in thousands, except share and per share data)


                                                        Predecessor Business
------------------------------------------------------------------------------------------------------------------------------------
                                             Preferred Shares
                                  -------------------------------------
                                      Class A              Class B           Common Shares                     Other
                                  ----------------   ------------------   -------------------              Comprehensive
                                  Shares    Amount    Shares     Amount    Shares     Amount    Deficit    Income (Loss)    Total
                                  -------   ------   ---------   ------   ---------   -------   --------   -------------   --------

Balance - July 1, 2002            746,332   $  496   1,000,000   $  664   2,643,000   $ 8,599   $(23,890)  $         151   $(13,980)

Currency translation adjustment        --       --          --       --          --        --         --          (2,369)    (2,369)

Net loss for the year                  --       --          --       --          --        --     (1,020)             --     (1,020)

Dividends                              --       --          --       --          --        --     (4,298)             --     (4,298)
                                  -------   ------   ---------   ------   ---------   -------   --------   -------------   --------

Balance - June 30, 2003           746,332      496   1,000,000      664   2,643,000     8,599    (29,208)         (2,218)   (21,667)

Currency translation adjustment        --       --          --       --          --        --         --            (165)      (165)

Net loss for the year                  --       --          --       --          --        --    (11,555)             --    (11,555)

Shares issued                          --       --          --       --   6,000,000    21,621         --              --     21,621
                                  -------   ------   ---------   ------   ---------   -------   --------   -------------   --------

Balance - June 30, 2004           746,332      496   1,000,000      664   8,643,000    30,220    (40,763)         (2,383)   (11,766)

Currency translation adjustment        --       --          --       --          --        --         --            (726)      (726)

Net loss for the period                --       --          --       --          --        --     (1,602)             --     (1,602)
                                  -------   ------   ---------   ------   ---------   -------   --------   -------------   --------

Balance - September 30, 2004      746,332   $  496   1,000,000   $  664   8,643,000   $30,220   $(42,365)  $      (3,109)  $(14,094)
                                  =======   ======   =========   ======   =========   =======   ========   =============   ========
------------------------------------------------------------------------------------------------------------------------------------

                                                                     (continued)

                             THOMAS EQUIPMENT, INC.
                             ----------------------

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 (in thousands, except share and per share data)

                                                                     (continued)


                                                         Successor Business
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Common Stock      Additional                   Other
                                                             -------------------    Paid-In    Accumulated  Comprehensive
                                                               Shares     Amount    Capital      Deficit        Loss         Total
                                                             ----------   ------   ----------  -----------  -------------  -------

Balances, October 1, 2004 (Inception)                                --   $   --   $       --  $       --   $      --      $     --

Common stock issued in exchange for net liabilities in a
recapitalization                                              1,075,000       --           --          --          --            --

Contribution of services by founders                                 --       --          322          --          --           322

Common stock sold on October 11, 2004 to founders for cash   16,945,000        2        2,127          --          --         2,129

Stock-based compensation related to common stock sold on
October 11, 2004 to founders                                         --       --        5,520          --          --         5,520

Common stock sold on November 9, 2004 to Laurus for cash      1,980,000       --           20          --          --            20

Stock-based compensation related to common stock sold on
November 9, 2004 to Laurus                                           --       --          911          --          --           911

Warrants for 250,000 common shares issued on January 31,
2005 in connection with professional services                        --       --          785          --          --           785

Acquisition of Pneutech on February 28, 2005:
   Common stock issued                                        1,082,640       --        3,470          --          --         3,470
   Warrants for 211,062 common shares                                --       --          388          --          --           388

Common stock issued on February 28, 2005 in repayment
of Pneutech debt                                                167,360       --          494          --          --           494

Issue costs in connection with placement of series A
preferred stock and warrants                                         --       --       (2,857)         --          --        (2,857)

Warrants for 500,000 common shares issued on
April 19, 2005 in connection with placement of
preferred stock                                                      --       --        1,330          --          --         1,330

Dividends on series A preferred stock                                --       --         (243)         --          --          (243)

Currency translation adjustment                                      --       --           --          --        (651)         (651)

Net loss for the period                                              --       --           --     (78,747)         --       (78,747)

                                                             ----------   -------  ----------  ----------   ---------      --------
Balances, June 30, 2005, as restated                         21,250,000   $    2   $   12,267  $  (78,747)  $    (651)     $(67,129)
                                                             ==========   =======  ==========  ==========   =========      ========
===================================================================================================================================



See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.
                             ----------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


------------------------------------------------------------------------------------------------------------------------------------
                                                                          |
                                                             Successor    |
                                                             Business     |              Predecessor Business
                                                           -------------  |  -----------------------------------------------
                                                               Nine       |  Three Months
                                                              Months      |      Ended                             Year
                                                               Ended      |  September 30,     Year Ended          Ended
                                                           June 30, 2005  |       2004        June 30, 2004    June 30, 2003
                                                           -------------  |  -------------    -------------    -------------
                                                           (as restated)
Cash Flows From Operating Activities:                                     |
Net loss                                                   $     (78,747) |  $      (1,602)   $     (11,555)   $      (1,020)
Adjustments to reconcile net loss to net cash used in                     |
  operating activities:                                                   |
    Stock compensation                                             6,431  |             --               --               --
    Amortization of debt discounts and premiums                    5,364  |             --               --               --
    Depreciation and amortization                                  1,351  |            531            1,622            1,231
    Professional fee warrants                                        327  |             --               --               --
    Gain on sale of property, plant and equipment                     --  |             (3)            (312)              (7)
    Contribution of services                                         322  |             --               --               --
    Provision for doubtful receivables                               182  |             --               --               --
    Unrealized loss on derivative instruments                     57,853  |             --               --               --
Net change in non-cash working capital items (Note 26)           (11,384) |         (1,111)           3,538           (1,533)
Net change in employee future benefit liabilities                     --  |              8               24               18
                                                           -------------  |  -------------    -------------    -------------
Net Cash Used In Operating Activities                            (18,301) |         (2,177)          (6,683)          (1,311)
                                                           -------------  |  -------------    -------------    -------------
                                                                          |
Cash Flows From Investing Activities:                                     |
   Cash paid for acquisition of assets of Thomas                 (18,119) |             --               --               --
   Cash paid for acquisition of Pneutech, Inc.                    (3,845) |             --               --               --
   Purchase of property, plant and equipment                      (2,941) |           (292)          (1,759)            (951)
   Proceeds received from insurance claim                             --  |             --              604              133
   Proceeds on sale of property, plant and equipment                  --  |             20              471               10
                                                           -------------  |  -------------    -------------    -------------
Net Cash Used In Investing Activities                            (24,905) |           (272)            (684)            (808)
                                                           -------------  |  -------------    -------------    -------------
                                                                          |
Cash Flows From Financing Activities:                                     |
   Proceeds from debt issuance                                    15,970  |             --               --               --
   Deferred financing costs                                       (1,500) |             --               --               --
   Net proceeds (repayments) of advances from affiliated                  |
     companies                                                        --  |           (588)          44,331            3,988
   Increase (decrease) in bank advances                           10,241  |          2,277           (1,930)           1,721
   Proceeds from sales of common stock (Note 18)                   2,149  |             --           21,621               --
   Proceeds from sales of series A preferred stock                23,473  |             --               --               --
   Redemption of preferred shares, Class E                            --  |             --          (55,916)              --
   Dividends paid on preferred shares, Class E                        --  |             --               --           (4,298)
   Proceeds from new convertible debt borrowing                    1,900  |             --               --               --
   Repayment of long term debt                                    (5,238) |             --               --               (9)
   Payments on capital lease obligations                            (366) |             --               --               --
                                                           -------------  |  -------------    -------------    -------------
Net Cash Provided By Financing Activities                         46,629  |          1,689            8,106            1,402
                                                           -------------  |  -------------    -------------    -------------


                                                                     (continued)

                             THOMAS EQUIPMENT, INC.
                             ----------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                    (continued)


                                                       Successor   |
                                                       Business    |              Predecessor Business
                                                     ------------  |  ---------------------------------------------
                                                         Nine      |  Three Months
                                                     Months Ended  |      Ended           Year            Year
                                                       June 30,    |  September 30,       Ended           Ended
                                                          2005     |       2004       June 30, 2004   June 30, 2003
                                                     ------------- |  -------------   -------------   -------------
                                                     (as restated)
                                                                   |
Net Increase (Decrease) In Cash                              3,423 |           (760)            739            (717)
                                                                   |
Effect of exchange rate changes on cash                        377 |             23               4              15
                                                                   |
Cash, Beginning of period                                       -- |            823              80             782
                                                     ------------- |  -------------   -------------   -------------
                                                                   |
Cash, End of period                                  $       3,800 |  $          86   $         823   $          80
                                                     ============= |  =============   =============   =============
                                                                   |
                                                                   |
Supplemental Disclosure of Cash Flow Information -                 |
     Interest paid                                   $         801 |  $          15   $         217   $         129
                                                     ============= |  =============   =============   =============
     Interest received                                          -- |             --   $          95   $         162
                                                     ============= |  =============   =============   =============
     Income taxes paid                                          -- |             --   $          84   $          84
                                                     ============= |  =============   =============   =============
     Income taxes recovered                                     -- |             --   $          16   $          91
                                                     ============= |  =============   =============   =============
     Preferred dividends paid on Class E shares                 -- |             --   $       4,565   $       4,298
                                                     ============= |  =============   =============   =============
                                                                   |
Supplemental Disclosures of Non-Cash Investing and                 |
Financing Activities:                                              |
   Stock based compensation on common shares sold    $       6,431 |             --              --              --
                                                     ============= |  =============   =============   =============
   Warrants (1)                                      $       2,115 |             --              --              --
                                                     ============= |  =============   =============   =============
   Property and equipment acquired under capital                   |
     leases                                          $       5,254 |             --              --              --
                                                     ============= |  =============   =============   =============
   Common shares issued in debt repayment            $         494 |             --              --              --
                                                     ============= |  =============   =============   =============
   Common shares and warrants issued in                            |
     in Pneutech acquisition                         $       3,858 |             --              --              --
                                                     ============= |  =============   =============   =============
                                                                   |
--------------------------------------------------------------------------------------------------------------------

(1)   Issued for investor relations services and placement fees - see Note 19.



See accompanying notes to consolidated financial statements.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

1.    Basis of preparation and Organization and description of the business

Basis of preparation

These Notes to Consolidated Financial Statements are applicable to both the Successor and Predecessor, unless stated otherwise. The following provides a description of the basis of presentation during all periods presented.

Successor
---------

Represents the consolidated financial position of Thomas Equipment, Inc. ("Successor", "TEQI", "we", "us", "our") formerly Maxim Mortgage Corporation, a Delaware corporation, as of June 30, 2005 and its consolidated results of operations and cash flows for the nine months ended June 30, 2005 following the Acquisition of certain assets of Thomas Equipment Limited (the Predecessor) as of October 1, 2004, and the Acquisition of Pneutech Inc. as of February 28, 2005, as described in Note 3. The consolidated financial position as of June 30, 2005 and results of operations and cash flows for the nine months ended June 30, 2005 reflect purchase accounting for the Acquisitions (as described more fully below).

Predecessor
-----------

Represents the consolidated financial position of Thomas Equipment Limited ("Predecessor", "TEL") for all periods prior to the Acquisition (by the Successor) of certain assets of TEL as of October 1, 2004. This presentation reflects the historical basis of accounting of TEL's parent company, McCain Foods Limited ("McCain").

Organization and description of the business

Successor
---------

We have two business segments, Thomas Equipment and Pneutech.


Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plant and mini excavators for the industrial and construction industry. Thomas also manufactures a complete line of potato harvesting and handling equipment for the agricultural industry. Thomas has a manufacturing facility in Centreville, New Brunswick, Canada and also operates five retail stores in New Brunswick (2), Prince Edward Island, Maine, and Illinois.


Pneutech and its subsidiaries (Rousseau, Hydramen and Samsung Industry), which we acquired on February 28, 2005, are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea.

Predecessor
-----------

TEL, a wholly-owned subsidiary of McCain Foods Limited, manufactured and distributed through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plant and mini excavators for the industrial and construction industry. TEL also manufactured a complete line of potato harvesting and handling equipment for the agricultural industry.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Approximately 80% of TEL's sales were generated through wholesale distribution worldwide. TEL had a sole manufacturing facility in Centreville, New Brunswick, Canada and also operated six retail stores in New Brunswick (2), Prince Edward Island, Maine, Colorado, and Illinois.

2.    Liquidity and going concern


Successor
---------

Our consolidated financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

As disclosed in Notes 12 and 13, we have outstanding convertible debt, together with a common stock option and warrants, held by Laurus Master Fund, Ltd. ("Laurus"). We are not currently in compliance with the obligations imposed by our Registration Rights Agreement with Laurus to register the shares of common stock issuable to Laurus on conversion of the debt or exercise of the option or warrants. As a result, and assuming our Registration Statement is not effective by October 31, 2005, we will begin to incur penalties in the amount of 2% per month of the original principal amount due under the Laurus notes of $22,000. In addition, our failure to comply with the Laurus registration obligations after October 31, 2005 will constitute an event of default which will entitle Laurus, in its sole discretion, to demand payment in full of all obligations due to them, together with a 15% premium on the principal amount of notes then outstanding. These agreements were amended on October 28, 2005, as disclosed in
Note 29, such that we are no longer in default.

Additionally, we have not yet filed a registration statement required by the Registration Rights Agreement with the purchasers of our convertible Series A preferred stock (see Note 16). Because that required registration statement was not filed and effective by October 19, 2005, we will begin to incur penalties of 1% per month of the face amount of the preferred stock of $25,000 ($250 per month). Furthermore, if the registration statement is not effective by April 19, 2006, the holders of the series A preferred stock have the option to require redemption with a 10% premium.

We do not currently have the ability to pay such securities in the event of a demand by either party. Furthermore, we granted a security interest to Laurus in substantially all of our assets and, accordingly, Laurus could conceivably attempt to foreclose on our assets which could cause us to curtail our operations.

Our immediate plans include continuing to request the forbearance of Laurus (they have cooperated with us in the past and have given us no indication that they will not do so in the future) until we can finalize the registration of the common stock associated with their convertible debt. We filed our first registration statement on April 21, 2005 and, through four subsequent amendments, have responded to numerous comments from the SEC Staff. We received some additional comments related to the amendment we filed on October 3, 2005 which we believe will be substantially responded to in our next amendment, which we expect to file on or about October 26, 2005. Subsequently, we intend to devote our resources to registering the common stock issuable on conversion of the preferred stock so as to minimize any penalties and/or ability of the preferred stockholders to demand redemption.

      In addition to the above, we believe that our operating results will improve dramatically during the fiscal year ending June 30, 2006. A significant portion of our fiscal 2005 net loss arose from non-cash items related primarily to stock-based compensation, amortization of debt discounts,and adverse changes in the fair value of our derivative instruments liabilities ($51,854) amounting to $72,091. In addition, we experienced a number of non-recurring expenses associated with our SEC filings and organizational start-up of approximately $2,000. Finally, we have already been successful in positively impacting our liquidity and operations as evidenced by the following:

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


      o We have started to increase utlization of a new supplier for a major product component used by our Thomas Equipment division, which will save us approximately $2,000 during the next twelve months,

      o We have recently increased our pricing by an average of approximately 4.5% while other supplier costs have increased only 2%, which will result in additional profits of approximately $1,500,

      o We have orders for new sales of approximately $30,000 which will be assembled in our new facility in Korea, where our costs are lower, providing additional gross profit of approximately $6,000 and operating income of approximately $4,000.

We may also elect to convert certain Laurus debt to common stock, and/or refinance the indebtedness.

On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated November 9, 2004 between the Company and Laurus was terminated in its entirety (see Note 29 'Other subsequent events').

For all the reasons mentioned above, we believe that we have adequate short term borrowing capability, and that we will be able to sustain our operations and continue as a going concern for a reasonable period of time.


Predecessor
-----------

The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future.

During the three months ended September 30, 2004, the year ended June 30, 2004 and the year ended June 30, 2003, TEL incurred a loss of $1,602, $11,555 and $1,020, respectively, and was not generating sufficient cash flows to cover operating costs and to fund investments in working capital and additions to property, plant and equipment. Also at September 30, 2004, TEL had a working capital deficit of $26,601 and a stockholder's deficit of $14,094. These conditions cast substantial doubt upon the validity of the going concern assumption. TEL's ability to meet its obligations as they fall due is dependent upon the continued financial support of its shareholder and creditors, its ability to secure additional financing as required and upon attaining profitable operations.

On October 1, 2004, TEL sold its business and certain assets to a subsidiary of TEQI (the Successor) for $33,403 (Note 29). TEL's parent, McCain Foods Limited has committed to provide whatever financial support is required to ensure that TEL is able to meet its remaining liabilities after the sale as they fall due and to continue as a going concern for the foreseeable future. This commitment does not extend to TEQI (the Successor) or any of its subsidiaries.

3.    Acquisitions (Successor only)

On October 11, 2004, TEQI entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. ("TE2004"), a Canadian corporation and Thomas Ventures Inc. ("TVI"), a Delaware corporation (both TE2004 and TVI were formed in 2004 for the purposes of the asset acquisition described below). Under the terms of the agreement, we acquired 100% of the common stock of TE2004 and TVI in exchange for the

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

issuance by us of 16,945,000 common shares. Although TEQI was the legal acquirer, TE2004 was considered the accounting acquirer and as such the acquisition was accounted for as a recapitalization. Immediately prior to the reorganization, TEQI had 1,075,000 shares of common stock outstanding (after a 1-40 reverse split) and no net assets or liabilities. The officers and directors of TE2004 and TVI assumed similar positions with TEQI. As a result, the accompanying consolidated financial statements represent the results of operations and cash flows of the accounting acquirer (TE2004) from the date of inception, October 1, 2004.


Acquisition of Assets of Thomas Equipment Limited (TEL, the Predecessor)
------------------------------------------------------------------------

On November 9, 2004, TE2004 acquired the fixed assets and inventory of Thomas Equipment Limited ("Thomas Equipment Limited") the Predecessor or the Predecessor Business, an unrelated Company), effective as of October 1, 2004. The acquisition was accounted for by the purchase method in accordance with Financial Accounting Standards Board Statement No. 141 ("SFAS 141") and the results of operations are included in these consolidated financial statements from the date of acquisition. The aggregate purchase price (including capital leases as valued by TEQI), calculated in accordance with SFAS 141, was $37,182.

The following is a summary of the assets acquired at the date of acquisition, at fair value:

Assets acquired:
     Inventory            $24,543
     Fixed assets          12,639
                          -------
     Assets acquired      $37,182
                          =======


During the quarter ended March 31, 2005 the purchase price was finalized which resulted in an increase to inventory of $2,425 and an increase to fixed assets of $948, which amounts are included above. The adjustments related to the finalization of the inventory balances based on the final inventory count and the allocation of transaction costs. The fair values assigned to the assets acquired were determined by management based on a review of the related accounting records of Thomas Equipment Limited, physical inspection, counts and evaluations of the assets and review of an analysis completed by an independent third party valuation firm.

During the negotiation of the asset acquisition, we agreed with the vendor to a lease for the manufacturing facility and three sales offices. Although it was our original intention to purchase these leased assets, we elected to accept TEL's offer of leases for the manufacturing facility and three sales offices. The terms of the capital leases require minimum annual payments of $489 plus taxes, maintenance and certain other expenses. We have the right at any time prior to the expiration of the leases to purchase the properties for $4,906 (translated to U.S. dollars on June 30, 2005). Similarly, Thomas Equipment Limited has the right to require us to purchase the properties (Note 15).

The purchase price of the assets was funded with cash consideration totalling $18,119 which was sourced from loans received from Laurus Master Fund, Ltd. ("Laurus") (see Notes 12 and 13) and cash received from our founders for common stock. The balance of the purchase price of $19,063 was financed with the Predecessor (Thomas Equipment Limited) and its parent company (McCain Foods Limited), with take back note of $2,260 (see Note 10); capital lease financing provided by the predecessor of $5,254 (see Note 15); the sale of preferred shares of our subsidiary TE2004 of $8,370 to McCain (see Note 17); and the balance of $3,179 was a short term note payable to the Predecessor due in three payments starting one month after closing and then each of the two following months.

The difference between our value, and allocation, of the purchase price and that which Thomas Equipment Limited reported in their financial statements primarily arises from third party costs we incurred in connection with the transaction and the use of a different discount rate with respect to the capital lease obligations.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Acquisition of Pneutech Inc.

On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. The common stock issued was valued at $3.50 per share, based on the market price of our common stock on December 22, 2004, the date the terms of the acquisition were agreed to and announced. Clifford Rhee, the President and a member of our Board of Directors, had a controlling interest in Pneutech. As a result, the fair value of the shares issued and the resulting allocation to goodwill in Pneutech has been reduced by the proportionate share of his post-combination ownership percentage. An additional 167,360 shares of our common stock were issued to an unrelated party as of the closing in exchange for the cancellation of approximately $494 of debt owed by Pneutech.

As part of the consideration paid for the acquisition of Pneutech, we:

      o Redeemed 929 preference shares and 530,000 special shares owned by 3156176 Canada, Inc. for an aggregate of $508. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech;

      o Paid Roynat Capital $2,259 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Paid Roynat Capital $1,008 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;

The following is a summary of the net assets acquired at the date of acquisition, at fair value:

Net assets acquired
    Trade receivables                                                      $ 11,943
    Inventories                                                               9,302
    Prepaids and other assets                                                 1,200
    Bank indebtedness                                                        (9,612)
    Accounts payable                                                         (8,782)
    Accrued and other liabilities                                            (1,599)
    Property and equipment                                                    7,868
    Other assets                                                                502
    Goodwill                                                                  5,255
    Notes payable                                                            (8,374)
                                                                           --------
    Net assets acquired                                                    $  7,703
                                                                           ========

Consideration paid:
    Common shares (1,082,640) issued to Pneutech shareholders              $  3,470
    Warrants for common shares (211,062) issued to Pneutech shareholders        388
    Cash paid to redeem Pneutech preference shares and special shares           508
    Cash paid to redeem Pneutech preferred shares                             2,259
    Cash paid to redeem Pneutech common stock warrants                        1,008
    Cash paid for transaction costs                                              70
                                                                           --------
    Consideration                                                          $  7,703
                                                                           ========

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


The purchase price was adjusted as a result of a change in the value assigned to the warrants issued to the former Pneutech shareholders. The adjustment, which was not material, was the result of a change in the volatility (using comparable companies - see Note 13) used to compute the Black-Scholes value of the warrrants.



Concurrently with the closing of the Pneutech acquisition on February 28, 2005, we entered into the following refinancing transactions:

      o Redeemed notes payable totaling $494 by issuing 167,360 common shares;

      o Repaid Roynat Capital $3,227 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;

      o Sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343; and issued warrants to Roynat Merchant Capital Inc. to purchase 1,000,000 shares of our common stock at an exercise price of $3.00 per share. The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

The redemption of the preference shares, special shares, preferred shares, common stock warrants and the repayment of the Roynat Capital debenture were funded by the sale of the subordinated debenture to Roynat Merchant Capital Inc. and a loan from Laurus Master Fund, Ltd. (see Note 12).

The results of operations and financial position of Pneutech have been included in our consolidated financial statements since the acquisition date. The following unaudited pro forma financial information for the year ended June 30, 2005 includes the historical and pro forma effects of the October 1, 2004 acquisition of the business and certain assets of TEL and the February 28, 2005 acquisition of Pneutech Inc. and its subsidiaries, together with the operations of TEL for the three months ended September 30, 2004 including other pro forma adjustments, as if these transactions had taken place at July 1, 2004.

The unaudited pro forma financial information is not necessarily indicative of what the results of operations actually would have been if the transactions had in fact occurred at the beginning of the period presented. Moreover, it is not intended to be indicative of future results of operations or financial position.

                                             Unaudited
                                             Year Ended
                                           June 30, 2005
                                           --------------

Sales                                      $       99,834
                                           ==============


Net income (loss)                          $      (18,194)
                                           ==============



Earnings per share: basic and diluted      $        (0.86)
                                           ==============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

4.    Basis of presentation and summary of significant accounting policies

Basis of presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are reported in United States dollars. The functional currency of both TEQI and TEL is the Canadian dollar. The significant accounting policies are set out below:

Accounting Policies

We have generally adopted the accounting policies of the Predecessor. Unless specifically stated, the accounting policies described below are the accounting policies of the Predecessor and the Successor, which do not differ during all periods presented.

Principles of consolidation

Successor
---------

The consolidated financial statements include the accounts of TEQI and its wholly owned subsidiaries TVI, TE2004 and Thomas Europe NV from October 1, 2004, the date that TE2004 acquired the business operations and certain assets of Thomas Equipment Limited. The accounts of Pneutech and its subsidiaries are included from March 1, 2005, the date that TEQI acquired Pneutech. All inter-company accounts and transactions have been eliminated in consolidation.

Predecessor
-----------

The consolidated financial statements include the accounts of Thomas Equipment Limited and its wholly owned subsidiaries McBan Equipment Ltd., Thomas Equipment International Inc., and Thomas Europe NV (together "TEL"). The purchase method has been used to account for all acquisitions. On June 21, 2004, the Company sold McBan Equipment Ltd., a dormant company, to its parent, McCain Foods Limited for proceeds of $1 which resulted in a loss before income taxes of $3.

Use of estimates


In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements include the identification and valuation of derivative instruments; the amortization periods for debt issuance costs and the amortization of discounts on convertible securities arising from warrants, options and bifurcated derivative instruments; estimates that arise from the provisions for doubtful accounts, warranties and inventory obsolescence; contingent liabilities; the valuation of deferred income tax assets; pension costs (for the predecessor); assumptions used in stock-based compensation calculations and estimating depreciation of tangible assets. The markets for our products are characterized by intense competition and price competition, all of which could impact the future realizability of our assets. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Translation of foreign currencies

Our functional currency is the Canadian dollar. Our foreign currency transactions and balances are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the periods presented.

Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each period end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the period. All translation effects of exchange rate changes are included as a separate component of stockholders' equity (deficit).

Revenue recognition

In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied: a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured.

Delivery and sales of equipment and service parts are recorded when title and all risks of ownership are transferred to the independent dealer, distributor, OEM or retail customer which generally occurs when the equipment or parts are shipped to the customer or dealer. No right of return exists on sales of equipment except for goods sold under buy back arrangements (see below) which are not recorded as sales.

In some circumstances, goods are shipped to dealers and distributors on a consignment basis under which title and risk of ownership are not transferred to the dealers and distributors. Accordingly, sales revenues are not recorded until a retail customer has purchased the goods. In all cases, when a sale is recorded, no significant uncertainty exists surrounding the purchaser's obligation to pay. No right of return exists on sales of equipment except for goods sold under buy back arrangements which are not initially recorded as sales.

To assure that collectibility is reasonably assured, we perform ongoing credit evaluations of all of our customers. We generally do not require collateral as we believe we have collection measures in-place to limit the potential for significant losses.

At June 30, 2005, accounts receivable include approximately $3,500 covered by insurance provided by Export Development Canada (EDC), a Canadian federal government crown corporation whose mandate is to assist Canadian exporters of products and services in expanding their export sales, including providing accounts receivable insurance. Premiums are based on a country risk factor provided by EDC. Claims are subject to a $50,000 annual deductible and claim payments cover 90% of the eligible receivables.

We make appropriate provisions based on experience for costs such as doubtful receivables, sales incentives and product warranty costs. Generally, sales incentives are granted only at the time of sale as a price reduction and are immediately recorded as a reduction of revenues.

Our standard invoice terms are established by marketing region. When a sale is made to a dealer, the dealer is responsible for payment even if the product is not sold to an end customer and that dealer must make payment within the standard terms to avoid late payment interest costs.

Financing revenue is recorded over the terms of the related receivables using the interest method and is not recognized until received. Similarly late payment penalty interest of 12% p.a. charged to customers who have overdue accounts is not recognized until received. Until that time the deferred interest revenue is included as a component of accounts payable and accrued liabilities.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Buy back arrangements

The predecessor entered into sales contracts with a dealer/distributor that carries inventory for rental activities. These contracts include a guaranteed buy back value of 65% - 70% of the original sales value at the end of the three year period if the dealer/distributor has not sold the equipment to a retail customer. These transactions are not recorded as sales, but are instead accounted for as operating leases with net proceeds on the initial transfer of the equipment to the dealer/distributor recorded as a liability on the balance sheet. The liability is subsequently reduced on a pro rata basis over the three-year period to the amount of the guaranteed buy back value at that date, with corresponding credits to sales in the consolidated statement of operations.

The equipment is included on the balance sheet at cost and amortized on a straight-line basis over its estimated useful life of three years with corresponding debits to cost of sales. The deferred revenue and unamortized carrying value of the equipment is removed from the balance sheet and included in sales and costs of sales respectively in the consolidated statement of operations if the dealer/distributor resells the equipment to a retail customer during the buy back period.

We also sell equipment to dealers in the United States for retail activities. These sales are subject to State imposed buy back provisions under certain conditions (principally upon termination of the dealers contract by us and bankruptcy of the dealer.) Revenue from these sales transactions is recognized at time of sale as they satisfy the right of return conditions under SFAS 48 "Revenue Recognition when Right of Return Exists" and Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements".

Sales incentives

Sales incentive costs for allowances and financing programs are accounted for when the dealers sell the equipment to a retail customer. Such sales incentives and allowances given in the form of cash consideration are reflected as a reduction in sales. The cost of providing interest free financing periods to dealers and distributors under floor and rental plan arrangements is reflected as a component of cost of sales with an offsetting reduction to the face amount of the related financing receivables. The discount is amortized to income over the related interest free financing periods and is reflected as notional interest income within net financial expenses.

Trade-ins and used equipment

Used equipment received under a trade-in is valued at its estimated net realizable value with the difference between the trade-in allowance and the net realizable value being recognized as a reduction in revenues for the associated sale. Trade-in allowances are generally only granted at the time of a new sale. To date, the successor has not accepted a significant amount of trade-ins.

Allowance for doubtful accounts

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience, including the historical loss experience of the predecessor company. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received.

The following is a reconciliation of the allowance account:

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

                                                  Successor   |
                                                  Business    |               Predecessor Business
                                               -------------  |  -----------------------------------------------
                                                              |  Three Months
                                                Nine Months   |      Ended
                                                   Ended      |  September 30,     Year Ended       Year Ended
                                               June 30, 2005  |      2004         June 30, 2004    June 30, 2003
                                               -------------  |  -------------    -------------    -------------
                                                              |
Balance, beginning of period                   $          --  |  $       1,694    $         888    $         772
Amount acquired through Pneutech acquisition             296  |             --               --               --
Addition to bad debt provision                           182  |             41            1,657              197
Deductions, net of recoveries                           (246) |           (156)            (863)            (180)
Foreign exchange translation                               3  |             93               12               99
                                               -------------  |  -------------    -------------    -------------
Balance, end of period                         $         235  |  $       1,672    $       1,694    $         888
                                               =============  |  =============    =============    =============


Product warranties

At the time a sale to a dealer is recognized, we record the estimated future warranty costs. These costs are estimated based on historical warranty claims, including the historical warranty expense of the Predecessor. Warranty provisions are included as a component of cost of sales. See Note 21 for a summary of the changes in the warranty liability.

Shipping and handling costs

Shipping and handling costs related to finished goods are reported as a component of cost of sales in the consolidated statement of operations.

Cash

Successor
---------

Cash includes cash on hand, balances with banks, net of bank overdrafts, and highly liquid temporary money market instruments with original maturities of three months or less. Bank borrowings are considered to be financing activities.

Predecessor
-----------

Cash comprises cash on hand and demand deposits. Cash equivalents are short-term highly liquid investments with original maturities of 90 days or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value. TEL's parent, McCain Foods Limited through its subsidiary McCain Finance (Canada) Ltd, has an arrangement with its bankers whereby cash balances may be netted with bank advances for its Canadian entities for the purpose of calculating interest under a CD$100,000 long-term revolving credit facility agreement. McCain Finance (Canada) Ltd recharges TEL for interest on its bank borrowings at the Bank of Nova Scotia prime rate plus 2%.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Inventory

Successor
---------

Inventories related to the Thomas Equipment business segment are valued at the lower of cost and net realizable value with cost being determined on a standard cost basis, which approximates the first-in, first-out basis and includes the cost of materials, direct labor and manufacturing overhead. Used equipment is valued at net realizable value.

Inventories related to Pneutech and its subsidiaries are valued at the lower of cost and net realizable value with cost being determined on an average cost basis. The cost of goods in process includes the cost of raw materials, direct labor and manufacturing overhead.

We evaluate our inventory for excess and obsolescence on a quarterly basis. In preparing our evaluation we look at the expected demand for our products for the next six to twelve months in order to determine whether or not such raw materials, WIP and finished goods require a change in the inventory reserve in order to record the inventory at net realizable value. After discussions with the senior management team, a reserve is established so that inventory is appropriately stated at the lower of cost or net realizable value.

Predecessor
-----------

Inventories are valued at the lower of cost and net realizable value. Cost is determined on a standard cost basis which approximates the first-in, first-out basis and includes a portion of factory overhead.

In the opinion of its management, TEL's sales are not significantly cyclical. However, TEL uses a standard costing system and at the September 30, 2004 interim period end, purchase price, efficiency and volume variances that are expected to be absorbed by year end are not brought into income, in order to avoid potentially misleading interim results.

Property, plant and equipment

Property, plant and equipment are carried at cost, net of government grants, less accumulated depreciation. Depreciation is provided from the date assets are put into service at rates to depreciate the carrying cost of the property, plant and equipment over their estimated useful lives on a straight-line basis as follows:

                                                                 Successor    Predecessor
                                                                -----------   -----------

      Land improvements                                                  --      20 years

      Buildings                                                    20 years      20 years

      Property and plant under capital leases, excluding land   10-20 years            --

      Production machinery and equipment                        10-15 years    5-15 years

      Office furniture and equipment                                8 years    3-15 years

      Computer equipment                                            3 years       3 years

      Automotive equipment                                          3 years       3 years


We evaluate the carrying value of property, plant and equipment when events and circumstances warrant such a review. If the carrying values of the assets are considered to be impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Long-lived assets and goodwill

Goodwill and long-lived assets, including certain identifiable intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. We have reviewed goodwill and long-lived assets as of June 30, 2005, and determined that no impairment loss need be recognized.

Deferred finance costs (Successor only)

Deferred finance costs are amortized over the terms of the related credit facilities, using the effective interest method.

Redeemable preferred shares

Successor
---------

Preferred shares that are redeemable at the option of the holder, or that have conditions for redemption that are not solely within our control, are classified as a liability in the consolidated balance sheet. Dividends paid or accrued on these shares are deducted from net income in determining net income attributable to common shareholders. See Note 16.

Predecessor
-----------

The Class E redeemable preferred shares were classified as liabilities in accordance with SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" when it became certain that the shares were to be redeemed. Accordingly, the dividends subsequently paid were classified as a financial expense in the Consolidated Statement of Operations.

In prior years, the Class E redeemable preferred shares were reported separately from liabilities and stockholder's deficit in the Consolidated Balance Sheet and dividends paid on these shares were reflected as a charge against the deficit in accordance with Staff Accounting Bulletin Topic 3 "Senior Securities".


Derivative financial instruments

Successor
---------

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

We review the terms of convertible debt and equity instruments we issue to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances.

Certain instruments, including convertible debt and equity instruments and the freestanding options and warrants issued in connection with those convertible instruments, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date. If the convertible debt or equity instruments are not considered to be "conventional", then the existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physical or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt or equity instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount.

To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, usually using the effective interest method. When the instrument is convertible preferred stock, the dividends payable are recognized as they accrue and, together with the periodic amortization of the discount, are charged directly to retained earnings.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Predecessor
-----------

Derivatives are contracts that require or provide the opportunity to exchange cash flows or payments determined by applying certain rates, indices or changes therein to notional contracted amounts. TEL uses forward foreign exchange contracts to manage financial risks associated with foreign exchange rate movements. These derivatives are used as economic hedges of anticipated foreign currency transactions and cash flows associated with settlement of these anticipated transactions.

Beginning in 2001, TEL elected not to adopt the optional hedge accounting provisions of the FASB Statements No's. 133 and 138, "Accounting for Derivative Instruments and Hedging Activities". Accordingly, beginning in 2001, all derivatives are recorded on the balance sheet at fair value and the resulting unrealized gains and losses are recognized in other income (expense) in the Consolidated Statement of Operations as they arise and not concurrently with the recognition of the transactions being hedged.


Registration rights agreements (Successor only)

In connection with the sale of debt or equity instruments, we may enter into Registration Rights Agreements. Generally, these Agreements require us to file registration statements with the Securities and Exchange Commission to register common shares that may be issued on conversion of debt or preferred stock, to permit re-sale of common shares previously sold under an exemption from registration or to register common shares that may be issued on exercise of outstanding options or warrants.

The Agreements usually require us to pay penalties for any time delay in filing the required registration statements, or in the registration statements becoming effective, beyond dates specified in the Agreement. These penalties are usually expressed as a fixed percentage, per month, of the original amount we received on issuance of the debt or preferred stock, common shares, options or warrants. We account for these penalties as a contingent liability and not as a derivative instrument. Accordingly, we recognize the penalties when it becomes probable that they will be incurred. Any penalties are expensed over the period to which they relate.

Advertising costs

Advertising costs of $471 for the nine months ended June 30, 2005 (three months ended September 30, 2004 - $158; year ended June 30, 2004 - $782; year ended June 30, 2003 - $828) were expensed as incurred and reported as a component of selling expenses.

Research and development costs

Research and development costs of $944 for the nine months ended June 30, 2005 (three months ended September 30, 2004 - $436; year ended June 30, 2004 - $1,052; year ended June 30, 2003 - $134) include salaries, contractor fees, building costs, utilities and administrative expenses and were expensed as incurred and reported as a component of general and administrative expenses.

Income taxes


We utilize Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Unrealized gains and losses on derivative financial instruments and certain stock-based expenses are considered to be permanent differences between book and tax reporting. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.


We have recorded a full valuation allowance against the benefits that would result from losses incurred to date, based on a history of losses from the predecessor owner of the assets purchased, as we are unable to determine if the losses will be utilized. However, at Pneutech there were timing differences related to property, plant and equipment which resulted in a net liability at June 30, 2005.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Net loss per share

We compute net loss per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. During the period when they would be anti-dilutive, common stock equivalents (which during the nine months ended June 30, 2005 consisted of options to purchase 4,020,000 common shares, warrants to purchase 6,794,395 common shares, series A preferred stock convertible into 8,333,333 common shares and debt convertible into 18,600,000 common shares) are not considered in the computations. Because there are net losses for all periods, basic loss per share and diluted loss per share are the same.

Stock - based compensation (Successor only)

We account for equity instruments issued to employees for services based on the fair value of the equity instruments issued, and account for equity instruments issued to those other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

Pensions and other post-employment benefits (Predecessor only)

Benefit obligations for defined benefit plans are determined by independent actuaries using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees, expected health care costs, and other actuarial factors.

Benefit charge or credit consists of the aggregate of the actuarially computed cost of pension benefits provided in respect of the current year's service; imputed interest on the accrued benefit obligation reduced by the expected long-term return on plan assets; amortization of past service costs; and the amortization of experience gains or losses, in excess of 10% of the greater of the accrued benefit plan obligation and the market value of plan assets at the beginning of the year.

Plan assets are valued at market value for the purposes of calculating the expected long-term return.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

New pronouncements

SFAS 154 `Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement No. 154. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for, and reporting of, a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. It will only affect our financial statements if we change any of our accounting principles. At this time, no such changes are contemplated or anticipated.


SFAS 153 'Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on our financial statements.


SFAS 152 `Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67'

Issued by the FASB in December 2004, this Statement amends SFAS 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends SFAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. This statement is not expected to have any affect on our financial statements.

SFAS 151 `Inventory Costs--an amendment of ARB No. 43, Chapter 4'

Issued by the FASB in November 2004, this Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for inventory costs incurred during fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on our financial statements.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Recently adopted accounting standards

FIN 45 `Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34'

In November 2002, FASB Interpretation No. 45 was issued which enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The adoption of FIN 45 had no effect on our financial statements.


FIN 46(R) "Consolidation of Variable Interest Entities--an interpretation of ARB No. 51"

      In December 2003, FASB Interpretation No. 46(R) was issued. This Interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, which replaces FIN 46, Consolidation of Variable Interest Entities, addresses consolidation by business enterprises of variable interest entities, which have one or more of the following characteristics:

1. The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders.

2. The equity investors lack one or more of the following essential characteristics of a controlling financial interest:

      a. The direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights

      b.    The obligation to absorb the expected losses of the entity

      c.    The right to receive the expected residual returns of the entity.

3. The equity investors have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest.

      The adoption of FIN 46(R) had no effect on our financial statements.



SFAS 132 `Employers' Disclosures about Pensions and Other Postretirement
Benefits'

In December 2003, SFAS 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The application of Statement 132 had no effect on our financial statements. The predecessor's disclosures in Note 28 incorporate the requirements of SFAS 132 (revised).

SFAS 123(R) `Share-Based Payments'

In December 2004, the FASB issued Statement No. 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. The adoption of FAS 123 (R) did not have a material impact on our financial statements.


Restatement

      These financial statements as of June 30, 2005 and for the nine month period then ended, have been restated to record as derivative instrument liabilities options and warrants issued in connection with certain of our debt instruments and our series A preferred stock and to bifurcate and separately account for derivative instruments embedded in those debt instruments and preferred stock. As a result, the effect on our accompanying consolidated balance sheet as of June 30, 2005 was an increase in liabilities and corresponding decrease in stockholders' equity of $76,885 from what was originally reported. The effect on our consolidated statement of operations for the nine months ended June 30, 2005 was an increase in our net loss attributable to common shareholders of $38,102. Basic and diluted loss per share for the nine months ended June 30, 2005 increased by $1.85. Because we anticipate that these derivative liabilities will be settled by issuing our common stock, we do not expect that they will impact our liquidity.


                                                        Predecessor
                                                         Business
                                                      -------------

5.    Financing receivables (Predecessor only)        June 30, 2004
                                                      -------------

Floor plan receivables                                    $ 5,080
Rental plan receivables                                     1,926
                                                          -------
                                                            7,006
Discount reflecting interest free financing periods           (86)
                                                          -------
                                                            6,920
Less: current portion                                      (2,982)
                                                          -------
                                                          $ 3,938
                                                          =======


TEL offers in-house financing terms to certain customers under floor and rental plan arrangements. At June 30, 2004, floor and rental plan receivables include accrued interest receivable of $52.

Commencing April 2003, inventory balances carried by dealers and distributors in North America are available for financing by TEL through floor plan arrangements. This inventory financing tool offers interest free financing to dealers and distributors for the first six months and TEL will finance the equipment for up to eighteen months with the final twelve month period being charged interest at rates varying between Bank of Nova Scotia prime ("prime") plus 2.25% to prime plus 2.5%. To maintain the status of the floor plan, 5% principal reductions are due and payable to TEL in months seven and twelve of

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

the plan for Canadian dealers / distributors and in month twelve for US dealers / distributors. The principal reductions are applied against the outstanding balance of the receivable. If the equipment is sold by the dealer / distributor to a retail customer, the full amount of the receivable is due immediately, otherwise full payment is due at the end of eighteen months from the date of the original invoice. Total sales under these financing arrangements for the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003 were $1,453, $7,892 and $982, respectively.

Commencing October 2002, inventory balances carried by dealers and distributors for rental activities are also available for financing by TEL through rental plan arrangements. At any time during or at the end of a standard floor plan arrangement the dealer / distributor can move to a rental plan arrangement. Rental plans are also available at the time the equipment is shipped to the dealer / distributor. The standard finance term is to extend the total term to a maximum of sixty months. Interest rates are charged at prime less 1% for loaders ordered direct from the factory on to a rental plan and prime plus 1.25% for dealers / distributors converted from a floor plan to a rental plan. At the time of conversion an additional 5% principal reduction is also due and payable. Dealers / distributors are not allowed to resell these loaders for the shorter of six months or 300 hours of use. Total sales under these financing arrangements for the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003 were $604, $1,434 and $880, respectively.

Commencing July 2003, TEL also offers rental plan financing to independent rental yards whereby the first year is interest free and a subsequent two year extension is available for a rate equal to prime plus 2.25% or a three year extension at prime plus 3.25%. On this program the rental yard must keep the unit for at least one year and if it accumulates more than 400 hours of use the total obligation is due and payable in full. As with the standard floor plan, the total obligation under rental plans is due if the equipment is sold by the dealer / distributor during the financing period. Total sales under these financing arrangements for the three months ended September 30, 2004 and the year ended June 30, 2004 were $35 and $290, respectively.

TEL evaluates and assesses dealers / distributors on an ongoing basis as to their credit worthiness and generally retains a security interest in the goods associated with these trade receivables. TEL is obligated to repurchase goods sold to a dealer / distributor upon cancellation or termination of the dealer / distributor's contract for such causes as change in ownership, closeout of the business or default.

                                  Successor   |   Predecessor
                                  Business    |    Business
                                ------------- |  -------------
                                              |
6.    Inventories - net         June 30, 2005 |  June 30, 2004
                                ------------- |  -------------
                                              |
Raw materials and spare parts   $       8,905 |  $       8,708
Work in process                         3,863 |          1,621
Finished goods - new                   20,797 |          9,292
Finished goods - used                   1,775 |            421
Packaging and supplies                    234 |            214
                                ------------- |  -------------
                                $      35,574 |  $      20,256
                                ============= |  =============

As of June 30, 2005, inventories are stated net of reserves for excess and obsolete inventories of approximately $1,520, which were primarily recorded when the acquisition referenced at Note 3 occurred.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7.    Property, plant and equipment

                                                    Accumulated    Net Book
                                           Cost     Depreciation    Value
                                          -------   ------------   --------
June 30, 2005 - Successor Business
Land                                      $ 1,160   $         --   $  1,160
Buildings                                   3,460             56      3,404
Leasehold improvements                        152             18        134
Property and plant under capital leases     5,361            402      4,959
Production machinery and equipment          8,223            578      7,645
Office furniture and equipment                667             54        613
Computer equipment                            659            114        545
Automotive equipment                          740            129        611
Construction in process                     2,433             --      2,433
                                          -------   ------------   --------
                                          $22,855   $      1,351   $ 21,504
                                          =======   ============   ========

June 30, 2004 - Predecessor Business
Land and improvements                     $   175   $         64   $    111
Buildings                                   6,209          2,100      4,109
Production machinery and equipment         10,607          5,274      5,333
Office furniture and equipment                291            238         53
Computer equipment                          1,816          1,545        271
Automotive equipment                        1,238            870        368
Construction in process                       560             --        560
                                          -------   ------------   --------
                                          $20,896   $     10,091   $ 10,805
                                          =======   ============   ========


Depreciation of property, plant and equipment for the nine months ended June 30, 2005, the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003 was $1,351, $437, $1,235 and $1,041, respectively. Depreciation charges are included in cost of sales, selling expenses and general and administrative expenses. The net gain on sale of property, plant and equipment for the nine months ended June 30, 2005, the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003 was $0, $3, $312 and $7, respectively, and is included in cost of sales.


                                         Successor   |  Predecessor
                                         Business    |   Business
                                       ------------- | -------------
                                                     |
8.    Other assets                     June 30, 2005 | June 30, 2004
                                       ------------- | -------------
                                                     |
Investments                            $         455 | $          --
Interest paid in advance                          57 |            --
Equipment on operating leases, net                -- |           541
Foreign exchange contracts (Note 27)              -- |            26
                                       ------------- | -------------
                                       $         512 | $         567
                                       ============= | =============


Predecessor
-----------

Operating leases relate to equipment sold to dealers and distributors for rental activities under sales contracts containing guaranteed buy back provisions. Net equipment sold subject to outstanding guaranteed buy back provisions totalled $1,125 at June 30, 2004. The accumulated amortization on this equipment was $584 at June 30, 2004. The corresponding amortization expense for the three months ended September 30, 2004 and the years ended June 30, 2004 and 2003 was $105, $387 and $190, respectively. The sales value of the equipment sold subject to outstanding guaranteed buy back provisions

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

totalled $1,529 at June 30, 2004. Deferred revenue relating to these sales amounted to $1,242 at June 30, 2004.

                                                                           Predecessor
                                                                            Business
                                                                         -------------

9.    Advances from affiliated companies (Predecessor only)              June 30, 2004
                                                                         -------------

McCain Finance (Canada) Ltd. - unlimited revolving credit facility       $      10,750
Day & Ross Inc. - demand interest bearing promissory note                       39,078
                                                                         -------------
                                                                         $      49,828
                                                                         =============


The amount borrowed from McCain Finance (Canada) Ltd. at June 30, 2004 under the revolving credit facility bearing interest at U.S. dollar LIBOR plus 0.95% was repaid on September 30, 2004 and rolled into a new loan of $12,996 repayable on October 29, 2004. The interest rate at June 30, 2004 equated to 2.34%. Accrued interest at June 30, 2004 amounted to $nil.

The amount borrowed from Day & Ross Inc. at June 30, 2004 represented a demand promissory note issued on redemption of the Class E preferred shares (Note 16) bearing interest at the Bank of Nova Scotia prime rate plus 1.50%. The interest rate at June 30, 2004 equated to 5.25%. Accrued interest at June 30, 2004 amounted to $39 and is included in other payables and accrued liabilities.

Although it is not TEL's intention to repay these advances within one year from the Balance Sheet date, they have been classified as current liabilities as these affiliated companies have the right to demand repayment of any portion or all of the advances within one year.

                                                                            Successor
                                                                            Business
                                                                         -------------

10.   Due to predecessor business and its affiliates (Successor only)    June 30, 2005
                                                                         -------------

Note payable to the Predecessor, bearing interest at 4%, with annual principal repayments of $1,099 plus interest, maturing on October 31, 2006.  Funds were used to finance the acquisition
of the Predecessor's assets                                              $       2,198

Due to affiliate of the Predecessor business                                     1,944
                                                                         -------------
                                                                                 4,142
Less: current portion                                                           (3,043)
                                                                         -------------
                                                                         $       1,099
                                                                         =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


                                                                    Successor
                                                                    Business
                                                                 -------------

11.   Long term debt (Successor only)                            June 30, 2005
                                                                 -------------

Term loans, due on demand, bearing interest at Canadian prime
plus 1.5% (5.75% at June 30, 2005), repaid in August 2005.                 412

Private loans with interest rates ranging from 3% to 8%, with regular principal and interest payments, assumed on the
acquisition of Pneutech                                                    931
                                                                 -------------
                                                                         1,343
Less: current portion                                                     (606)
                                                                 -------------
                                                                 $         737
                                                                 =============
Principal repayments are as follows, for the fiscal years
ending June 30:
2006                                                             $         606
2007                                                                       630
2008                                                                        64
2009                                                                        40
2010                                                                         3
                                                                 -------------
                                                                 $       1,343
                                                                 =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


12. Convertible credit facility and convertible long term debt (Successor only)

      Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Fund, Ltd. ("Laurus'), a Cayman Islands corporation, pursuant to which we sold convertible notes, and options and warrants to purchase common stock, to Laurus in a private offering exempt from registration under Section 4(2) of the Securities Act of 1933. The securities sold to Laurus were:

      o     A secured convertible term note with a principal amount of $6,000;

      o A secured convertible minimum borrowing note with a principal amount of $8,000;

      o A secured convertible revolving note with a principal amount not to exceed $16,000, including the $8,000 minimum borrowing amount;

      o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable in whole or in part at any time for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share, exercisable in whole or in part at any time.

      The secured convertible notes, together with any accrued but unpaid interest and fees, are convertible by the holder into common stock, at any time, in whole or in part, at a price of $1.50 per share.

      Under the revolving credit facility, we are permitted to borrow an amount based upon eligible accounts receivable, inventory and fixed assets, less any reserves, as defined in the agreements with Laurus. We must pay a fee of 0.30% per annum on the average monthly unused amount of the revolving credit facility and a 1% per month fee on any balance in excess of the borrowing limit. We must also pay a fee in the event the facility is terminated prior to expiration.

      Our obligations under the notes are secured by all of our assets. The notes mature on November 9, 2007. The interest rate on the notes is reset once each month and is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 3.0%, provided, that, the annual rate of interest may not be less than 7.5%. However, the agreements also include a provision (an "interest rate reset feature") such that if the common stock into which the notes are convertible has been registered, then the interest rate which would otherwise apply is adjusted downwards by 25 basis points for each complete 25% by which the market price of our common stock exceeds the conversion price of $1.50 per share, during the five trading days preceding the date on which the interest rate is reset. The interest rate cannot be less than 0%.

      The $6,000 principal amount of the secured convertible term note is repayable at the rate of $207 per month together with accrued but unpaid interest, commencing on July 1, 2005.

      The $8,000 principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on November 9, 2007.

      The $6,000 secured convertible term note and the $8,000 minimum borrowing note may be redeemed by us in cash by paying Laurus 105% of the outstanding principal amount, plus accrued interest.

      Upon the occurrence of certain Events of Default under the agreements (including failure to effect registration of the underlying common stock or a change in control of the Company), Laurus has the right to require us to redeem the notes, at an amount of 115% of the outstanding principal amounts, plus accrued interest.

      Periodic principal and interest payment amounts on the $6,000 term note and the $8,000 minimum borrowing note may be paid, at the holder's option (i) in cash with a 3% premium (though no premium is charged if the payments are added to the convertible credit facility); or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock, the number of shares to be issued is equal to the total amount due, divided by $1.50. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the secured convertible term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion.

      The conversion price of the secured convertible notes may be adjusted in certain circumstances, such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, prior to the October 28, 2005 amendment (Note 29), if we issue shares of common stock at a price below the fixed conversion price, the fixed conversion price of the secured convertible notes will be reduced accordingly. As a result, the secured convertible notes are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock".

      Laurus has contractually agreed (although it may withdraw that agreement upon giving due notice) to restrict its ability to convert the secured convertible notes or exercise its options and warrants if such conversion or exercise would result in the number of shares of common stock beneficially owned by them exceeding 9.99% of our outstanding shares of common stock.

      Our agreements with Laurus include a Registration Rights Agreement. This agreement requires us to pay Laurus a penalty of 2% per month of the principal amount of the loans of $22,000, if a registration statement registering the shares into which the notes are convertible and underlying the options and warrants, is not effective by July 22, 2005.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


      The 4,020,000 options and 2,200,000 warrants issued to Laurus were valued, using the Black-Scholes option pricing model, at $4,020 and $792, respectively. Because of the potential penalties we may have to pay Laurus under the Registration Rights Agreement, these options and warrants have been recorded as derivative instrument liabilities, rather than as equity. These derivative instrument liabilities are adjusted to fair value (using the Black-Scholes option pricing model) at the end of each subsequent period, and any changes in the fair value are charged or credited to income in the period of change.

      Because the secured convertible notes are not considered to be conventional convertible debt, the embedded conversion option in the secured convertible notes is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay Laurus under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted if we issue common stock at a lower price, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. In addition, other embedded derivative instruments in the secured convertible notes, including the interest rate reset feature and Laurus' right to put the debt back to us with a 15% premium upon certain Events of Default, have been bifurcated and accounted for, together with the embedded conversion option, as a single compound derivative instrument. This derivative instrument liability was initially recorded at its fair value and is then adjusted to fair value at the end of each subsequent period, with any changes in the fair value charged or credited to income in the period of change. The most significant component of this compound derivative instrument is the embedded conversion option, which is revalued using the Black-Scholes option pricing model.

      The proceeds received from Laurus were first allocated to the fair value of the freestanding options and warrants and then to the fair value of the bifurcated embedded derivative instruments included in the convertible notes. The remaining proceeds were then allocated to the convertible notes, resulting in those notes being recorded at a significant discount from their face amounts. For the $6,000 term note and the $8,000 minimum borrowing note, that discount, together with the stated interest on the notes, is being amortized using an effective interest method over the term of the notes. Because of the frequent repayments under the revolving note, the discount is recognized as the note is repaid and the stated interest is recognized currently.

      On January 26, 2005, we and Laurus amended certain terms of the original agreements to increase the maximum principal amount of the secured convertible revolving note to $20,000 (including the minimum borrowing note of $8,000). In consideration, we paid Laurus a fee of $128 and issued Laurus warrants to purchase 400,000 shares of our common stock, at a price of $2.25 per share. The warrants are exercisable at any time and expire on January 26, 2012. Because the warrants are subject to our Registration Rights Agreement with Laurus, they have been accounted for as a derivative instrument liability (see Note 13). The warrants were valued using the Black-Scholes option pricing model and recorded at their initial fair value of $2,424.

      On February 28, 2005, concurrently with the Closing of the Pneutech acquisition, we and Laurus amended certain terms of the original agreements, including the following:

      o we issued to Laurus an additional secured convertible term note in the principal amount of $1,900, due November 9, 2007, repayable in monthly principal instalments of $66 plus interest, starting on July 1, 2005; this additional term loan is subject to the same general agreements, conversion price and other terms as the original term loans, described above.

      o we issued to Laurus warrants to purchase 150,000 shares of common stock, exercisable at any time, in whole or in part, for a period of seven years at an exercise price of $2.25 per share; and

      o the payments on the previously issued secured convertible term note in the principal amount of $6,000 will commence on July 1, 2005, at which time the initial monthly payment of $207 is due and is due each month thereafter until the note is paid in full.

      Because the warrants and the common stock underlying the conversion option embedded in the $1,900 term loan are subject to our Registration Rights Agreement with Laurus, they have been accounted for as derivative instrument liabilities (see Note 13). The warrants were valued using the Black-Scholes option pricing model at $698. The embedded derivative instruments (primarily the conversion option) related to the $1,900 term loan were bifurcated and recorded as a derivative instrument liability. Because the fair value of the warrants of $698 and the fair value of the bifurcated derivative instrument of $6,778 exceeded the proceeds received, the term loan was initially recorded at zero and a charge to income of $5,576 was recognized to record the warrants and the bifurcated derivative instrument at their fair values (see Note 13).

      At June 30, 2005, the following amounts were outstanding under the secured convertible term notes. See Note 13 for information on the derivative instrument liabilities related to the options and warrants issued to Laurus and the bifurcated embedded derivative instruments related to the notes.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


Term loan, bearing interest at U.S. prime plus 3% (9.0% at June 30, 2005) with monthly principal repayments of $207 per month plus interest, starting
July 1, 2005                                                                      $    6,000
Less: unamortized discount                                                            (3,012)
                                                                                  ----------
Balance at June 30, 2005                                                          $    2,988
Less: current portion                                                                 (2,484)
                                                                                  ----------
                                                                                  $      504
                                                                                  ==========
Principal repayments are as follows, for the fiscal years ending June 30:
2005                                                                              $        0
2006                                                                                   2,484
2007                                                                                   2,484
2008                                                                                   1,032


Minimum borrowing note, bearing interest at U.S. prime plus 3% (9.0% at
June 30, 2005) due on November 9, 2007                                            $    8,000
Less: unamortized discount                                                            (4,613)
                                                                                  ----------
Balance at June 30, 2005                                                          $    3,387
                                                                                  ==========

Principal repayments are as follows, for the fiscal years ending June 30:
2005                                                                              $        0
2006                                                                                       0
2007                                                                                       0
2008                                                                                   8,000


Term loan, bearing interest at U.S. prime plus 3% (9.0% at June 30, 2005) with monthly principal repayments of $66 per month plus interest, starting
July 1, 2005                                                                      $    1,900
Less: unamortized discount                                                            (1,900)
                                                                                  ----------
Balance at June 30, 2005                                                          $        0
Less: current portion                                                                     (0)
                                                                                  ----------
                                                                                  $        0
                                                                                  ==========

Principal repayments are as follows, for the fiscal years ending June 30:
2005                                                                              $        0
2006                                                                                     786
2007                                                                                     786
2008                                                                                     328

Revolving credit facility bearing interest at U.S. prime plus 3%
  (9.0% at June 30, 2005)                                                         $    9,684
Less: unamortized discount                                                            (9,684)
                                                                                  ----------
Balance at June 30, 2005                                                          $        0
                                                                                  ==========

The revolving credit facility, provides for borrowings utilizing an asset based formula, using eligible receivables, inventory and fixed assets, less any reserves. At June 30, 2005, the amount of available borrowings pursuant to the formula was as follows:

Available borrowings supported by asset base                                      $   17,710
                                                                                  ----------
Less: amount borrowed under minimum borrowing note                                     8,000
Less: amount borrowed under revolving credit facility                                  9,684
                                                                                  ----------
                                                                                      17,684
                                                                                  ----------
Excess availability                                                               $       26
                                                                                  ==========

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

See Note 2 for a discussion of the current status of our Laurus loans including penalties for failure to register the underlying conversion/warrant shares and the default premium.


On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated November 9, 2004 between the Company and Laurus was terminated in its entirety (see Note 29 Other subsequent events).

13.   Derivative financial instrument liabilities (Successor only)

      We use the Black-Scholes option pricing model to value options and warrants, and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See
Note 12 related to embedded derivative instruments that have been bifurcated from our notes payable to Laurus and Note 16 related to embedded derivative instruments that have been bifurcated from our series A preferred stock.

      In valuing the options and warrants and the embedded conversion option components of the bifurcated embedded derivative instruments, at the time they were issued and at June 30, 2005, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the options or warrants or repayment date of the convertible debt instrument. The 4,020,000 options issued to Laurus have no stated expiration date; for the purposes of valuing these options using the Black-Scholes option pricing model, they are assumed to have an expiry date of November 9, 2011 (i.e. an initial life of seven years, the same as all warrants issued to Laurus). Because the exercise price of the options is de minimis ($0.01 per share), changing the assumed expiry date has no effect on the value of the options. All options, warrants and conversion options can be exercised by the holder at any time.

      Because of the limited historical trading period of our common stock, the expected volatility of our common stock over the remaining life of the options and warrants has been estimated at 50%, based on a review of the volatility of entities considered by management as comparable. The risk-free rates of return used ranged from 3.05% to 3.80%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the options or warrants.

      At June 30, 2005, the following derivative liabilities related to common stock options and warrants and embedded derivative instruments were outstanding:

                                                                                    Exercise    Value -      Value -
                                                                                    Price Per    Issue      June 30,
Issue Date      Expiry Date                      Instrument                           Share      Date         2005
--------------------------------------------------------------------------------------------------------------------
11-09-2004           N/A      4,020,000 options issued to Laurus - see Note 12         $0.01     $4,020     $ 17,165

11-09-2004       11-09-2011   2,200,000 warrants issued to Laurus - see Note 12         2.25        792        6,490

01-26-2005       01-26-2012   400,000 warrants issued to Laurus - see Note 12           2.25      2,424        1,192

02-28-2005       02-28-2012   150,000 warrants issued to Laurus - see Note 12           2.25        698          449

02-28-2005       08-28-2006   1,000,000 warrants issued to Roynat                       3.00      3,290        1,650

04-19-2005       04-19-2010   2,083,333 warrants issued to holders of series A
                              preferred stock - see Note 16                             3.75      4,958        4,500
                                                                                                            --------
Fair value of freestanding derivative instrument liabilities for options and warrants                       $ 31,446
                                                                                                            --------


                                                                                    Exercise    Value -      Value -
 Original        Facility                                                           Price Per    Issue      June 30,
Issue Date      Expiry Date                      Instrument                           Share      Date         2005
--------------------------------------------------------------------------------------------------------------------
11-09-2004       11-09-2007   Laurus - $6,000 term note - see Note 12                   1.50      1,124     $ 13,213

02-28-2005       11-09-2007   Laurus - $1,900 term note - see Note 12                   1.50      6,778        3,667

11-09-2004       11-09-2007   Laurus - $8,000 minimum borrowing note - see Note
                              12                                                        1.50      1,648       19,457

11-09-2004       11-09-2007   Laurus - $12,000 revolving note - see Note 12             1.50      6,864       18,721

04-19-2005           N/A      Series A preferred stock - see Note 16                    3.00     22,167       20,417
                                                                                                            --------
Fair value of bifurcated embedded derivative instrument liabilities associated
with the above mentioned instruments                                                                        $ 75,475
                                                                                                            --------

                                                                                                            --------
Total derivative financial instruments                                                                      $106,921
                                                                                                            ========



                                                    Successor
                                                    Business
                                                  -------------

14.   Other credit facilities (Successor only)    June 30, 2005
                                                  -------------

Subsidiaries' lines of credit                     $      10,813
                                                  =============

The subsidiary companies have authorized operating lines of credit at Canadian prime rate plus 0.3% and 1.5% (4.55% and 5.75% at June 30, 2005) totalling $12,039, of which, $1,226 is unused at June 30, 2005. As security, the subsidiary companies have pledged property, general security agreements, assignments of inventory and book debts, guarantees by related companies and shareholders, and an assignment of fire and theft insurance.

      On June 15, 2005, Pneutech entered into a credit facilities agreement with the Royal Bank of Canada. Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the credit agreement. Under the terms of the credit agreement, Pneutech will be provided with a CD$15,000 revolving credit facility and Pneutech and its subsidiaries will also be provided an additional CD$750 revolving lease line of credit. The credit facility became effective on August 12, 2005. The proceeds of the loan were used to repay the above credit facilities.


      Pneutech is permitted to borrow an amount based upon its eligible accounts receivable and eligible unencumbered inventory, as defined in the credit agreement. The loans generally accrue interest at the bank's prime rate, plus 0.50%, which is payable monthly in arrears. The obligations under the credit agreement are secured by all of the assets of Pneutech and its subsidiaries, including but not limited to inventory and accounts receivable. In addition, we have provided a guarantee of all obligations under the credit agreement. The obligations under the credit agreement are payable in full on March 30, 2006.


15.   Capital lease obligations (Successor only)

Under the terms of the Purchase Agreement with Thomas Equipment Limited, we entered into two two-year capital lease agreements with Thomas Equipment Limited. Pursuant to the leases, we have the right at any time prior to the expiration of the leases to purchase the leased properties for $4,906 (based on the June 30, 2005 exchange rate). In addition, Thomas Equipment Limited has a right to require us to purchase the leased properties at the expiration of the leases. The leases require annual payments of $489 plus realty taxes, maintenance, heat and certain other expenses. We have recorded the leases as capital leases with future minimum repayments as follows:

      Fiscal year ending June 30:
      2006                                  $   489
      2007                                    4,926
                                            -------
                                              5,415
      Less: amounts representing interest      (390)
                                            -------
                                            $ 5,025
      Less: current portion                    (145)
                                            -------
                                            $ 4,880
                                            =======

We used a discount rate of approximately 8% in the capital lease accounting which represents our effective borrowing rate at the time the leases were entered into (the Predecessor used a different discount rate which approximated their effective borrowing rate).

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

16.   Redeemable preferred shares

Successor
---------
                                                             June 30, 2005
                                                             -------------
25,000 shares of Series A redeemable convertible
        preferred stock - stated amount                        $ 25,000


Less: unamortized discount related to warrants issued to
purchasers and bifurcated embedded derivative instrument
(see Note 13).                                                  (24,999)
                                                               --------
Carrying amount at June 30, 2005                                      1
                                                               ========



On April 19, 2005, we entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock (the "Preferred Stock"), and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years (the "Warrants"). The securities were sold for an aggregate cash consideration of $25,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. The Company also agreed to cause a resale registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants to be effective within six months of the closing date.

The Preferred Stock is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The Preferred Stock may be converted at anytime upon five days notice by the Preferred Stockholders. Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price will be adjusted. The conversion price may also be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. The Company can require the holders to convert up to 20% of their Preferred Stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from the closing date, the Company can redeem the Preferred Stock. If the redemption occurs in the fourth year after issuance, the redemption amount is 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount is 225% of the stated value. The holder can require the Company to redeem the Preferred Stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:

      o     failure to deliver common stock when required;

      o     failure to effect registration of the common stock; or

      o     a bankruptcy event.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


      The 2,083,333 warrants issued to the purchasers were valued, using the Black-Scholes option pricing model, at $4,958. Because of the potential penalties we may have to pay under the Registration Rights Agreement, these warrants have been recorded as derivative instrument liabilities, rather than as equity (see Note 13). These derivative instrument liabilities are adjusted to fair value (using the Black-Scholes option pricing model) at the end of each subsequent period, and any changes in the fair value are charged or credited to income in the period of change.

      Because the series A preferred stock is not considered to be "conventional convertible preferred stock", the embedded conversion option is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the preferred stock can be adjusted in certain circumstances, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability (see
Note 13). This derivative instrument liability was initially valued (using the Black-Scholes option pricing model) at $22,167. It is then adjusted to fair value at the end of each subsequent period, with any changes in the fair value charged or credited to income in the period of change. Because the total fair value of the warrants and the embedded derivative instrument of $27,125 exceeded the proceeds received, we recognized an immediate charge to income for the difference. The preferred stock was initially recorded at zero, and is being accretted, using an effective interest method, to its redemption value of $27,500 over the five year period until the holders may request redemption.


The Company paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years. The warrants are exercisable at any time and expire on April 19, 2010. These placement fees, together with other transaction costs, were charged to additional paid-in capital.

The net cash proceeds received from the sale of the preferred stock and the warrants were used to repay the debenture to Roynat Merchant Capital Inc., certain Samsung Industries long term debt and for general working capital purposes.

See Note 2 for a discussion of the current status of the redeemable preferred shares, including penalties for failure to register the underlying conversion/warrant shares and the default premium.


Predecessor
-----------

                                                                 June 30, 2004
                                                                 -------------
      Authorized
      25,000 cumulative, retractable, non-voting Class E preferred shares with a par value of $1,000 each, redeemable at par at the option of the holder and TEL at any time. Dividends are payable on issued shares at the Bank of Nova Scotia prime rate plus 4%.

      Issued and fully paid
        Nil Class E preferred shares                                        --
                                                                 =============


On June 23, 2004, Day & Ross Inc, an affiliated company, redeemed the Class E preferred shares for their par value of $75,000. TEL paid the redemption price by way of a demand interest bearing promissory note (Note 9).

In the event of liquidation, dissolution or winding up of TEL or other distribution of assets or property, each holder of the Class E shares shall be entitled to receive from the assets and property of TEL, for each Class E share the redemption thereof together with all accrued but unpaid dividends thereon before any amount shall be paid or any assets or property of TEL distributed to the holders of any Class A or B preferred shares, or common shares which all rank junior to the Class E shares.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

17.   Redeemable preferred stock of subsidiary (Successor only)

In connection with the financing of the asset acquisition from Thomas Equipment Limited (Note 3), we issued to the parent of Thomas Equipment Limited, 1,000 shares of redeemable preferred stock of our subsidiary Thomas Equipment 2004 Inc. The preferred shares carry a cumulative dividend of 8% per annum. We are required to purchase the preferred shares from the holder on April 26, 2006, if not earlier redeemed. A default rate of 12% is due if we fail to redeem by April 26, 2006. The face amount of the shares is $8,142 (translated at June 30, 2005) which we determined to also be their fair value at the time of issuance as the dividend rate approximated the market rate we would pay for similar financing. The shares are currently redeemable for $8,562 (their face amount of $8,142 plus $420 of accrued but unpaid dividends). The holder of these shares has the right to be an observer at our board meetings.


18.   Capital stock

Successor
---------

At June 30, 2005, we have 200,000,000 authorized shares of common stock, par value $0.0001, 21,250,000 shares issued and outstanding.

In October, 2004, immediately prior to the reorganization, we completed a 1 for 40 reverse stock split. After the reverse stock split, Maxim's shareholders retained 1,075,000 shares of common stock in the reorganization, which has been recorded at the value of the net assets (liabilities) assumed which amounted to $0.

We issued 16,945,000 shares to our founders for $2,451 (which includes non cash service contributions of $322) or an average of approximately $0.14 per share. The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. The difference resulted in an immediate expense of $5,520 which consisted of the common stock fair value of $7,971 less stock subscription consideration of $2,129 in cash and non cash service contributions of $322.

On November 9, 2004, in connection with the issuance of debt and obtaining the credit facility, we sold 1,980,000 shares to Laurus for $20. Based on the estimated fair value of $0.47, we recorded $911 of "stock-based compensation" expense for this issuance.

On February 28, 2005, we issued 1,082,640 shares in connection with the acquisition of Pneutech and 167,360 shares to repay certain debt owed by Pneutech.

At June 30, 2005, we have 5,000,000 shares of preferred stock authorized, $0.0001 par value. See Note 16 for redeemable preferred shares issued and outstanding.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Predecessor
-----------

                                                                   June 30, 2004
                                                                   -------------
Authorized
900,000 6% non-cumulative, non-voting Class A preferred shares with a par value of $1 each, redeemable at par at the option of TEL at any time

1,000,000 9% non-cumulative , non-voting Class B preferred shares with a par value of $1 each, redeemable at par at the option of TEL at any time

Unlimited common shares without nominal or par value

Issued and fully paid
    746,322 Class A preferred shares                                         496
  1,000,000 Class B preferred shares                                         664
  8,643,000 (2003 - 2,643,000) common shares                              30,220
                                                                   -------------
                                                                   $      31,380
                                                                   =============


Each class of preferred shares is subject to certain rights, privileges, restrictions and conditions. The Class A and Class B shares rank on a parity with each other in all respects except as to dividend rate and in all respects rank in preference and priority to the common shares.

On June 23, 2004, TEL issued 6,000,000 common shares without par value for proceeds of $21,621 to its parent, McCain Foods Limited. The proceeds were used to pay the preferred dividends on the Class E preferred shares and the balance was applied against the demand promissory note issued to Day & Ross Inc.


19.   Common stock warrants issued to non-employees

      We use the Black-Scholes option pricing model to value warrants issued to non-employees. All outstanding warrants may be exercised by the holder at any time. As of June 30, 2005, we had the following warrants outstanding:

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


                                                Exercise      Value
                                   Number of    Price Per       At
Issue Date      Expiry Date        Warrants       Share      Issuance   Issued For
---------------------------------------------------------------------------------------------------------------
01-31-2005       01-31-2008          250,000        $4.00      $  785   Investor relations services

02-28-2005       02-28-2010          211,062        $3.00         388   Acquisition of Pneutech

04-19-2005       04-19-2010          500,000        $3.00       1,330   Placement fee, Series A preferred stock
                                   ---------
Total outstanding                    961,062
                                   =========

      In valuing the warrants at the time they were issued, we used the market price of our common stock on the date of issuance or agreement, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants. All warrants can be exercised by the holder at any time.

      Because of the limited historical trading period of our common stock, the expected volatility of our common stock over the remaining life of the warrants has been estimated at 50%, based on a review of the volatility of entities considered by management as comparable. The risk-free rates of return used ranged from 3.43% to 4.00%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the life of the warrants.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

20.   Segment information

Successor

We determine and disclose our segments in accordance with SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" which uses a "management" approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the reportable segments. Our management reporting structure provides for the following segments:

Thomas Equipment

Thomas Equipment manufactures a full line of skid loaders, attachments, mini skid steers, and screening plants, as well as a full line of mini excavators and equipment trailers. We also manufacture a complete line of potato harvesting and handling equipment. Thomas Equipment has approximately a 3.5% share of the worldwide mini skid market, and is considered the market leader in the U.S. with its 400 series screening plant model.

Pneutech

Pneutech manufactures and distributes a full line of pneumatic and hydraulic components and systems for the industrial and mobile market and also manufactures hydraulic cylinders and metal gaskets for the industrial market. Pneutech has three wholly-owned subsidiaries, Hydramen Fluid Power, Ltd., Rousseau Controls, Inc., and Samsung Industry Co., Ltd. Pneutech has over thirty years of experience in the field of fluid power and specializes in the design, engineering, manufacture and distribution of pneumatic and hydraulic systems and components for all automation and motion control applications.

Hydramen

Since 1986, Hydramen Fluid Power has been designing and manufacturing welded hydraulic cylinders. The welded cylinders are widely used on mobile hydraulics such as dump trucks, telescoping applications on utility vehicles and recycling trucks to name a few. Hydramen is engaged in full aftermarket sales and service of its products as well as other makes and models.

Rousseau

Rousseau Controls specializes in the design and fabrication of hydraulic and pneumatic equipment as well as electrically-operated and/or electronically controlled systems. These projects are usually produced for a customer's specific needs. Normally we do not perform the function of a general contractor and usually, when involved in new construction, act as a sub-contractor. Rousseau provides engineering assistance to its customers in their applications and will undertake consulting engineering services when requested.

Samsung

Samsung Industry Co. Ltd., located in Busan, South Korea, is one of Asia's premier manufacturers of spiral wound metal gaskets and gland packing. Since 1985, the company has been engaged in sales and service of sealing products to various oil & gas refineries and petrochemical plants. The company has long-term supply contracts with major corporations such as Daiwoo Heavy Industries and Hyundai HHI-Ship Building Division.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

The following table presents financial information with respect to the segments that management uses to make decisions:


                                                                      Successor
                                                                       Business
                                                                  --------------

                                                                    Nine Months
                                                                          Ended
Sales:                                                            June 30, 2005

                                                                  --------------
     Thomas                                                           $  42,829
     Pneutech                                                             9,100
     Rousseau                                                             7,841
     Samsung                                                              2,005
     Hydramen                                                               609
                                                                      ---------
        Subtotal                                                         62,384
     Eliminations of inter segment sales                                 (2,251)
                                                                      ---------
       Consolidated total                                             $  60,133
                                                                      =========

Depreciation and amortization:
     Thomas                                                           $   1,049
     Pneutech                                                                91
     Rousseau                                                                63
     Samsung                                                                128
     Hydramen                                                                20
                                                                      ---------
       Consolidated total                                             $   1,351
                                                                      =========

Interest expense:
     Thomas                                                           $   4,427
     Pneutech                                                             3,097
     Rousseau                                                                86
     Samsung                                                                 54
     Hydramen                                                                 5
                                                                      ---------
        Subtotal                                                          7,669
     Corporate                                                              167
                                                                      ---------
       Consolidated total                                             $   7,836
                                                                      =========

Net income (loss):
     Thomas                                                           $  (9,916)
     Pneutech                                                            (2,987)
     Rousseau                                                               142
     Samsung                                                               (294)
     Hydramen                                                               (46)
                                                                      ---------
        Subtotal                                                        (13,101)
     Corporate(1)                                                       (65,646)
                                                                      ---------
       Consolidated total                                             $ (78,747)
                                                                      =========

Segment assets:
     Thomas                                                           $  62,108
     Pneutech                                                            25,471
     Rousseau                                                            10,247
     Samsung                                                             14,000
     Hydramen                                                             1,104
                                                                      ---------
        Subtotal                                                        112,930
     Eliminations                                                       (16,882)
                                                                      ---------
         Consolidated total                                           $  96,048
                                                                      =========


(1) Corporate expenses primarily include certain stock-based compensation to our founders and derivative financial instrument expense, which we do not internally allocate to our segments because they are related to our common stock and are non-cash in nature.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Revenues by geographic destination and product group were as follows:

                                                                       Successor
                                                                        Business
                                                                   -------------
                                                                     Nine Months
                                                                           Ended
                                                                   June 30, 2005
                                                                   -------------

Canada                                                                   $22,660
USA                                                                       19,006
Europe                                                                    12,851
Rest of world                                                              5,616
                                                                         -------
Total sales to external customers                                        $60,133
                                                                         =======

Industrial and construction                                              $58,858
Agriculture                                                                1,275
                                                                         -------
Total sales to external customers                                        $60,133
                                                                         =======

During the periods presented, no single customer accounted for more than 10% of our revenues.

Property, plant and equipment by geographical area were as follows:

                                                                       Successor
                                                                        Business
                                                                  --------------

                                                                   June 30, 2005
                                                                  --------------

Canada                                                                   $14,133
USA                                                                           54
Korea                                                                      7,317
                                                                         -------
Total                                                                    $21,504
                                                                         =======

Predecessor

Our principal operations related to the manufacturing, sale and distribution through a worldwide network of dealers, distributors and retailers of skid steer and mini skid steer loaders, attachments, parts, mobile screening plants and mini excavators for the industrial and construction industry and potato harvesting and handling equipment for the agriculture industry. Because of the integrated nature of our manufacturing operation and common administrative and marketing support functions, the business was treated by management as a single operating segment for the purpose of making operating decisions and assessing performance.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Revenues by destination and product group were as follows:

                                                    Predecessor Business
                                            -----------------------------------

                                            Three months      Year       Year
                                               ended         ended       ended
                                            September 30,    June 30,   June 30,
                                               2004           2004       2003
                                              -------        -------    -------

Canada                                        $ 2,883        $10,317    $ 9,042
USA                                             7,177         31,862     32,007
Europe                                          2,517          8,849      6,701
Rest of world                                   1,280          4,677      1,524
                                              -------        -------    -------
Total sales to external customers             $13,857        $55,705    $49,274
                                              =======        =======    =======

Industrial and construction                   $12,147        $52,149    $45,906
Agriculture                                     1,710          3,556      3,368
                                              -------        -------    -------

Total sales to external customers             $13,857        $55,705    $49,274
                                              =======        =======    =======


During the periods presented, no single customer accounted for more than 10% of our revenues, except during the year ended June 30, 2003, when sales to the USA included auction sales of Industrial and Construction products to two major customers of $6,414 and $6,027.


Property, plant and equipment by geographical area were as follows:

                                                                     Predecessor
                                                                        Business
                                                                   -------------
                                                                   June 30, 2004
                                                                   -------------

Canada                                                                   $10,627
USA                                                                          178
                                                                         -------
Total                                                                    $10,805
                                                                         =======

21.   Other Contingencies and commitments

Litigation

We are potentially subject to various claims and litigation arising out of the ordinary course and conduct of our business including product liability, intellectual property, labour and employment, environmental and tax matters. We do not consider our exposure to such claims and litigation to be material to the consolidated financial statements.

Warranties

Our products are sold with a one year comprehensive bumper to bumper warranty except for loader sales in North America and Australia, which have a three year bumper to bumper warranty, followed by a power train warranty in years four and five. We generally determine our total warranty liability by applying historical claims rate experience to the estimated amount of equipment that has been sold and is still under warranty based on dealer inventories and retail sales. The historical claims rate is primarily determined by a review of claims costs and current quality developments.

A reconciliation of the changes in the warranty liability is as follows:

                                      Successor   |
                                      Business    |               Predecessor Business
                                     -----------  |  ------------------------------------------------
                                     Nine Months  |  Three Months
                                        Ended     |      Ended
                                      June 30,    |  September 30,     Year Ended       Year Ended
                                         2005     |       2004        June 30, 2004    June 30, 2003
                                     -----------  |  -------------    -------------    -------------
                                                  |
Balance, beginning of period         $        --  |  $         924    $         637    $         411
Liability assumed from predecessor           895  |             --               --               --
Payments                                    (179 )|           (244)            (668)            (574)
Accruals for warranties                      562  |            246              947              730
Foreign exchange                               2  |             52                8               70
                                     -----------  |  -------------    -------------    -------------
Balance, end of period               $     1,280  |  $         978    $         924    $         637
                                     ===========  |  =============    =============    =============

Subsequent to our acquisition of certain assets of the Predecessor, we agreed to assume responsibility for the warranty liability of the Predecessor on equipment sold prior to October 1, 2004. Based on an assessment of that warranty liability at the time we assumed it, the Predecessor paid us C$1,100 ($895) for our assumption of that liability.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Guarantees

We have entered into an arrangement with a dealer / distributor under which sales to that dealer / distributor will include a guaranteed buy back value at the end of a three year period if that dealer / distributor has not sold the equipment to a retail customer. There is no potential liability at June 30, 2005 as no sales have been made to the dealer / distributor during the nine months ended June 30, 2005. At June 30, 2004, the Predecessor's potential outstanding obligation under these arrangements was $1,012 which is accrued within the deferred revenue of $1,242.

Other commitments

Successor
---------

At June 30, 2005, we had no capital commitments to purchase property, plant and equipment other than as disclosed in Note 15.

We have entered into operating lease agreements to lease certain premises and office equipment. The annual rent of premises consists of a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for premises and office equipment in the aggregate and for each of the next five years is as follows:

      Fiscal years ending June 30:
      2006                           $  894
      2007                              683
      2008                              549
      2009                              496
      2010                              376
      2011 and thereafter                26
                                     ------
                                     $3,024
                                     ======


Predecessor
-----------

At June 30, 2004, TEL had no capital commitments to purchase property, plant and equipment.

TEL has operating leases for buildings and office equipment. The expense for the three months ended September 30, 2004 was $45, for the year ended June 30, 2004 was $154 and for the year ended June 30, 2003 was $82. Future minimum lease payments at June 30, 2004 are as follows:

      Fiscal years ending June 30:
      2005                             $169
      2006                              147
      2007                               80
      2008                               72
      2009                               72
      2010 and thereafter                93
                                       ----
                                       $633
                                       ====

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

22.   Related party transactions (predecessor only)

Predecessor
-----------

TEL is a member of the McCain Foods Limited group and has transactions with other members of the group in the normal course of business measured at the exchange amount as summarized below:

                                                               Three Months     Year        Year
                                                                  Ended         Ended       Ended
                                                               September 30,   June 30,   June 30,
                                                                    2004         2004       2003
                                                               -------------   --------   --------

Included in sales:
McCain Foods Limited                                           $          --   $    167   $    183
McCain Produce Inc.                                                       --        227         54
McCain Fertilizer Ltd.                                                    --         28         55
McCain South Africa (Pty) Ltd.                                            --        157         --
McCain Argentina S.A                                                      --         10         16
                                                               -------------   --------   --------
                                                               $          --   $    589   $    308
                                                               -------------   --------   --------

Included in cost of sales:
Freight expense - Day & Ross Inc.                              $         433   $  2,057   $  1,958

Included in general and administrative expenses:
Management fees - McCain Foods Limited                                    --        523        439

Included in financial expenses:
Interest expense - McCain Finance (Canada) Ltd.                           60        217        134
Dividends paid on Class E preferred shares - Day & Ross Inc.              --      4,565      4,298
Interest expense - Day & Ross Inc.                                       542         39         --


Details of capital transactions with affiliated companies are set out in Notes 16 and 18.

All forward foreign exchange contracts are entered into with McCain Eurocentre, the treasury centre for the McCain group. Back-to-back contracts are then entered into by McCain Eurocentre with third party financial institutions. Details of the outstanding forward foreign exchange contracts with McCain Eurocentre at June 30, 2004 are set out in Note 27.

At June 30, 2004, TEL had the following amounts due from affiliated companies.

                                    June 30, 2004
                                    -------------
Due from affiliated companies:
McCain Foods Limited                $          21
McCain Argentina S.A                           18
McCain South Africa (Pty) Ltd.                120
McCain Produce Company Inc.                     2
                                    -------------
                                    $         161
                                    =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Due to affiliated companies:
McCain Fertilizer Limited                      $     4
McCain International Inc.                          502
Day & Ross Inc.                                     64
McCain Foods USA Inc.                              128
McCain Foods (GB) Limited                           25
McCain Foods Limited                               153
McCain Finance (Canada) Ltd.                         4
                                               -------
                                               $   880
                                               -------

Advances from affiliated companies: (Note 9)
McCain Finance (Canada) Ltd.                   $10,750
Day & Ross Inc.                                 39,078
                                               -------
                                               $49,828
                                               -------

                                               -------
                                               $50,708
                                               =======


                                                        Successor  |
                                                        Business   |          Predecessor Business
                                                       ----------- | ------------------------------------
23.   Net financial expense (income)                   Nine Months | Three Months      Year        Year
                                                          Ended    |     Ended        Ended       Ended
                                                        June 30,   |   Sept. 30,     June 30,    June 30,
                                                           2005    |      2004         2004        2003
                                                       ----------- | -------------   --------    --------
                                                                   |
Capital leases                                         $       279 | $          --   $     --    $     --
Credit facility - subsidiaries                                 260 |            --         --          --
Amortization of deferred financing costs                       563 |            --         --          --
Amortization of discounts and interest
on debt instruments                                          5,633 |            --         --          --
Debt premium                                                   486 |            --         --          --
Dividends on preferred shares of subsidiary                    420 |            --         --          --
Dividends on Class E preferred shares                           -- |            --      4,565          --
Interest charges from affiliated companies                      -- |           541        256         134
Interest income on receivables                                  -- |            --        (95)       (168)
Notional 6% interest income on financing receivables            -- |           (57)      (177)         (2)
Other                                                          195 |            15         25           2
                                                       ----------- | -------------   --------    --------
                                                       $     7,836 | $         499   $  4,574    $    (34)
                                                       =========== | =============   ========    ========

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


                                    Successor    |
                                    Business     |                 Predecessor Business
                                  -------------  |  ---------------------------------------------------
24. Other (income) expense         Nine Months   |     Three Months
                                      Ended      |        Ended           Year Ended       Year Ended
                                  June 30, 2005  |  September 30, 2004   June 30, 2004    June 30, 2003
                                  -------------  |  ------------------   -------------    -------------
                                                 |
Restructuring charges             $          --  |  $              797   $         886    $          --
Foreign exchange (gains) losses           1,557  |              (1,681)           (106)          (3,061)
Management and Director fees                556  |                  --              --               --
Other                                       173  |                  --             (78)              10
                                                 |
                                  -------------  |  ------------------   -------------    -------------
                                  $       2,286  |  $             (884)  $         702    $      (3,051)
                                  =============  |  ==================   =============    =============


Predecessor
-----------

The restructuring charges relate to severance costs and special termination benefits associated with a decision to terminate the employment of 23 employees in connection with a restructuring of TEL's operations, which was completed in July 2004. These liabilities are expected to be settled within a two year period.

                                           Three Months       Year
                                               Ended          Ended
                                           September 30,    June 30,
                                                2004           2004
                                           -------------    ---------

Balance - beginning of period              $         891    $      --
Accrual for severance costs                           --          886
Accrual for special termination benefits             797           --
Payments                                            (170)          --
Foreign exchange                                      71            5
                                           -------------    ---------
Balance - end of period                    $       1,589    $     891
                                           =============    =========


25.   Income taxes

Provision for income taxes comprises the following:

            Successor   |
            Business    |              Predecessor Business
           -----------  |  ---------------------------------------------
           Nine Months  |  Three Months
              Ended     |      Ended
            June 30,    |  September 30,    Year Ended      Year Ended
               2005     |       2004       June 30, 2004   June 30, 2003
           -----------  |  -------------   -------------   -------------
                        |
Current    $       326  |  $          15   $          65   $          72
Deferred          (174) |             --              --              --
           -----------  |  -------------   -------------   -------------
           $       152  |  $          15   $          65   $          72
           ===========  |  =============   =============   =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

The following table reconciles income taxes calculated at the basic Canadian corporate income tax rates with the income tax provision.


                                                            Successor   |
                                                            Business    |               Predecessor Business
                                                           -----------  |  ------------------------------------------------
                                                           Nine Months  |  Three Months
                                                              Ended     |      Ended
                                                            June 30,    |  September 30,     Year Ended       Year Ended
                                                               2005     |       2004        June 30, 2004    June 30, 2003
                                                                %       |        %                %                %
                                                           -----------  |  -------------    -------------    -------------
                                                                        |
Canadian federal income tax rate                                  22.1  |           22.1             23.1             25.1
Canadian provincial and foreign income tax rates                   9.0  |
Canadian provincial income tax rate                                 --  |           12.9             12.9             13.6
Manufacturing and processing credit                                 --  |             --             (0.9)            (2.7)
Large corporation taxes                                            0.2  |           (1.0)            (0.6)            (7.6)
Dividends reported as interest expense                            (0.2) |             --            (13.9)              --
Effect of other permanent non-deductible items                   (29.9) |           (0.5)            (0.3)            (2.9)
Unrecognized benefit of losses and temporary differences          (1.0) |          (34.5)           (21.4)          (106.2)
Unrealized losses on financial instruments                          --  |             --              0.3             70.0
Other                                                               --  |             --              0.3              3.1
                                                           -----------  |  -------------    -------------    -------------
Effective income tax rate                                          0.2  |           (1.0)            (0.5)            (7.6)
                                                           ===========  |  =============    =============    =============


The effect of permanent non-deductible items arises primarily from the unrealized loss on derivative financial instruments and certain stock-based expenses.


The tax effects of temporary differences and net operating losses that give rise to deferred income tax assets and liabilities are as follows:

                                                    Successor   |  Predecessor
                                                    Business    |   Business
                                                  ------------- | -------------
                                                  June 30, 2005 | June 30, 2004
                                                  ------------- | -------------
                                                                |
Property, plant and equipment                     $        (491)| $      (1,134)
Net operating losses carried forward                      1,260 |        12,569
Employee future benefits                                     -- |           107
Deferred financing fees                                     466 |            --
Foreign exchange contracts                                   -- |          (326)
Accruals                                                    420 |           774
Other                                                       198 |           158
                                                  ------------- | -------------
                                                                |
Net deferred income tax assets before valuation                 |
Allowance                                                 1,853 |        12,148
                                                                |
Valuation allowance                                      (2,219)|       (12,148)
                                                  ------------- | -------------
                                                                |
Net deferred income tax assets (liabilities)      $        (366)| $          --
                                                  ============= | =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

At June 30, 2005, we had available net operating loss carry forwards for income tax purposes of approximately $3,838 and at June 30, 2004, TEL had available net operating loss carry forwards of $35,922. These potential deferred income tax benefits are available to be carried forward and applied against taxable income in future years and expire as follows:

                                        Successor   |  Predecessor
                                        Business    |   Business
                                      ------------- | -------------
                                      June 30, 2005 | June 30, 2004
                                      ------------- | -------------
Year ending June 30:                                |
2006                                 $           -- | $       2,221
2007                                             -- |         7,521
2008                                             -- |        10,620
2009                                             -- |         3,578
2010                                            541 |         3,749
2013                                             31 |            --
2014                                            333 |         8,233
2015                                          2,279 |            --
2025                                            654 |            --
                                     -------------- | -------------
                                                    |
                                     $        3,838 | $      35,922
                                     ============== | =============


The significant difference between our net operating loss carry forwards and our deficit arises primarily from the unrealized loss on derivative financial instruments and certain stock-based expenses that are considered to be permanent differences between book and tax reporting.


As at June 30, 2005, we also had federal investment tax credits of approximately $280 and at June 30, 2004 TEL had $1,148 available to be carried forward and used to reduce federal income tax payable in future years which expire as follows:

                                       Successor    |  Predecessor
                                        Business    |   Business
                                     -------------  | -------------
                                     June 30, 2005  | June 30, 2004
                                     -------------  | -------------
Year ending June 30:                                |
2005                                 $          --  | $          13
2006                                            --  |            44
2007                                            --  |            42
2008                                            --  |            --
2009                                            --  |            20
2010                                            --  |            19
2011                                             8  |           723
2012                                            51  |           186
2013                                            55  |            18
2014                                           166  |            83
                                     -------------  | -------------
                                               280  |         1,148
Valuation allowance                           (280) |        (1,148)
                                                    |
                                     -------------  | -------------
Investment tax credits recoverable   $          --  | $          --
                                     =============  | =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Future taxable income of $5,642 (for the successor) and $39,961 (for the Predecessor) is required to realize the net deferred income tax assets and investment taxes recoverable balances. The tax benefit of these assets has not been recognized in these financial statements as it is uncertain whether TEL or us will be able to utilize them before they expire.

26.   Net change in non-cash working capital items related to operations

                                                 Successor    |
                                                 Business     |                 Predecessor Business
                                               -------------  |  -----------------------------------------------
                                                   Nine       |  Three Months
                                                  Months      |      Ended            Year             Year
                                                   Ended      |  September 30,        Ended            Ended
                                               June 30, 2005  |       2004        June 30, 2004    June 30, 2003
                                               -------------  |  -------------    -------------    -------------
                                                              |
Account and financing receivables              $     (13,033) |  $       1,682    $       1,138    $       3,315
Foreign exchange contracts                                --  |         (1,449)             672           (3,168)
Inventories                                           (2,258) |           (711)          (1,018)            (301)
Equipment on operating leases                             --  |             12              (31)            (813)
Due from affiliated companies                             --  |            (90)              61              669
Prepaid expenses and other assets                     (3,027) |            231             (186)             115
Income taxes recoverable / payable                        --  |             55                1               84
Accounts payable and accrued liabilities               6,934  |           (199)           2,888           (2,427)
Deferred revenue                                          --  |            (58)            (174)           1,022
Due to affiliated companies                               --  |           (584)             187              (29)
                                               -------------  |  -------------    -------------    -------------
Net change in non-cash working capital items   $     (11,384) |  $      (1,111)   $       3,538    $      (1,533)
                                               =============  |  =============    =============    =============


27.   Financial instruments

Successor
---------

Fair value

Our financial instruments include cash and short term deposits, bank advances, trade accounts and financing receivables and accounts payable. Due to the short-term maturity of cash and short-term deposits, bank advances, trade accounts receivable, accounts payable and accrued liabilities, the carrying values of these instruments are reasonable estimates of their fair values.

Credit risk

Our financial assets that are exposed to credit risk consist primarily of cash, trade accounts and financing receivables.

We are exposed to normal credit risk from customers. Trade accounts and financing receivables have significant concentrations of credit risk in the industrial and construction industry and, on a geographical basis, in the USA as disclosed in Note 20.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Interest rate risk

We are exposed to interest rate risk as future changes in the prevailing level of interest rates affect the cash flows associated with financing receivables and debt obligations. We have not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

Foreign currency risk

Our foreign currency translation policy is described in Note 4. We do not enter into foreign currency futures and forwards contracts to manage exposure to foreign currency fluctuations. As at June 30, 2005, our exposure in non-Canadian dollars was: receivables of $13,576, payables of $6,976, credit facilities of $18,626, long term debt of $7,900, preferred stock of $27,500 and cash of $3,435.

Predecessor
-----------

Fair value

TEL's financial instruments include cash and short-term deposits, bank advances, trade accounts and financing receivables, accounts payable, advances from affiliates and foreign exchange contracts. Due to the short-term maturity of cash and short-term deposits, bank advances, trade accounts receivable, accounts payable and accrued liabilities and advances from affiliates, the carrying values of these instruments are reasonable estimates of their fair value.

The fair value of the long-term financing receivables cannot be determined due to the nature of the receivables and uncertainty as to the duration of the financing period.

The fair value of forward foreign exchange contracts are estimated based on the amount that TEL would receive or be required to pay if forced to settle these contracts at the year-end using year-end forward rates. TEL has no intention to settle these contracts before maturity.

                                 June 30, 2004
                                 -------------

      Financial assets           $         197
      Financial liabilities               (459)
                                 -------------
                                 $        (262)
                                 =============


Credit risk

TEL's financial assets that are exposed to credit risk consist primarily of cash, trade accounts and financing receivables and derivative contracts. TEL does not believe it is subject to any significant concentration of credit risk.

Cash is invested with major financial institutions.

TEL is exposed to normal credit risk from customers. Trade accounts and financing receivables have significant concentrations of credit risk in the industrial and construction industry and on a geographical basis in the USA as disclosed in Note 20. All auction sales are to two customers in the USA.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

TEL is exposed to credit risk in the event of non-performance by its counterparties on its foreign exchange contracts and swap contracts. TEL does not anticipate non-performance by any of the counterparties, as it deals through the treasury centre of its parent, McCain Foods Limited, which in turn deals with counterparties who are major financial institutions and have a minimum A rating. TEL anticipates the counterparties will satisfy their obligations under the contracts. The relative market positions with each external counterparty are monitored by McCain Foods Limited's treasury centre to ensure an adequate diversification of risk.

Interest rate risk

TEL is exposed to interest rate risk as future changes in the prevailing level of interest rates affects the cash flows associated with the financing receivables (Note 6) and the advances from affiliated companies (Note 9). TEL has not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

Currency risk

TEL enters into contracts to purchase or sell foreign currencies in order to convert known foreign currency assets and liabilities and known or highly expected foreign currency revenues and expenses into domestic currencies to reduce the Company's exposure to fluctuations in foreign currencies.

The contractual amounts of the Company's forward foreign exchange contracts at June 30, 2004 are as follows:

Maturing monthly in      Nominal value
                         -------------
   2005                        $15,426
   2006                          8,911
   2007                          7,009
                         -------------
                               $31,346
                         =============


The major foreign currencies exposures hedged relate to United States dollars and Euros.

Subsequent to the sale of TEL's business, (Note 29), TEL liquidated its outstanding foreign exchange contracts which resulted in a realized gain of $2,349.

28.   Employee benefit plans (Predecessor only)

Description of benefit plans

TEL provides retirement benefits for a majority of its employees under several multiemployer defined benefit plans administered by TEL's parent McCain Foods Limited ("MFL"). The defined benefit pension plans are final pay plans and provide for partial indexing of benefits. The other benefit plans provide for additional vacation at retirement, dependent upon age and years of service and a waiver of health and dental care premiums for employees on long-term disability.

The cost of defined benefit pensions earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation and retirement ages of employees.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Total cash payments

Employer funding contributions to the defined benefit pension plans are all made annually by MFL which in turn recharges TEL for its share of the pension expense for the year. Funding payments for the other benefit plans are made annually by TEL. The total cash payments in relation to these employee benefits plans were as follows:

                                                                               Three Months      Year       Year
                                                                                   Ended        Ended      Ended
                                                                               September 30,   June 30,   June 30,
                                                                                    2004         2004       2003
                                                                               -------------   --------   --------

Cash payments directly to beneficiaries for the unfunded other benefit plans   $          --   $     10   $     13
Funding payments to pension plans made by MFL                                            190      1,612        376
                                                                               -------------   --------   --------
                                                                               $         190   $  1,622   $    389
                                                                               =============   ========   ========


Funding payments ceased upon the sale of TEL's business (Note 29) and the settlement of employee entitlements expected to be paid by MFL in fiscal 2006 are estimated to be $12,435.

TEL measures its accrued benefit obligations and the fair value of plan assets for accounting purposes as of June 30 each year. The last actuarial valuation date for funding purposes was June 2003. The plans are valued for funding purposes every three years.

TEL's net benefit plan cost for the defined benefit plans is as follows:

                                                                   Pension plans
                                                        -------------------------------------
                                                        Three Months       Year        Year
                                                            Ended         Ended       Ended
                                                        September 30,    June 30,    June 30,
                                                             2004          2004        2003
                                                        -------------    --------    --------

Current service cost                                    $         128    $    510    $    358
Interest cost                                                     215         757         600
Actual return on plan assets                                     (204)     (1,390)        (25)
Actuarial (gains) losses on obligation                             --         297         245
Curtailment loss                                                  347          --          --
                                                        -------------    --------    --------
Benefit cost incurred before adjustments to recognize
the long-term nature of employee benefit costs                    486         174       1,178

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)


Adjustments to recognize the long-term nature of employee future benefit costs:
  Difference between expected return and actual return on plan
    assets for the year                                                            --    719    (507)
  Difference between actuarial gain/loss recognized for the
    year and actual actuarial gain/loss for the year                               --   (294)   (239)
  Difference between amortization of past service costs for the
    year and actual plan amendments for the year                                    2      5      --
                                                                                 ----   ----    ----
Benefit cost recognized                                                          $488   $604    $432
                                                                                 ====   ====    ====


The curtailment loss recognized in the three month period ended September 30, 2004 relates to the termination of the employment of a number of employees in connection with a restructuring of TEL's operations in July 2004 and to the sale of TEL's business effective October 1, 2004 and is included in general and administrative expenses.

                                                                                           Other benefits
                                                                                  ------------------------------------
                                                                                  Three Months      Year        Year
                                                                                      Ended        Ended       Ended
                                                                                  September 30,   June 30,    June 30,
                                                                                       2004         2004        2003
                                                                                  -------------   --------    --------

Current service cost                                                              $           4   $     16    $     15
Interest cost                                                                                 5         17          17
Actual return on plan assets                                                                 --        (13)        (23)
                                                                                  -------------   --------    --------

Benefit cost incurred before adjustments to recognize the long-term nature of
employee benefit costs                                                                        9         20           9

Adjustments to recognize the long-term nature of employee future benefit costs:
  Difference between actuarial gain/loss recognized for the
    year and actual actuarial gain/loss for the year                                         --         13          23
                                                                                  -------------   --------    --------
Benefit cost recognized                                                           $           9   $     33    $     32
                                                                                  =============   ========    ========


A curtailment gain of $278 in relation to the other benefit plans was recognized in November 2004 following the closing of the sale of TEL's business.

Defined benefit pension plan assets consist of:

                                June 30, 2004
                                -------------
                                            %
Common equities                            69
Bonds and preferred shares                 30
Cash and cash equivalents                   1
                                -------------
                                          100
                                =============

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

TEL is a participating company in the Retirement Benefit Plan for the employees of McCain Canadian Employers (the "Pension Plan"). McCain Foods Limited, as administrator of the Pension Plan, has appointed several investment managers to manage the assets of the Pension Plan in accordance with its Statement of Investment Policies and Goals ("SIP&G"). Under the SIP&G, Pension Plan assets may be invested in cash and cash equivalents, common equities, bonds, preferred shares, and hedge funds. The asset mix guidelines are as follows:

                                    Market value
                                ---------------------
                                Minimum %   Maximum %
                                ---------   ---------

Cash and cash equivalents              --          60
Common equities                        20          80
Bonds and preferred shares             20          75
Hedge funds                            --          10


Notwithstanding the above, the maximum cumulative investment in non-Canadian equities, cash, bonds or preferred shares (whether made directly or through the use of derivatives) is 60%. Investments need not be denominated in Canadian dollars as long as the total unhedged exposure of the Pension Plan to currencies other than the Canadian dollar is not more than 35% of the Pension Plan market value.

Investments in real estate, commodities, commodity futures contracts, mortgages, gold or gold certificates, put or uncovered call options, clearing corporation put or call options, or securities of any issuer for the purpose of exercising control or management are prohibited. Notwithstanding this, a maximum of 10% of assets may be invested in units of pool funds that may make such investments that would otherwise be prohibited.

Not more than 5% of plan assets can be invested in any security, the resale of which is restricted by law or contract, and not more than 10% of plan assets can be invested in any one security (except for securities issued by the Government of Canada or short-term securities and certificates of deposit issued or guaranteed by a major Canadian bank).

The Investment Manager is permitted to deviate from the permitted investments provided that any such deviation does not substantially increase the risk of the investment portfolio, is considered to be a prudent act, justified by the prospect of increased return or enhanced diversification, and if notification of any such deviation is made to McCain Foods Limited within 30 days.

The expected long-term rate of return on plan assets is 6.5% determined based on a target asset mix of 60% equities and 40% bonds and preferred shares, an underlying long-term inflation assumption of 2.5%, and an estimated real-return of 5% on equities and 2.5% on bonds and preferred shares.

McCain Foods Limited matches the employee members' contributions on a monthly basis and any shortfall determined by the tri-annual actuarial valuation is funded at that time. For the executive employees plan, McCain Foods Limited makes a lump sum contribution each year based on an estimated wind up actuarial valuation of that Plan prepared by TEL's actuary.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

The following table sets forth the status of TEL's principal defined benefit plans as of June 30, 2004.

                                                  Pension plans    Other benefits
                                                  -------------    --------------

Change in benefit obligation

Accrued benefit obligation at beginning of year   $      10,137    $          253
Benefits paid by MFL                                       (341)              (10)
Current service cost                                        510                16
Interest cost                                               757                17
Employee contributions                                      347                --
Actuarial experience (gains) losses                         297               (13)
Foreign exchange                                            113                 4
                                                  -------------    --------------
Accrued benefit obligation at end of year         $      11,820    $          267
                                                  -------------    --------------

Change in plan assets

Fair value of plan assets at beginning of year    $       8,310    $           --
Actual return on plan assets                              1,390                --
Employer contributions by MFL                             1,612                10
Employee contributions                                      347                --
Benefits paid                                                --               (10)
Benefits paid by MFL                                       (341)               --
Foreign exchange                                            102                --
                                                  -------------    --------------
Fair value of plan assets at end of year          $      11,420    $           --
                                                  -------------    --------------

Funded status - plan deficit                      $        (400)   $         (267)

Unamortized net actuarial (gains) losses                    716               (39)
Unamortized past service cost                                95                --
Net amount recognized by MFL                               (411)               --
                                                  -------------    --------------
Net amount recognized                             $          --    $         (306)
                                                  =============    ==============



The net amount recognized is shown on the face of the consolidated balance sheet as an accrued benefit liability.

Estimated future benefits expected to be paid taking into account the sale of TEL's business on October 1, 2004 (Note 29) are as follows:

                        Pension plans   Other benefits   Total
                        -------------   --------------   -----

2005                    $         144   $            5   $ 149
2006                               --                4       4
2007                               --                4       4
2008                               --                4       4
2009                               --                4       4
Five years thereafter              --                9       9
                        -------------   --------------   -----
                        $         144   $           30   $ 174
                        =============   ==============   =====

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Details of TEL's pension plans with accumulated benefit obligations in excess of plan assets and pension plans with plan assets in excess of accumulated benefit obligations at June 30, 2004, are set out below:

                                           Assets exceeding     Accumulated benefits
                                         accumulated benefits     exceeding assets       Total
                                         --------------------   --------------------    --------


Accumulated benefit obligation           $                349   $              9,744    $ 10,093
Effect of salary increase                                 258                  1,469       1,727
                                         --------------------   --------------------    --------
Accrued (projected) benefit obligation                    607                 11,213      11,820
Fair value of plan assets                                 686                 10,734      11,420
                                         --------------------   --------------------    --------
Funded status - surplus (deficit)        $                 79   $               (479)   $   (400)
                                         ====================   ====================    ========



No valuation allowance was required at June 30, 2004.

The significant assumptions used in accounting for TEL's employee future benefits are as follows (weighted average):

                                                           Pension benefit plans                Other benefits
                                                      -------------------------------   -------------------------------
                                                      Sept. 30,   June 30,   June 30,   Sept. 30,   June 30,   June 30,
                                                         2004       2004       2003        2004       2004       2003
                                                          %          %          %           %          %          %
                                                      ---------   --------   --------   ---------   --------   --------

Accrued benefit obligation as of June 30
   Discount rate                                                       6.5        6.5                    6.5        6.5
   Rate of compensation increase                                       4.0        4.5                    4.0        4.5

Benefit costs for the period
   Discount rate                                            6.5        6.5        7.0         6.5        6.5        7.0
   Expected long-term rate of return on plan assets         6.5        6.5        7.5          --         --         --
   Rate of compensation increase                            4.0        4.5        4.5         4.0        4.5        4.5


In determining the expected cost of health care benefit plans, it was assumed that health care costs would increase by 10% per annum for the next four years and 6% per annum thereafter.


29.   Other subsequent events

Successor
---------




      On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated as of November 9, 2004 between the Company and Laurus was terminated in its entirety. As a result of such agreement, we are no longer required to register all of the shares of common stock held by Laurus or underlying options, warrants and convertible debt held by them.


      Previously, we were not in compliance with our obligations to register the shares of common stock held by or issuable to Laurus. However, Laurus had previously waived, through October 31, 2005, the imposition of all penalties under the Registration Rights Agreement and its right to accelerate payment of our obligations. In consideration for this waiver, we paid Laurus a fee of $898, which was less than the damages we would have incurred while not in compliance through October 31, 2005. This fee was recorded in our first quarter of fiscal 2006 (quarter ended September 30, 2005). In addition, as this amount was included in an over-advance from Laurus under our revolving credit facility with them, the fee did not have a material impact on our liquidity.


      In connection with the October 28, 2005 agreement, the Company and Laurus also agreed:

o To remove from our agreements all adjustments to the interest rate payable on the convertible debt resulting from changes in the trading price of our common stock;

o To remove the requirement that the shares be registered before they can be used for repayment of the convertible debt obligations; and

o To remove from our agreements the provisions related to the convertible debt that adjust the fixed conversion price in the event that we issue common stock at a lower price than the fixed conversion price and to replace such provisions with traditional anti-dilution provisions.


In full consideration for all amounts due or which otherwise might have become due to Laurus pursuant to the Registration Rights Agreement, we paid Laurus a fee of $600.


Predecessor
-----------


On October 1, 2004, the Predecessor entered into a definitive agreement to sell its business and certain assets, to Thomas Equipment 2004 Inc. (a Canadian corporation, wholly owned by Thomas Equipment Inc., a US publicly traded company, and the Successor), effective October 1, 2004. As a result of this sale, TEL is considered to be a predecessor (as defined by the United States Securities and Exchange Commission) of Thomas Equipment, Inc.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

This transaction closed on November 9, 2004. Details of the sale are as follows:

                                                                                          $
Sale proceeds:
Deposit received on entering into definitive agreement                                  198
Cash received on closing                                                             15,396
Redeemable, retractable, non-voting preferred shares in Thomas Equipment 2004 Inc.    7,926
Promissory note                                                                       2,140
Deferred consideration                                                                2,967
Capital lease of property, plant and equipment                                        4,776
                                                                                     ------

                                                                                     33,403

Net assets disposed of:
Property, plant and equipment                                                        11,255
Inventory                                                                            22,148
                                                                                     ------

Gain on disposal                                                                         --
                                                                                     ======


The preferred shares in Thomas Equipment 2004 Inc. are redeemable at par plus accrued but unpaid dividends at the option of that company at any time or by the holder on or after the eighteenth month anniversary of the issuance of the shares. These preferred shares carry a cumulative dividend of 8% per annum increasing to 12% after eighteen months. TEL sold these preferred shares to its parent, McCain Foods Limited on November 9, 2004 at par.

The promissory note carries interest at 4% per annum and is receivable over two years in equal installments commencing one year after closing.

The deferred consideration is receivable in three equal monthly payments of $989 commencing December 9, 2004.

Under the terms of the sale agreement, TEL entered into a two year capital lease agreement with Thomas Equipment 2004 Inc. to lease these properties for an annual lease payment of $476. Pursuant to the lease, Thomas Equipment 2004 Inc. has the right at any time prior to the expiration of the lease term to purchase the leased properties for $4,776 being their net book value as at September 30, 2004. In addition, TEL has a right to force Thomas Equipment 2004 Inc. to purchase the leased properties at the expiration of the lease for the same amount.

On June 30, 2005, TEL sold certain of its remaining assets to a fellow group company, McBan Equipment Ltd., after which its parent, McCain Foods Limited sold all of the issued and outstanding shares of TEL to Day & Ross Inc., another fellow group company. Immediately following the acquisition, TEL commenced a wind up, transferring the rest of its net assets to Day & Ross Inc.

Thomas Equipment, Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

30.   Quarterly financial information (unaudited)

The information set forth below should be read in conjunction with the information included in our Report on Form 10-K for the period ended June 30, 2005, including "Management's Discussion and Analysis of Financial Condition and Results of Operations,", in order to understand the factors that may affect the comparability of the financial data presented below.

The information set forth below is not necessarily indicative of results of future operations




                                                                                 |   Predecessor
                                                  Successor Business             |    Business
                                         --------------------------------------  |  -------------
                                           Three        Three         Three      |      Three
                                           Months      Months         Months     |     Months
                                           Ended        Ended         Ended      |      Ended
                                          June 30,    March 31,    December 31,  |  September 30,
                                            2005         2005          2004      |       2004
                                          --------    ---------    ------------  |  -------------
Sales                                     $ 28,681    $  17,036    $     14,416  |  $      13,857
                                                                                 |
Gross profit                                 5,626        2,266           2,274  |          2,087
                                                                                 |
Net income (loss) (1)                       36,798      (60,435)        (55,110) |         (1,602)
                                                                                 |
Basic income (loss) per common share          1.73        (2.96)          (2.76) |          (0.19)
                                                                                 |
Diluted income (loss) per common share       (0.05)       (2.96)          (2.76) |          (0.19)
--------------------------------------------------------------------------------------------------




                                                          Predecessor Business
                                          ------------------------------------------------------
                                           Three        Three         Three            Three
                                           Months      Months         Months          Months
                                           Ended        Ended         Ended            Ended
                                          June 30,    March 31,    December 31,    September 30,
                                            2004         2004          2003             2003
                                          --------    ---------    ------------    -------------

Sales                                     $ 16,505    $  12,622    $     11,928    $      14,650

Gross profit                                 2,924        1,720           1,264            2,238

Net loss                                    (7,347)      (1,594)         (2,047)            (567)

Basic and diluted loss per common share      (2.32)       (0.60)          (0.77)           (0.21)

------------------------------------------------------------------------------------------------


----------

(1) For the three month periods ended June 30, 2005, March 31, 2005 and December 31, 2004, net income (loss) includes income (expense) of $46,766 $(56,927) and $(47,702), respectively, related to net unrealized changes in the fair value of derivative instrument liabilities.

PNEUTECH INC.

Consolidated Financial Statements


October 31, 2004 and February 28, 2005

As of October 31, 2004 and 2003 and February 28, 2005 (unaudited) and for the Years Ended October 31, 2004 and 2003 and the Four Months Ended February 28, 2005 (unaudited) and the Six Months Ended April 30, 2004 (unaudited)



TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                          Page
                                                                          ------


Balance Sheets                                                            F-84

Statements of Operations                                                  F-85

Statements of Stockholders' Equity                                        F-86

Statements of Cash Flows                                                  F-87

Notes to the Consolidated Financial Statements                            F-88


--------------------------------------------------------------------------------

                      [LETTERHEAD OF KINGERY & CROUSE PA]

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Pneutech Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Pneutech Inc. and subsidiaries (the "Company"), as of October 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended October 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2004 and 2003, and the consolidated results of its operations and cash flows for the years ended October 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ Kingery & Crouse PA


March 31, 2005
Tampa, FL

           2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
           PHONE: 813.874.1280 | FAX: 813.874.1292 | WWW.TAMPACPA.COM

Pneutech Inc.
Consolidated Balance Sheets
(in thousands)

                                                                              Unaudited
                                                                              February 28,     October 31,       October 31,
                                                                                2005              2004              2003
---------------------------------------------------------------------------------------         --------          --------
Assets
Current
    Cash and cash equivalents                                                  $     --         $      1          $    189
    Restricted cash (Note 6)                                                         --              364                --
    Accounts receivable, net of allowance for doubtful accounts of
       $425, $397 and $44                                                        11,741           12,712             9,524
    Other receivable                                                                201              204                --
    Inventories                                                                   9,302            8,935             7,839
    Prepaid expenses and other current assets                                     1,201              841               481
                                                                               --------         --------          --------
                                                                                 22,445           23,057            18,033

Property and equipment (Note 5)                                                   7,133            6,764             5,807
Deferred finance charges, net of accumulated amortization of $81 and $8              --              326               257
Other assets                                                                        503              543               450
Goodwill                                                                          4,309            4,385             4,046
                                                                               --------         --------          --------

                                                                               $ 34,390         $ 35,075          $ 28,593
                                                                               ========         ========          ========

Liabilities
Current
    Bank indebtedness (Note 6)                                                 $  9,612         $  9,410          $  7,964
    Accounts payable and accruals                                                 8,678            9,555             6,289
    Income taxes payable                                                             39               75                26
    Current portion of long term debt                                             2,859            2,711             1,879
                                                                               --------         --------          --------
                                                                                 21,188           21,751            16,158

Long term debt (Note 8)                                                           2,287            2,359             2,666
Other financial liabilities (Note 9)                                              5,995            5,032             4,471
Other liabilities                                                                   104              105                --
Payable to stockholder (Note 10)                                                  1,024              901               723
Deferred income taxes                                                               536              546               716
                                                                               --------         --------          --------
                                                                                 31,134           30,694            24,734
                                                                               --------         --------          --------

Commitments and Contingencies (Notes 12 and 13)

Stockholders' Equity
Capital stock (Note 11)                                                           3,487            3,396             3,396
Retained earnings (deficit)                                                        (864)             307               115
Other comprehensive income                                                          633              678               348
                                                                               --------         --------          --------
                                                                                  3,256            4,381             3,859
                                                                               --------         --------          --------

                                                                               $ 34,390         $ 35,075          $ 28,593
                                                                               ========         ========          ========


See accompanying notes to consolidated financial statements

Pneutech Inc.
Consolidated Statements of Operations
(in thousands except share and per share data)


                                                              Unaudited       Unaudited
                                                             Four Months      Six Months
                                                                Ended           Ended
                                                             February 28,      April 30,           Year Ended October 31
                                                                 2005             2004             2004            2003
-------------------------------------------------------------------------------------------------------------------------
Sales                                                          $ 16,400         $ 22,591         $ 49,040        $ 37,971

Cost of sales                                                    12,885           17,410           38,158          29,774
                                                               ----------------------------------------------------------

Gross profit                                                      3,515            5,181           10,882           8,197
                                                               ----------------------------------------------------------

Operating expenses:
Selling and marketing                                             1,269            1,872            3,576           3,282
General and administrative                                        1,792            2,694            5,457           3,771
                                                               ----------------------------------------------------------
                                                                  3,061            4,566            9,033           7,053
                                                               ----------------------------------------------------------

Operating income                                                    454              615            1,849           1,144

Financing expense                                                 1,666              845            1,631           1,594
                                                               ----------------------------------------------------------

Income (loss) before income taxes                                (1,212)            (230)             218            (450)

Provision for income taxes (benefit)                                (41)             129               26            (122)
                                                               ----------------------------------------------------------

Net income (loss)                                              $ (1,171)        $   (359)        $    192        $   (328)
                                                               ==========================================================

Net income (loss) per share:
   Basic and diluted                                           $ (55.23)        $ (16.83)        $   6.31        $ (13.27)
                                                               ==========================================================

Weighted average number of shares:
   Basic and diluted                                             21,202           21,202           30,452          24,721
                                                               ==========================================================

Reconciliation of Comprehensive Income:

Net income (loss)                                              $ (1,171)        $   (359)        $    192        $   (328)
Other comprehensive gain - foreign currency translation             (45)            (140)             330             335
                                                               ----------------------------------------------------------
Total comprehensive income                                     $ (1,216)        $   (499)        $    522        $      7
                                                               ==========================================================


See accompanying notes to consolidated financial statements

Pneutech Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)

--------------------------------------------------------------------------------


                                                  Capital Stock                                 Other
                                              -------------------------         Retained     Comprehensive
                                                Number          Amount          Earnings        Income           Total
                                              ---------         -------         -------         -------         -------
Balances, November 1, 2002                    24,721.12         $ 1,473         $   443         $    13         $ 1,929

Stock repurchased                             (7,612.83)           (760)             --              --            (760)

Issuances of common stock to
employees for cash                               858.32             377              --              --             377

Debt discount related to warrants
issued in connection with financing                  --             950              --              --             950

Foreign currency translation gain                    --              --              --             335             335

Stock issued for acquisition of
subsidiary                                     3,045.19           1,356              --              --           1,356

Net loss for the year                                --              --            (328)             --            (328)
                                              ---------         -------         -------         -------         -------

Balances, October 31, 2003                    21,011.80           3,396             115             348           3,859

Foreign currency translation gain                    --              --              --             330             330

Net income for the year                              --              --             192              --             192
                                              ---------         -------         -------         -------         -------

Balances, October 31, 2004                    21,011.80           3,396             307             678           4,381

Issuances of common stock to employees
for cash - unaudited                             190.46              91              --              --              91

Foreign currency translation loss -
   unaudited                                         --              --              --             (45)            (45)

Net loss for the period - unaudited                  --              --          (1,171)             --          (1,171)
                                              ---------         -------         -------         -------         -------

Balances, February 28, 2005- unaudited        21,202.26         $ 3,487         $  (864)        $   633         $ 3,256
                                              =========         =======         =======         =======         =======



See accompanying notes to consolidated financial statements

Pneutech Inc.
Consolidated Statements of Cash Flows
(in thousands)

                                                                           Unaudited     Unaudited
                                                                           Four Months    Six Months
                                                                              Ended         Ended
                                                                           February 28     April 30      Year Ended October 31
                                                                              2005          2004           2004          2003
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                            $(1,171)      $  (359)      $   192       $  (328)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Deferred income taxes                                                        --           (60)         (210)         (198)
     Gain on sale of equipment                                                    --            --           (56)           --
     Depreciation and amortization                                               659           449         1,238           467
     Amortization of debt discount                                               820            96           190            --
   (Increase) decrease in non-cash working capital items, net (Note 15)          121            98            98          (700)
                                                                             -------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                              429           224         1,452          (759)
                                                                             -------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid to acquire net assets of subsidiaries                                --            --            --          (402)
   Purchase of property and equipment                                           (828)       (1,459)       (2,141)         (428)
   Purchase of long term investments                                              --            --          (336)           --
   Acquisition costs in excess of identifiable assets                             --            --           (15)         (120)
   Proceeds from sale of property and equipment                                   --            --           591            --
                                                                             -------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                           (828)       (1,459)       (1,901)         (950)
                                                                             -------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt issuance                                                   398         1,546         2,026         2,091
   Repayment of subordinated debt                                                 --            --            --        (1,901)
   Proceeds from issuance of common shares                                        91            --            --           377
   Repurchase of common shares                                                    --            --            --          (760)
   Proceeds from issuance of preferred shares                                     --            --            --         1,901
   Proceeds from issuance of stock warrants                                       --            --            --           950
   Advances from stockholder                                                     140             3           111            (1)
   Repayment of long term debt                                                  (231)         (503)       (1,876)         (583)
                                                                             -------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                        398         1,046           261         2,074
                                                                             -------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (1)         (189)         (188)          365
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                      --            --            --          (176)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     1           189           189            --
                                                                             -------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $    --       $    --       $     1       $   189
                                                                             =================================================

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                             $   281       $   404       $ 1,246       $ 1,097
                                                                             =================================================
   Income taxes paid                                                         $    --       $    85       $   209       $   102
                                                                             =================================================

SUPPLEMENTARY DISCLOSURES OF NON-CASH INVESTING
AND FINANCING ACTIVITIES
   Debt discount and capital stock                                           $    --       $    --       $    --       $   950
                                                                             =================================================
   Stock issued for acquisition                                              $    --       $    --       $    --       $ 1,356
                                                                             =================================================

See accompanying notes to consolidated financial statements

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

1. Organization and description of the business

Pneutech Inc. ("Pneutech") and its subsidiaries (together "we" or "our") are primarily distributors of hydraulic seals, sealing products, pneumatic equipment and components and processes as well as manufacturers of sealing products, gaskets and hydraulic cylinders.

We have operating locations in Mississauga, Windsor and Barrie, Ontario; Kitimat, British Columbia; Montreal, Quebec City, Chicoutimi, and Trois Rivieres, Quebec; Moncton, New Brunswick; and Busan, South Korea.

2. Subsequent event

On December 22, 2004, as amended effective February 28, 2005, Pneutech entered into an Agreement and Plan of Amalgamation (the "Agreement"), with Thomas Equipment, Inc., a Canadian corporation ("Thomas"), and 4274458 Canada, Inc., a Canadian corporation wholly-owned by Thomas. Under the terms of the Agreement, which was completed on February 28, 2005 (the "Closing"), Thomas acquired 100% of the common stock of Pneutech, in exchange for the issuance by Thomas of 1,082,639 shares of Thomas' common stock, and warrants to purchase 211,062 shares of Thomas' common stock, exercisable at $3.00 per share.

Upon the Closing, Pneutech redeemed all of its outstanding 929 preference shares, 500,000 special preference shares and 30,000 special shares owned by 3156176 Canada, Inc., for an aggregate of $517, the stated value of the shares (see Note 9). Clifford Rhee, the President and a member of the Board of Directors of Thomas, is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the outstanding preference shares, special preference shares and special shares of Pneutech. Mr. Rhee is also the President and a member of the Board of Directors of Pneutech. Upon the Closing of the acquisition of Pneutech by Thomas, Mr. Rhee continued to serve as President of both Thomas and Pneutech, and the members of Thomas' Board were appointed as members of the Pneutech Board.

Concurrently with the acquisition of Pneutech by Thomas, Thomas entered into financing agreements with Roynat Merchant Capital Inc. ("Roynat US"). Roynat Capital Inc. ("Roynat Capital") an affiliate of Roynat US, had provided financing to Pneutech (see Note 9) which was terminated upon the Closing. In connection therewith, the subordinated debenture and preferred shares held by Roynat Capital were redeemed for their face amounts, together with payment of accrued interest and dividends thereon (see Note 9). Warrants to purchase 9,440.08 common shares held by Roynat Capital were also redeemed (see Notes 9 and 11). In addition, Thomas issued 167,360 shares of its common stock to extinguish a note payable by Pneutech with an outstanding face amount of $503 (see Note 8).

3. Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America.


Interim financial information

The accompanying unaudited interim consolidated financial statements as of February 28, 2005 and for the four months ended February 28, 2005 and the six months ended April 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Rule 310 of Regulation SB of the Securities and Exchange Commission.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.   Summary of significant accounting policies (continued)


Accordingly, these unaudited interim consolidated financial statements do not include all of the footnote information required by accounting principles generally accepted in the United States of America. In management's opinion, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the four months ended February 28, 2005 are not necessarily indicative of the results that may be expected for the period ended June 30, 2005 or for any other period.


Principles of consolidation

The accompanying consolidated financial statements include the accounts of all companies in which Pneutech has a controlling interest. All inter-company accounts and transactions have been eliminated in consolidation.

The companies included in the consolidated financial statements are as follows:

         Pneutech
         Rousseau Controls Inc. ("Rousseau")
         Samsung Industry Co., Ltd. ("Samsung")
         Hydramen Fluid Power Limited. ("Hydramen")

Rousseau was acquired as of October 29, 2002 and Samsung and Hydramen were acquired as of October 31, 2003. Accordingly, the Consolidated Statement of Operations for the year ended October 31, 2003 includes only the results of operations of Pneutech and Rousseau.

The 2003 results of operations for Samsung and Hydramen would not have been material to our 2003 results of operations or financial condition had they been included.

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

These estimates include assessing the collectability of accounts receivable, the use and recoverability of inventory, the realization of deferred tax assets, the allocation of purchase price in acquisitions, tax contingencies, useful lives for depreciation and amortization periods of tangible and intangible assets, and long-lived asset impairments, among others. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Translation of foreign currencies

Our functional currency is the Canadian dollar. Our foreign currency transactions and balances and our integrated operations are translated into Canadian dollars using the temporal method. Under this method, monetary assets

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the year.

3. Summary of significant accounting policies (continued)

Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each period end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the year. All translation effects of exchange rate changes are included as a separate component ("cumulative translation adjustment") of stockholders' equity.

Revenue recognition

In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured.

We make appropriate provisions based on experience for costs such as doubtful receivables, sales incentives and product warranty.

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience and factors affecting individual customers' accounts. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received. Adjustments to the allowance for doubtful accounts are reflected as a component of administration expenses.

Inventory

Inventory is valued at the lower of cost and net realizable value with cost being determined on an average cost basis. The cost of goods in process includes the cost of raw materials, direct labor and manufacturing overhead.

Shipping and handling costs

Shipping and handling costs related to finished goods are reported as a component of cost of sales in the consolidated statements of operations.

Other financial liabilities

Certain financial liabilities (see Note 9) have been classified in accordance with their substance rather than their form and as such, are being carried as financial liabilities rather than equity. All "dividends" on such items (which were $41 for the four months ended February 28, 2005 (unaudited) and $194 for the year end October 31, 2004) are accrued and treated as financing expenses in the consolidated statements of operations.

Deferred finance charges

Deferred finance charges are amortized to interest expense over the life of the related debt using the effective interest rate method.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents include cash on hand and balances with banks and highly liquid investments with original maturities of 90 days or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Property and equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization.

Rates and bases of depreciation applied to write-off the cost of property and equipment less estimated salvage value of property and equipment over their estimated lives are as follows:

    Buildings                                  5%,  declining balance
    Computer equipment                        30%,  declining balance
    Furniture and equipment                   20%,  declining balance
    Machinery and equipment                   20%,  declining balance and
                                         15 years,  straight-line
    Automotive equipment                      30%,  declining balance

Leasehold improvements are amortized on a straight-line basis over the terms of the respective leases.

Goodwill

Goodwill is evaluated for impairment based on management's assessment as to actual results compared with budgeted efficiencies gained since the acquisition dates, prospects of future profitability, and evaluation of asset values. Based on this evaluation by management, it was determined that goodwill was not impaired as of October 31, 2004.

Long-lived assets

Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company has reviewed long lived assets and determined that no impairment allowance was necessary.

Advertising costs

Advertising costs are expensed as incurred and reported as a component of selling and marketing expenses. These expenses were $6, $100 and $89 for the four months ended February 28, 2005 (unaudited) and the years ended October 31, 2004 and 2003, respectively.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Research and development costs

Research and development expenses are expensed as incurred. These expenses, which are included in general and administrative expenses, were $nil, $186 and $181 for the four months ended February 28, 2005 (unaudited) and the years ended October 31, 2004 and 2003, respectively.

Income taxes

We utilize SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per share

We compute net income (loss) per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income per share is computed by dividing the net income available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Common stock equivalents (warrants) that are exercisable for little or no cash consideration are considered outstanding common shares and included in the computation of basic net income per share, unless they would be anti-dilutive. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the number of common and common equivalent shares outstanding during the period. During the period when they would be anti-dilutive, common stock equivalents (consisting of common stock warrants) are not considered in the computations.

New pronouncements

FAS 123(R) 'Share-Based Payments'

In December 2004, the Financial Accounting Standards Board issued Statement No. 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. We will be required to apply FAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. We do not believe that the adoption of FAS 123 (R) will have a material impact on our consolidated financial statements.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Recently adopted accounting standards

FIN 46 'Consolidation of Variable Interest Entities' (VIE's)

In January 2003, the FASB issued FASB Interpretation No. 46 (revised in December 2003 as FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Company is required to apply FIN 46R to all variable interests in VIE's commencing in fiscal 2004. For variable interests in VIE's created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The application of FIN 46R to variable interests in VIE's had no effect on the Company's financial statements as the Company has no variable interests in VIE's.

SFAS 150 'Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'

FASB Statement No. 150 was issued in May 2003 and establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and includes required disclosures for financial instruments within its scope. This Statement is effective for instruments entered into or modified after May 31, 2003 and is otherwise effective as of July 1, 2003, except for mandatorily redeemable financial instruments of non-public companies. For such mandatorily redeemable financial instruments, the Statement is effective for the Company as of January 1, 2004. The application of Statement 150 resulted in the classification of the Class A preferred shares, special preference shares, special shares and preference shares as liabilities in the Consolidated Balance Sheet. Dividends paid or accrued on these shares in 2004 were treated as interest.

SFAS 143 'Accounting for Asset Retirement Obligations'

In June 2001, FASB Statement No. 143 was issued which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt Statement 143 on July 1, 2003. The adoption of Statement 143 had no effect on the Company's financial statements.

FIN 45 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34'

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Recently adopted accounting standards (continued)

In November 2002, FASB Interpretation No. 45 was issued which enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no effect on the Company's financial statements.

SFAS 132 'Employers' Disclosures about Pensions and Other Postretirement
Benefits'

In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The application of Statement 132 had no effect on the Company's financial statements.

SFAS 146 'Accounting for Costs Associated with Exit or Disposal Activities'

In June 2002, FASB Statement No. 146 was issued which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The provisions of Statement 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The application of Statement 146 had no effect on the Company's financial statements.

SFAS 153 'Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

4. Acquisition and consolidation

Effective October 31, 2003, Pneutech acquired 100% of the common shares of Samsung and of Hydramen. The following is a summary of the fair values assigned to the net assets acquired and the consideration paid.

                                                         Samsung        Hydramen
                                                        -------         -------
Working capital                                         $   591         $   438
Investments                                                 435              --
Property and equipment                                    1,634             228
Long term debt                                           (1,067)           (138)
                                                        -------         -------
                                                          1,593             528
                                                        -------         -------

Common shares issued (3,045.19)                           1,356              --
Cash paid, including transaction costs                      237             354
Notes payable to vendor                                      --             226
                                                        -------         -------
                                                          1,593             580
                                                        -------         -------

Amounts attributed to goodwill                          $    --         $    52
                                                        =======         =======

5. Property and equipment


                         February 28, 2005                           October 31, 2004               October 31, 2003
                             (unaudited)

                             Accumulated                          Accumulated                           Accumulated
                             Depreciation/  Net Book              Depreciation/  Net Book               Depreciation/  Net Book
                      Cost   Amortization    Value        Cost    Amortization     Value         Cost   Amortization    Value
                    -------    -------      -------     -------     -------       -------      -------    -------      -------
Land               $ 1,046      $   --       $1,046     $   948     $    --       $   948     $ 1,048      $   --       $1,048
Buildings            3,656         526        3,130       3,250         477         2,773       2,183         773        1,410
Computer
  equipment          1,876       1,489          387       1,931       1,464           467       1,751       1,168          583
Furniture and
  equipment          1,428       1,009          419       1,462         987           475       1,336         800          536
Leasehold
  improvements         294         151          143         247         143           104         162          94           68
Machinery and
  equipment          3,224       1,531        1,693       3,137       1,421         1,716       2,615         842        1,773
Automotive
  equipment            597         282          315         527         246           281         492         103          389
                   -------      ------       ------     -------     -------       -------     -------      ------       ------
                   $12,121      $4,988       $7,133     $11,502     $ 4,738       $ 6,764     $ 9,587      $3,780       $5,807
                   =======      ======       ======     =======     =======       =======     =======      ======       ======


6. Bank indebtedness

We have revolving lines of credit totaling $11,159, of which $1,184 was unused at February 28, 2005 (unaudited). Interest rates on these lines of credit are generally at the bank's prime rate plus a spread ranging from 0.30% to 1.5% (4.55% to 5.75% at February 28, 2005). As security, we have pledged restricted cash (term deposits), property, general security agreements, inventories and accounts receivable, guarantees by stockholders and assignment of fire and theft insurance.

We have revolving lines of credit totaling $10,869, of which $1,459 was unused at October 31, 2004. Interest rates on these lines of credit are generally at the bank's prime rate plus a spread ranging from 0.30% to 1.5% (4.55% to 5.75% at October 31, 2004). As security, we have pledged restricted cash (term deposits), property, general security agreements, inventories and accounts receivable, guarantees by stockholders and an assignment of fire and theft insurance.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

7.   Income taxes

Significant components of the Company's net non-current deferred income tax liability at October 31, 2004 are as follows:

Property, plant and equipment                                             $ 716
Deferred financing costs                                                    169
Premium paid on retirement of debt                                         (159)
Investment tax credits                                                     (116)
Unused capital losses                                                       (64)
                                                                          -----
                                                                          $ 546
                                                                          =====

The provision (benefit) for income taxes consists of the following as of October 31:

                                                     2004                  2003
                                                    -----                 -----
Current                                             $ 236                 $  75
Deferred                                             (210)                 (197)
                                                    -----                 -----
                                                    $  26                 $(122)
                                                    =====                 =====

The Company's federal investment tax credits are available to be carried forward and used to reduce federal income tax payable in future years; these credits expire as follows:

                     2012                         $ 9
                     2013                          63
                     2014                          69

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

8. Long term debt


                                                      February 28,   October 31,    October 31,
                                                          2005         2004            2003
                                                      (unaudited)
                                                        -------       -------         ------
Demand term loan, prime rate plus 1.5% (5.75% at
February 28, 2005 and October 31, 2004), amortized
to 2009, repayable in monthly instalments of
principal of $5 plus interest.(a)                        $  228       $  251          $  658

Demand term loan, prime rate plus 1.5% (5.75% at
February 28, 2005 October 31, 2004), amortized to
2006, repayable in monthly instalments of
principal of $23 plus interest.(a)                          289          384             607

Vehicle loan, 7.9%, repayable monthly including
interest, through 2007                                        8            9              12

Vehicle loan, 8.45%, repayable monthly including
interest, through 2010.                                      26           --              --

Samsung Industries - various loans with interest
rates ranging from 4.12% to 12.00%, repayable
through 2012                                              3,040        2,684           1,067

Private loan with interest rate of 6% with regular
principal and interest payments providing for
repayment by 2005. (b)                                      494          503             558

Private loans with interest rate of 6%, providing
for repayment in 2006. (c)                                  670          394             364

Private loans with interest rates ranging from 3%
to 8%, with regular principal and interest
payments providing for repayment by 2006                    391          845           1,154

Other loans                                                  --           --             125
                                                         ------       ------          ------
                                                          5,146        5,070           4,545
Less: current portion                                     2,859        2,711           1,879
                                                         ------       ------          ------
                                                         $2,287       $2,359          $2,666
                                                         ======       ======          ======


(a) As security for the demand term loans, Pneutech has provided a General Security Agreement, an assignment of inventory and book debts, an assignment of fire and theft insurance, and a guarantee of stockholders.

(b) As described in Note 2, on February 28, 2005, the loan was extinguished by the issuance of 167,360 common shares of Thomas. The extinguishment of this debt will be accounted for as a capital contribution by Thomas to Pneutech. Accordingly, none of this amount has been classified as current in these financial statements.

(c) The notes were issued as part of the consideration for the acquisition of Rousseau. In addition to interest and repayment of principal, the notes permit the holders to convert the notes, or part thereof, at any time prior to maturity, into common stock of Pneutech or Rousseau, at a price to be determined by the Board of Directors of Pneutech or Rousseau, respectively.

Estimated principal repayments for each of the next five years are as follows:

            2005                                               $2,711
            2006                                                  835
            2007                                                  179
            2008                                                  252
            2009                                                  169

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

9. Other financial liabilities


                                                                                           February 28,   October 31,    October 31,
                                                                                               2005           2004          2003
                                                                                           (unaudited)
                                                                                           ------------   -----------    -----------
              Subordinated debenture, net of unamortized discount of $506 Oct. 31, 2004        $3,355        $2,778        $2,456
         250  Class A preferred shares, net of unamortized discount of $315 Oct. 31, 2004       2,123         1,737         1,536
     500,000  Special preference shares                                                           410           410           380
      30,000  Special shares                                                                       25            25            22
         929  Preference shares                                                                    82            82            77
                                                                                               ------        ------        ------
                                                                                               $5,995        $5,032        $4,471
                                                                                               ======        ======        ======


Pneutech is authorized to issue an unlimited number of Class A preferred shares, special preference shares, special shares and preference shares, without par value.

      o Class A preferred shares are non-voting, entitled to cumulative dividends at a rate of 10% per year, and redeemable at their stated capital.

      o Special preference shares are non-voting, non-participating, and redeemable at their stated capital.

      o Special shares are non-voting and redeemable at their stated capital.

      o Preference shares are voting, entitled to cumulative dividends at a rate not to exceed 6% per year, and redeemable at their stated capital.

As described in Note 2, effective February 28, 2005, Pneutech was acquired by Thomas. In connection with that acquisition, all of the above obligations were repaid or redeemed from the proceeds of a capital contribution by Thomas. As described in Note 2, the 929 preference shares, 500,000 special preference shares and 30,000 special shares were owned by 3156176 Canada, Inc. For other amounts payable to this stockholder, see Note 10.

The subordinated debenture and the 250 Class A preferred shares were previously issued to Roynat Capital. Prior to its repayment, the debenture bore interest at 10% payable monthly (effective interest rate of 17%), with principal repayments scheduled to commence on November 15, 2005, maturing October 15, 2008. Prior to their redemption, the Class A preferred shares were entitled to cumulative dividends of 10% per year (effective interest rate of 17%) and the Preference shares were entitled to cumulative dividends of 6% per year.

Concurrent with the issuance to Roynat Capital of the above subordinated debenture and Class A preferred shares, we sold to Roynat Capital warrants to purchase 9,440.08 shares of our common stock, equivalent to 31% of the common stock on a fully diluted basis. The warrants had an aggregate exercise price of one dollar.

The total proceeds received from Roynat Capital were allocated among the subordinated debenture, the Class A preferred shares and the warrants, based on their relative fair values. Before their redemption as discussed above, the resulting discount from the face amount of the subordinated debenture and the Class A preferred shares was being amortized over the estimated life of those obligations of five years. The total amortization for the year ended October 31, 2004 was $190.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

10. Payable to stockholder


                                                      February 28,   October 31,    October 31,
                                                          2005          2004           2003
                                                      (unaudited)
                                                      ------------   -----------    -----------
Subordinated debt, 15%, no set terms of repayment         $  565        $575           $532

Note advances and payables to the stockholder, net,
non-interest bearing, no set terms of repayment              459         326            191
                                                          ------        ----           ----
                                                          $1,024        $901           $723
                                                          ======        ====           ====


Subordinated debt represents our direct unsecured obligations to a stockholder with no specified repayment date. The rights of the stockholder are subordinate to the claims of certain other creditors.

For the years ended October 31, 2004 and 2003, the stockholder received approximately $188 and $119, respectively, of interest, management fees and other expenses.

11. Common stock and warrants to purchase common stock

We are authorized to issue an unlimited number of common shares without par value. At October 31, 2004, 21,011.80 common shares were issued and outstanding.

As described in Note 9, we issued 9,440.08 warrants to purchase common stock to Roynat Capital. Each warrant entitled the holder to receive one common share on or before October 15, 2008, at an aggregate exercise price for all warrants of one dollar. At October 31, 2004, no warrants had been exercised. As described in
Note 2, on February 28, 2005, the warrants were re-purchased for $1,026.

In connection with the purchase of Rousseau, we issued various notes to certain of the selling stockholders. As described in Note 8, certain of those notes, with an aggregate face amount of $394 at October 31, 2004, entitle the holder to purchase common stock of Pneutech or Rousseau, at a price to be determined by the Board of Directors of Pneutech or Rousseau, respectively, up to the face amount of the notes outstanding.

12. Commitments

We have various operating lease agreements for premises, requiring a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for the next five years is as follows:

       2005                                                              $481
       2006                                                               459
       2007                                                               362
       2008                                                               360
       2009 and thereafter                                                238

In addition, we have other operating leases, with expected payments over the next five years as follows:

       2005                                                              $254
       2006                                                               151
       2007                                                                60
       2008                                                                 4
       2009                                                                 0

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

12. Commitments (continued)

Rent expense during the years ended October 31, 2004 and 2003 was $748 and $568, respectively.

13. Contingencies

Acquisition of subsidiaries

(a) In connection with the purchase of Rousseau on October 29, 2002, the following acquisition contingencies exist:

      o On the fourth anniversary of the closing date, the balance of any obsolete inventory identified at the closing date which has not been sold, together with interest at 6% per annum, shall be set off against the balance of payments on certain Notes issued to effect the acquisition. At October 31, 2004, the remaining obsolete inventory aggregated $113.

      o For each of the three years following the closing date, certain of the selling stockholders are entitled to an amount, payable annually, equal to 75% of the annual gross margin (as defined) of Rousseau in excess of $3,694 up to a maximum of $219 per year. For the years ended October 31, 2004 and 2003, no amounts were payable.

      o Any research and development tax credits that may be received by Rousseau with respect to applications it has made for the period up to May 1, 2002 shall be set off against any of the above adjustments.

(b) In connection with the purchase of Hydramen on October 31, 2003, a potential adjustment to the purchase price will be made for the following:

      o The selling stockholders are entitled to an amount, payable annually, equal to 25% of the annual gross margin (as defined) of Hydramen in excess of $1,149 per year, up to a maximum total adjustment of $205. For the year ended October 31, 2004, no amount was payable.

Litigation

We are potentially subject to various claims and litigation arising out of the ordinary course and conduct of our business including product liability, intellectual property, labor and employment, environmental and tax matters. Management does not consider our exposure to such claims and litigation to be material to the consolidated financial statements.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

14. Financial instruments and risks

Our financial instruments include cash and cash equivalents, restricted cash, bank term deposits, bank advances, trade accounts receivable and accounts payable. Due to the short-term maturity of these instruments, their carrying values are reasonable estimates of their fair values.

Credit risk

We are exposed to normal credit risk from customers. Trade accounts receivable have significant concentrations of credit risk in the industrial and construction industry and on a geographical basis in Canada, the USA and Korea. We perform ongoing credit evaluations of our customers' financial condition and generally do not require collateral, with the exception of floor plan receivables, as we believe we have measures in place to limit our exposure to loss. For the year ended October 31, 2004, ten customers accounted for 26% of our total revenues. At October 31, 2004, two of these customers accounted for 30% of our trade accounts receivable balance.

Interest rate risk

We are exposed to interest rate risk as future changes in the prevailing level of interest rates affects the cash flows associated with debt obligations. We have not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

Foreign currency risk and forward exchange contracts

Our foreign currency translation policy is described in Note 3. We have not entered into any significant foreign currency futures and forward contracts to manage our exposure to foreign currency fluctuations, though we may do so in the future.

At October 31, 2004, restricted cash includes $364, receivables include $5,074, accounts payable include $5,101, bank indebtedness includes $426 and long term debt includes $2,684 which will be settled in currencies other than our functional currency, the Canadian dollar.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

15. Net change in non-cash working capital items related to operations

                                                                     February 28,    October 31,   October 31,
                                                                         2005           2004          2003
                                                                     (unaudited)
                                                                     ------------    -----------   -----------
      (Increase) decrease in non-cash working capital assets:
        Accounts receivable                                             $   764       $(2,492)      $(1,052)
        Inventory                                                          (531)         (435)         (236)
        Prepaid expenses                                                   (349)         (298)           94
        Deferred costs                                                       --          (134)         (174)
                                                                        -------       -------       -------
                                                                           (116)       (3,359)       (1,368)
                                                                        -------       -------       -------

      Increase (decrease) in non-cash working capital liabilities:
        Bank advances, net                                                  733           751          (430)
        Accounts payable                                                   (724)        2,566           771
        Income taxes payable                                                (36)           43           327
        Other payables and accrued liabilities                              264            97            --
                                                                        -------       -------       -------
                                                                            237         3,457           668
                                                                        -------       -------       -------

      (Increase) decrease in non-cash working capital items, net        $   121       $    98       $  (700)
                                                                        =======       =======       =======

                             THOMAS EQUIPMENT, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (Unaudited - in thousands except share and per share data)

      On October 11, 2004, we (Thomas Equipment. Inc. or "TEQI" formerly Maxim Mortgage Corporation, a Delaware corporation) entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. ("TE2004"). a Canadian corporation and Thomas Ventures Inc. ("TVI"). a Delaware corporation (both TE2004 and TVI were formed in 2004 for the purposes of the asset acquisition described below). Under the terms of the agreement, we acquired 100% of the common stock of TE2004 and TVI in exchange for the issuance by us of 16,945,000 common shares. Although TEQI was the legal acquirer. TE2004 was considered the accounting acquirer and as such the acquisition was accounted for as a recapitalization. Immediately prior to the reorganization, TEQI had 1,075,000 shares of common stock outstanding (after a 1-40 reverse split) and no net assets or liabilities.

      We issued 16,945,000 shares to our founders for $2,451 (which includes non cash service contributions of $322) or an average of approximately $0.14 per share. The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. The difference between the consideration received and the fair value resulted in an immediate expense of $5,520 which consisted of the common stock fair value of $7,971 less stock subscription consideration of $2,129 in cash and non cash service contributions of $322.

      On November 9, 2004. in connection with the issuance of debt and obtaining a credit facility, we sold 1,980,000 shares to Laurus Master Fund for $20. Based on the estimated fair value of $0.47. we recorded $911 of "stock-based compensation" expense for this issuance.

      Also on November 9, 2004 Thomas Equipment 2004 acquired the business, fixed assets and inventory of Thomas Equipment Limited, an unrelated company, for $37,182 (including transaction costs), effective as of October 1, 2004.

      On February 28. 2005, we acquired 100% of the common stock of Pneutech. in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share.


      The following unaudited pro forma combined condensed statement of operations for the year ended June 30, 2005 includes the historical and pro forma effects of the financing required in the acquisition of certain assets of Thomas Equipment Limited and the acquisition of Pneutech, Inc., including the effects of certain financing and refinancing related to the Pneutech acquisition and the effects of an October 28, 2005 amendment to the various finance agreements.


      The following unaudited pro forma combined condensed statement of operations have been prepared by our management from our historical financial statements, the historical financial statements of our predecessor, Thomas Equipment Limited, and the historical financial statements of Pneutech. The unaudited pro forma combined condensed statement of operations reflect adjustments as if the acquisition of Pneutech had occurred on July 1, 2004. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon estimates and certain assumptions that management believes are reasonable in the circumstances.

      The pro forma statement of operations for the year ended June 30, 2005 has been derived from our historical results of operations (since inception - the acquisition of Thomas Equipment Limited) for the nine months ended June 30, 2005 (which includes four months of Pneutech since we acquired them), our predecessor's unaudited results of operations for the period July 1, 2004 through September 30, 2004 and Pneutech's unaudited internal results of operations for the eight months ended February 28, 2005 (prior to our acquisition and consolidation of Pneutech). Prior to its acquisition, Pneutech had a fiscal year end of October 31. Pneutech's unaudited results of operations for the eight months ended February 28, 2005 have been derived based on Pneutech's audited financial statements for the year ended October 31, 2004 (included elsewhere in this prospectus), subtracting its statement of operations for the period November 1, 2003 to June 30, 2004 based on Pneutech's unaudited internal financial statements for that period and adding its statement of operations for the period November 1, 2004 to February 28, 2005 based on Pneutech's unaudited internal financial statements for that period.

      The unaudited pro forma combined condensed statement of operations are not necessarily indicative of what the results of operations actually would have been if the acquisition had occurred on July 1, 2004. Moreover, it is not intended to be indicative of future results of operations. The unaudited pro forma combined condensed statement of operations should be read in conjunction with our historical financial statements as of June 30, 2005, those of Thomas Equipment Limited for the year ended June 30, 2004 and Pneutech as of and for the year ended October 31, 2004 and related notes thereto, which are included elsewhere in this prospectus.

Financing associated with the acquisition of certain assets of Thomas Equipment Limited

      On November 9, 2004, Thomas Equipment 2004 acquired, effective as of October 1, 2004, the business, fixed assets and inventory of Thomas Equipment Limited, a wholly-owned subsidiary of McCain Foods Limited, an unrelated company for $37,182, including $5,254 in capital leases. Thomas Equipment Limited is considered to be a predecessor business of ours.

      The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between Thomas Equipment 2004 and Thomas Equipment Limited, made as of October 1, 2004. The purchase price paid was $37,182, paid as follows:

o $200 was paid upon execution of the acquisition agreement on October 11, 2004;

o     $16,267 was paid in cash upon the closing of the acquisition;

o $2,260 is payable in two equal, annual payments (commencing one year after the closing), pursuant to a promissory note which bears interest at 4% per annum;

o $8,370 of 1,000 Thomas Equipment 2004 preference shares were sold on closing to McCain Foods Limited, the parent of Thomas Equipment Limited;

o $3,179 was due in installments for inventory at October 1, 2004 in excess of $20.2 million. These installments have been paid.

o $5,254 in capital lease obligations were entered into with Thomas Equipment Limited.

o     $1,652 was paid for transaction costs related to the acquisition.

Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation, pursuant to which we sold to Laurus convertible notes, an option and a warrant to purchase common stock. The securities sold to Laurus included the following:

      o A secured convertible minimum borrowing note with a principal amount of $8,000, which is convertible to common stock at a price of $1.50 per share;

      o A secured convertible revolving note with a principal amount not to exceed $16,000, including the minimum borrowing amount, which is convertible to common stock at a price of $1.50 per share;

      o A secured convertible term note with a principal amount of $6,000, which is convertible to common stock at a price of $1.50 per share;

      o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share; and

      o 1,980,000 shares of our common stock for a total purchase price of $20.

Pneutech Acquisition and finance transactions related to the acquisition

      On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. The common stock issued was valued at $3.50 per share, based on the market price of our common stock on December 22, 2004, the date the terms of the acquisition were agreed to and announced. An additional 167,360 shares of our common stock were issued to an unrelated party as of the closing in exchange for the cancellation of approximately $494 of debt owed by Pneutech.

      As part of the consideration paid for the acquisition of Pneutech, we:

      o Redeemed 929 preference shares and 530,000 special shares owned by 3156176 Canada, Inc. for an aggregate of $508. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech;

      o Repaid Roynat Capital $2,259 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Repaid Roynat Capital $1,008 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;

      Concurrently with the closing of the Pneutech acquisition on February 28, 2005, we entered into the following refinancing transactions

      o Redeemed notes payable totaling $494 by issuing 167,360 common shares;

      o Repaid Roynat Capital $3,227 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;

      o Sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343; and issued warrants to Roynat Merchant Capital Inc. to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share. The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

      The redemption of the preference shares, special shares, preferred shares, common stock warrants and the repayment of the Roynat Capital debenture were funded by the sale of the subordinated debenture to Roynat Merchant Capital Inc. and a loan from Laurus Master Fund, Ltd.


Amendment to loan agreements

      On October 28, 2005, we and Laurus entered into an agreement pursuant to which the Registration Rights Agreement dated as of November 9, 2004 between the Company and Laurus was terminated in its entirety. As a result of such agreement, we are no longer required to register all of the shares of common stock held by Laurus or underlying options, warrants and convertible debt held by them.

      In connection with this agreement, the Company and Laurus also agreed:

      o To remove from our agreements all adjustments to the interest rate payable on the convertible debt resulting from changes in the trading price of our common stock;

      o To remove the requirement that the shares be registered before they can be used for repayment of the convertible debt obligations; and

      o To remove from our agreements the provisions related to the convertible debt that adjust the fixed conversion price in the event that we issue common stock at a lower price than the fixed conversion price and to replace such provisions with traditional anti-dilution provisions.

      As a result of the above, the debt, warrants and options subject to this agreement are no longer required to be classified as derivative instruments and therefore the Company will no longer be required to recognize as gain or loss the changes in the values of these instruments.

                             THOMAS EQUIPMENT, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2005
           (Unaudited - in thousands except share and per share data)



                                                                            Pneutech,
                                                            Pneutech,       Additions
                                          Pneutech,       Subtractions      November 1,       Pneutech,
                                          Year Ended      November 1,        2004 to        July 1, 2004
                                         October 31,         2003 to       February 28,      to February
                                             2004        June 30, 2004         2005           28, 2005
                                        -------------    -------------    -------------    -------------
Sales                                   $      49,040    $     (35,082)   $      16,400    $      30,358
Cost of sales                                  38,158          (26,176)          12,885           24,867
                                        -------------    -------------    -------------    -------------
Gross profit                                   10,882           (8,906)           3,515            5,491
                                        -------------    -------------    -------------    -------------

General and administrative                      5,457           (3,987)           1,792            3,262
Selling                                         3,576           (3,135)           1,269            1,710
Other (income) expenses                            --               --               --               --
                                        -------------    -------------    -------------    -------------
                                                9,033           (7,122)           3,061            4,972
                                        -------------    -------------    -------------    -------------
Income (loss) from operations                   1,849           (1,784)             454              519

   Net financial expense                        1,631           (1,150)           1,666            2,147
                                        -------------    -------------    -------------    -------------

Net income (loss) before income taxes             218             (634)          (1,212)          (1,628)

Income tax expense (benefit)                       26             (122)             (41)            (137)
                                        -------------    -------------    -------------    -------------
Net income (loss)                       $         192    $        (512)   $      (1,171)   $      (1,491)

Dividends and accretion on
 preferred stock                                   --               --               --               --
                                        -------------    -------------    -------------    -------------
Net Income (loss) attributable
 to common shareholders                 $         192    $        (512)   $      (1,171)   $      (1,491)
                                        =============    =============    =============    =============

Loss per share - basic and diluted

Weighted average common shares
    outstanding - basic and diluted            30,452
                                        =============

                                            Thomas
                                           Equipment
                                            Limited              Thomas
                                         (Predecessor)      Equipment, Inc.
                                         July 1, 2004          (Successor)         Thomas           Pneutech         Combined Pro
                                              to               October 1,        Equipment,          Elims.           forma Year
                                         September 30,          2004 to            Elims.             and           Ended June 30,
                                             2004            June 30, 2005      and Adjusts.  Ref   Adjusts.  Ref        2005
                                      -------------------   ----------------  ----------------    ------------      ---------------
Sales                                            $ 13,857           $ 60,133           $  (961) A      $(3,553)D           $ 99,834
Cost of sales                                      11,770             49,967            (3,478) B         (961)E             82,165
                                      -------------------   ----------------  ----------------    ------------      ---------------
Gross profit                                        2,087             10,166             2,517          (2,592)              17,669
                                      -------------------   ----------------  ----------------    ------------      ---------------

General and administrative                          2,262             14,876            (6,431) G           --               13,969
Selling                                             1,797              5,909                --              --                9,416
Other (income) expenses                              (884)             2,286                --              --                1,402
                                      -------------------   ----------------  ----------------    ------------      ---------------
                                                    3,175             23,071            (6,431)             --               24,787
                                      -------------------   ----------------  ----------------    ------------      ---------------
Income (loss) from operations                      (1,088)           (12,905)            8,948          (2,592)              (7,118)
   Derivative expense                                  --             57,854           (59,577) H           --               (1,723)
   Net financial expense                              499              7,836             2,388  C       (1,351)F             11,519
                                      -------------------   ----------------  ----------------    ------------      ---------------

Net income (loss) before income taxes             (1,587)            (78,595)           66,137          (1,241)             (16,914)

Income tax expense (benefit)                           15                152                --              --                   30
                                      -------------------   ----------------  ----------------    ------------      ---------------
Net income (loss)                                $ (1,602)          $(78,747)          $66,137         $(1,241)            $(16,944)

Dividends and accretion on
 preferred stock                                       --                243             1,007  I          --                 1,250
                                      -------------------   ----------------  ----------------    ------------      ---------------
Net income (loss) attributable
 to common shareholders                          $ (1,602)          $(78,990)          $65,130         $(1,241)            $(18,194)
                                      -------------------   ----------------  ----------------    ------------      ---------------
Loss per share - basic and diluted               $  (0.19)          $  (3.84)                                              $  (0.86)
                                      ===================   ================                                        ===============
Weighted average common shares
    outstanding - basic and diluted             8,643,000         20,555,555                                             21,250,000
                                      ===================   ================                                        ===============



Common stock equivalents (warrants) that are exercisable for little or no cash consideration are considered outstanding common shares and included in the computation of basic net income per share, unless they would be anti-dilutive.

See accompanying notes to unaudited pro forma condensed combined financial statements.

                             THOMAS EQUIPMENT, INC.

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                                 (in thousands)

1. BASIS OF PRESENTATION

      The accompanying unaudited pro forma combined condensed statement of operations presents our historical results of operations for the nine months ended June 30, 2005, the historical results of operations for the three months ended September 30, 2004 of our predecessor company, Thomas Equipment Limited, and Pneutech, Inc. and subsidiaries for the year ended October 31, 2004 with adjustments to bring the Pneutech statements of operations to those of our year end, adjustments for certain expenses recorded for the October 1, acquisition of the business and certain assets of Thomas Equipment Limited and other pro forma adjustments as if these transactions had taken place on July 1, 2004 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

      Certain reclassifications have been made to the historical financial statements to condense and conform to the pro forma combined condensed financial statement presentation.

2. PRO FORMA ADJUSTMENTS - YEAR ENDED JUNE 30, 2005

      The following adjustments give pro forma effect to the transactions:


(a)   To eliminate inter-company sales from Thomas to Pneutech                        $   961
                                                                                      -------

(b)   To eliminate inter-company cost of sales from Pneutech to
      Thomas                                                                          $ 3,553
      Additional depreciation expense on the fair value increase to fixed assets as a result of the Pneutech and Thomas
      Equipment Limited acquisitions. The fair value increase to fixed assets was approximately $750,000 which is being
      amortized over 10 years.                                                            (75)
                                                                                      -------
                                                                                      $ 3,478
                                                                                      -------


(c) To adjust to an annual basis the amortization of discounts and premiums related to borrowings, the amortization of deferred financing fees and interest costs associated with borrowings.


                                                                   Amortization     Premium       Total
                                                                   ------------     -------      -------
      Laurus Master Fund - Revolving loan
           Amortization of debt discount and derivative
             instruments using the effective interest
             rate method                                           $ 2,050          $   400      $ 2,450
           Debt premium

      Laurus Master Fund - $6 million term loan
           Amortization of debt discount and derivative
             instruments using the effective interest
             rate method                                             1,716              300        2,016
           Debt premium

      Laurus Master Fund - $1.9 million term loan
           Amortization of debt discount and derivative
             instruments using the effective interest
             rate method                                                 2               95           97
           Debt premium
                                                                   -------          -------      -------
                                                                     3,768              795        4,563
       Less recorded financing expense:                             (2,343)            (486)      (2,829)
                                                                   -------          -------      -------
      Subtotal A                                                     1,425              309        1,734
                                                                   -------          -------      -------
      Pro-rata amortization of deferred financing fees for 12 months                             $   842
      Less recorded expense                                                                         (562)
                                                                                                 -------
      Subtotal B                                                                                 $   280
                                                                                                 -------

                                                                 Average  Interest    Finance
                                                                 Balance    rate      Expense
                                                                 -------    ----      -------
      Note payable to Thomas Equipment Limited                    $2,219    8.50%     $   189

      Annual interest related to capital lease                                            375

      Preferred shares issued to Thomas Equipment Limited's
        parent Company                                            $8,142    8.00%         651
                                                                                      -------

                                                                                        1,215

      Less recorded expense                                                              (841)
                                                                                      -------

      Subtotal C                                                                      $   374
                                                                                      -------

      Total adjustment (A+B+C)                                                        $ 2,388
                                                                                      =======

(d)   To eliminate inter-company sales from Thomas to Pneutech                        $ 3,553
                                                                                      -------

(e)   To eliminate inter-company cost of sales from Pneutech to
      Thomas                                                                          $   961
                                                                                      -------

(f)   To adjust for cancellation of warrants related to the
      Roynat debenture, which was refinanced subsequent to the
      acquisition.                                                                    $ 1,025
      To adjust for deferred financing fees related to the
      Roynat debenture, which was refinanced subsequent to the
      acquisition                                                                         326
                                                                                      -------
                                                                                      $ 1,351
                                                                                      -------

      Reconciliation of pro forma financing expense related to Pneutech Inc.:

      Summary of Pneutech Inc. pro forma net financing expense:
      Year ended October 31, 2004                                                     $ 1,631
      Less: November 1, 2003 to June 30, 2004                                          (1,150)
      Add: November 1, 2004 to February 28, 2005                                        1,666
                                                                                      -------
                                                                                        2,147
      Pro forma adjustment (f), as above                                               (1,351)
                                                                                      -------

      Pneutech - net financing expense included in pro forma                          $   796
                                                                                      -------

      Recalculation of the pro forma financing expense related to Pneutech Inc.:

                                                                    Debt  Interest   Financing
                                                                 Balance    Rate       Expense
                                                                 -------    ----       -------
      Average bank indebtedness                                   $9,600   5.00%       $  480

      Long term debt balance
      Demand term loan                                               251   5.75%           14
      Demand term loan                                               384   5.75%           22
      Vehicle loan                                                     9   7.90%            1
      Samsung Industry loans                                       2,684   6.35%          170
      Private loans                                                1,742   6.10%          106
      Less: private loans repaid by issuance of Thomas
        common stock on acquisition of Pneutech                     (494)  6.10%          (30)

      Other financial liabilities
      Subordinated debenture                                       3,355   5.00%          168
      Jesskate                                                       574  15.00%           86
      Class A preferred shares                                     2,123   5.00%          106
      Special preference shares                                      410   8.20%           34
      Special shares                                                  25   8.20%            2
      Preference shares                                               82   8.20%            7
                                                                                       -------

      Total annual interest expense                                                     1,166
                                                                                       ------
      Pro rata adjustment for 8 months (8/12 of $1,166)                                $  777
      Rounding                                                                             19
                                                                                       ------
      Pneutech - net financing expense included in pro forma,
        as above                                                                       $  796
                                                                                       ------

(g)   Elimination of stock-based compensation expense of $6,431, as it represents a non-recurring transaction.  The
      stock-based compensation expense represents the fair value of $8,902 of the 18,925,000 common shares issued less the
      stock subscription proceeds of $2,149 and non-cash
      consideration of $322.                                                          $ 6,431
                                                                                      -------


(h) To reduce the expense for derivative instruments which, as a result of the October 28, 2005 loan agreement amendments, are no longer classfied as derivative instrument liabilities that require to be marked to market value.



      Derivative expense/(income) adjustment:        Derivative   Derivative
                                                      Initial      Value at
                                                       Value     June 30, 2005
                                                     -----------------------

      Warrants issued to Roynat                         3,290         1,650            -1,640

      Preferred shares:
         Warrants                                       4,958         4,500
         Embedded derivative instrument                22,167        20,417
                                                    ------------------------
                                                       27,125        24,917            -2,208
                                                      -------       --------

      Initial derivative expense related to
       preferred shares:

         Warrants                                                     4,958
         Embedded derivative instrument                              22,167
                                                                    --------
                                                                     27,125
         Less:
         Face value of preferred shares                              25,000
                                                                    --------
                                                                                        2,125
                                                                                   ----------

      Derivative expense/(income) adjustment                                           -1,723

      Net derivative expense at June 30, 2005                                          57,854
                                                                                   ----------

      Derivative expense adjustment for pro forma                                     -59,577
                                                                                   ==========

(i)   To adjust dividends and accretion on preferred shares for 12 months.


3. PRO FORMA INCOME TAXES


      Because we have had losses, we have assumed an effective tax rate of zero as we would provide a full valuation allowance for any benefits of the pro forma combined losses.


4. PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

      The pro forma basic and diluted earnings per share are based on the weighted average number we had prior to the Thomas Equipment Limited asset acquisition and the number of shares issued in the acquisition of Pneutech as if the acquisition had occurred at the beginning of the periods presented. No affects of dilutive shares are included as the pro forma combined results of operations would have resulted in a net loss and therefore such shares would be antidilutive.

Outstanding shares of Thomas Equipment, Inc.                          20,000,000
Shares issued in connection with the acquisition of Pneutech           1,082,640
Shares issued in repayment of Pneutech debt                              167,360
                                                                      ----------
                                                                      21,250,000
                                                                      ----------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS
                                                                            Page


Prospectus Summary
Summary of Recent Transactions                                                 3
Summary Historical and Pro Forma Financial Data                                8
Risk Factors                                                                  11
Use of Proceeds                                                               19
Market for Common Equity and Related Stockholder Matters                      19
Dividend Policy                                                               19
Selected Financial Data                                                       20
Management's Discussion and Analysis                                          22
Business                                                                      49
Management                                                                    56
Executive Compensation                                                        58
Security Ownership of Certain Beneficial
   Owners and Management                                                      62
Certain Relationships and Related Transactions                                64
Description of Securities                                                     65
Selling Stockholders                                                          67
Plan of Distribution                                                          69
Legal Matters                                                                 71
Experts                                                                       71
Available Information                                                         72
Index to Financial Statements                                                F-1



--------------------------------------------------------------------------------


                                5,417,360 SHARES
                                     OF OUR
                                  COMMON STOCK


                             THOMAS EQUIPMENT, INC.

                                ----------------

                                   PROSPECTUS
                                ----------------



                                January 18, 2006



--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


      Nature of Expense                                               Amount
      -----------------                                               ------
      SEC Registration fee                                           $  20,000
      Accounting fees and expenses                                    *100,000
      Legal fees and expenses                                         *100,000
      Printing and related expenses                                    *20,000
                                                                     ---------
                            TOTAL                                    *$240,000
                                                                     =========


      * Estimated.

Item 14. Indemnification of Directors and Officers.

      Our Articles of Incorporation limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

      Except as set forth below, there were no sales of unregistered securities by Thomas Equipment, Inc. during the past three (3) years:

      On November 9, 2004, we issued 16,945,000 shares of our common stock in exchange for all of the issued and outstanding shares of Thomas Equipment 2004 Inc. and Thomas Ventures, Inc. The shares were issued to 15 accredited investors in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.


      On November 9, 2004, we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation, pursuant to which we sold convertible debt, an option and a warrant to purchase common stock of Thomas to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The agreements with Laurus were amended on January 26, 2005, February 28, 2005, and November 16, 2005. The securities sold to Laurus include the following:


      o A secured convertible minimum borrowing note with a principal amount of $8,000,000;


      o A secured convertible revolving note with a principal amount not to exceed $22,000,000, including the minimum borrowing amount;


      o Secured convertible term notes with an aggregate principal amount of $7,900,000;

      o Common stock purchase warrants to purchase 2,750,000 shares of common stock of Thomas, at a purchase price of $2.25 per share, exercisable for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment Inc, at a purchase price equal to the par value of such shares; and

      o 1,980,000 shares of our common stock sold for a total purchase price of $19,800.

      On December 22, 2004, we entered into an Agreement and Plan of Amalgamation with 4274458 Canada, Inc., a corporation wholly-owned by us, and Pneutech, Inc., as amended effective February 28, 2005. Under the terms of the agreement which closed on February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share issued to 27 stockholders in an offering exempt from registration pursuant to Regulation S. An additional 167,360 shares of common stock were issued as of the closing in exchange for the cancellation of approximately CD$612,000 of debt owed by Pneutech to 11 unrelated parties in an offering exempt from registration pursuant to Regulation S.

      On February 28, 2005, we entered into financing agreements with Roynat Merchant Capital Inc.. In connection therewith, we sold a subordinated debenture to Roynat Merchant Capital with a principal amount of CDN $6,500,000 and we issued warrants to Roynat Merchant Capital to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share. The sales were made in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

      On April 19, 2005, we entered into agreements with 15 institutional accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years. The securities were sold for an aggregate cash consideration of $25,000,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933. We paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years.

Item 16. Exhibits and Financial Statement Schedules.

      (a) Exhibits

      The following exhibits are included as part of this Form S-1. References to "us" in this Exhibit List means Thomas Equipment, Inc., a Delaware corporation.

Exhibit
Number                                Description

   3.1 Certificate of Incorporation of Thomas Equipment, Inc., incorporated by reference to Exhibit 3.1 of the Company's registration statement Form SB-2, filed August 25, 2000.

   3.2      Bylaws of Thomas Equipment, Inc., incorporated by reference to
            Exhibit 3.1 of the Company's registration statement Form SB-2, filed August 25, 2000.

   3.3 Amended and Restated Certificate of Designation for Series A Preferred Stock incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 20, 2005.

   3.4 Amendment to Certificate of Incorporation of Thomas Equipment, Inc., incorporated by reference to Exhibit 3.2 of the Company's registration statement Form SB-2 (file no. 333-72826).

   4.1 Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.(1)

   4.2 Security Agreement, dated as of November 9, 2004, between Laurus Master Fund, Ltd. and Thomas Equipment 2004 Inc.(1)

   4.3 General Security Agreement, dated as of November 9, 2004, by Thomas Equipment 2004, Inc., in favor of Laurus Master Fund, Ltd.(1)

   4.4 Guarantee, dated as of November 9, 2004, by Thomas Equipment 2004, Inc., in favor of Laurus Master Fund, Ltd.(1)

   4.5 Intellectual Property Security Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.(1)

   4.6 Secured (Convertible) Revolving Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

   4.7 Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

   4.8 Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

   4.9 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

   4.10     Option issued to Laurus Master Fund, Ltd., dated November 9,
            2004.(1)

   4.11 Registration Rights Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment, Inc.(1)

   4.12 Stock Pledge Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment, Inc.(1)

   4.13 Stock Pledge Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment 2004 Inc.(1)

   4.14 Shareholders' Agreement, dated as of October 1, 2004, by and among Thomas Equipment, Inc., Thomas Equipment 2004 Inc. and McCain Foods Limited(1)

   4.15 Amendment Agreement, dated as of February 28, 2005, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.(2)

   4.16 Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated February 28, 2005.(2)

   4.17 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated February 28, 2005.(2)

   4.18 Reaffirmation and Ratification Agreement, dated as of February 28, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004 Inc. in favor of Laurus Master Fund, Ltd.(2)

   4.19 Subordination and Intercreditor Agreement by and among by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004 Inc., Pneutech Inc., Rousseau Controls Inc., Hydraman Fluid Power Limited and Roynat Merchant Capital Inc. in favor of Laurus Master Fund, Ltd.(2)

   4.20 Subscription Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc., Thomas Equipment 2004 Inc., Thomas Ventures, Inc., Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, dated as of February 28, 2005. (2)

   4.21 Debenture in the Amount of CD$6,500,000 in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005.(2)

   4.22 Common Stock Purchase Warrant in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005.(2)

   4.23 Registration Right Agreement between Thomas Equipment, Inc. and Roynat Merchant Capital Inc., dated as of February 28, 2005.(2)

   4.24 General Security Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of February 28, 2005.(2)

   5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, previously filed.

   10.1 Plan and Agreement of Reorganization, by and among Thomas Equipment, Inc., Thomas Ventures, Inc. and its shareholders, and Thomas Equipment 2004 Inc. and its shareholders, dated as of October 11, 2004.(3)

   10.2 Agreement of Purchase and Sale of Assets, dated as of October 1, 2004, by and among Thomas Equipment 2004 Inc. and Thomas Equipment Ltd.(1)

   10.3 Lease between Thomas Equipment Limited, Thomas Equipment, Inc. and Thomas Equipment 2004 Inc. for Presque Isle, Maine property, dated as of October 1, 2004.(1)

   10.4 Lease between Thomas Equipment Limited, Thomas Equipment, Inc. and Thomas Equipment 2004 Inc. for New Brunswick properties, dated as of October 1, 2004.(1)

   10.5 Employment Agreement between Thomas Equipment, Inc., Thomas Equipment 2004 Inc. and Clifford Rhee, effective as of October 1, 2004.(1)

   10.6 Amended and Restated Agreement and Plan of Amalgamation, among Thomas Equipment, Inc., 4274458 Canada, Inc. and Pneutech, Inc., dated as of February 28, 2005.(2)

   10.7 Agreement by and between Hyundai Heavy Industries Co., Ltd. and Thomas Equipment 2004 Inc., dated as of February 3, 2005.(4)

   10.8     Agreement between Thomas Equipment 2004 and Kubota Europe S.A.S.

   10.9 Agreement between Thomas Equipment, Inc. and Frank Crivello, dated as of November 1, 2004.

   10.10 Securities Purchase Agreement dated as of April 19, 2005, incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 20, 2005.

   10.11 Form of Registration Rights Agreement dated as of April 19, 2005, incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 20, 2005.

   10.12 Form of Common Stock Purchase Warrant dated as of April 19, 2005, incorporated by reference to Exhibit 10.3 to Form 8-K filed on April 20, 2005.

   10.13 Agreement Thomas Equipment, Inc. and W.L. Gore & Associates, Inc., dated as of October 15, 2004.

   10.14 Amendment No. 1 to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc., incorporated by reference to Exhibit 4.1 to Form 8-K filed on January 31, 2005.

   10.15 Amended and Restated Secured Revolving Note issued to Laurus Master Fund, Ltd., dated January 26, 2005, incorporated by reference to
            Exhibit 4.2 to Form 8-K filed on January 31, 2005.

   10.16 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated January 26, 2005 incorporated by reference to Exhibit 4.3 to Form 8-K filed on January 31, 2005.

   10.17 Reaffirmation and Ratification Agreement, dated as of January 26, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc. in favor of Laurus Master Fund, Ltd. incorporated by reference to Exhibit 4.4 to Form 8-K filed on January 31, 2005.


   10.18 Forbearance Agreement among Thomas Equipment, Inc., Thomas Ventures, Inc., and Laurus Master Fund, Ltd., dated as of September 13, 2005 incorporated by reference to Exhibit 10.18 to Form S-1 filed on October 3, 2005.

   10.19 Waiver by Laurus Master Fund, Ltd., in favor of Thomas Equipment, Inc., dated as of September 19, 2005 incorporated by reference to
            Exhibit 10.19 to Form S-1 filed on October 3, 2005.

   10.20 Waiver by Laurus Master Fund, Ltd., in favor of Thomas Equipment, Inc., dated as of October 20, 2005.


   16.1     Letter from Kingery & Crouse, P.A., dated November 12, 2004.(1)

   23.1     Consent of Kingery & Crouse, P.A.

   23.2     Consent of PricewaterhouseCoopers LLP

   23.3     Consent of Sichenzia Ross Friedman Ference LLP (included as part of
            Exhibit 5.1)


      1. Filed as an exhibit to the Registrant's Form 8-K dated as of November 9, 2004, and incorporated herein by reference.

      2. Filed as an exhibit to the Registrant's Form 8-K dated as of February 28, 2005, and incorporated herein by reference.

      3. Filed as an exhibit to the Registrant's Form 8-K dated as of October 12, 2004, and incorporated herein by reference.

      4. Filed as an exhibit to the Registrant's Form 8-K dated as of February 3, 2005, and incorporated herein by reference.

            (b)   Financial Statement Schedules

            All Schedules are omitted because the required information is shown in the financial statements or the notes thereto or is considered to be immaterial.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
      (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Milwaukee, State of Wisconsin, on January 18, 2006.



                                                  THOMAS EQUIPMENT, INC.

                                                  By:/s/ Clifford M. Rhee,
                                                         President


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:


      That the undersigned officers and directors of Thomas Equipment, Inc, a Delaware corporation, do hereby constitute and appoint Clifford M. Rhee their lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms what said attorney and agent shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 18, 2006.


      Signature                       Title                        Date
------------------------   -----------------------------     -------------------

/s/ CLIFFORD RHEE
-----------------------
By: Clifford M. Rhee      President and Director              January 18, 2006
                          (Principal Executive Officer)


/s/ LUIGI LO BASSO
-----------------------
By: Luigi Lo Basso        Chief Financial Officer             January 18, 2006
                          (Principal Financial and
                          Accounting Officer)


/s/ DAVID MARKS
-----------------------
By: David M. Marks        Chairman of the Board and           January 18, 2006
                          Director


/s/ KENNETH SHIRLEY
-----------------------
By: Kenneth Shirley       Director                            January 18, 2006


/s/ JAMES E. PATTY
-----------------------
By: James E. Patty        Director                            January 18, 2006


/s/ MICHAEL W. WOODS
-----------------------
By: Michael W. Woods      Director                            January 18, 2006



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